LEGG MASON EQUITY FUNDS

LEGG MASON CAPITAL MANAGEMENT VALUE TRUST, INC.

LEGG MASON CAPITAL MANAGEMENT SPECIAL INVESTMENT TRUST, INC.

LEGG MASON INVESTORS TRUST, INC.:

Legg Mason Capital Management American Leading Companies Trust

LEGG MASON GLOBAL ASSET MANAGEMENT TRUST:

Legg Mason Capital Management Research Fund

Class A Shares, Class C Shares, Class FI Shares, Class R Shares, Class R1 Shares and Class I Shares

Fund	Class	Ticker Symbol
Legg Mason Capital Management Value Trust	A	LGVAX
	C	LMVTX
	FI	LMVFX
	R	LMVRX
R1
	I	LMNVX

Legg Mason Capital Management Special Investment Trust	A	LMSAX
	C	LMASX
	FI	LGASX
	R	LMARX
R1
	I	LMNSX

Legg Mason Capital Management American Leading Companies Trust	A	LGAAX
	C	LMALX
	FI	LGALX
R
R1
	I	LGAMX

Legg Mason Capital Management Research Fund	A
C
FI
R
R1
	I	LGMIX

STATEMENT OF ADDITIONAL INFORMATION

February 26, 2010

As amended, June 30, 2010

This statement of additional information (“SAI”) is not a prospectus. It should be read in conjunction with Legg Mason Capital Management Value Trust’s, Legg Mason Capital Management Special Investment Trust’s and Legg Mason Capital Management American Leading Companies Trust’s Prospectuses dated February 26, 2010 and Legg Mason Capital Management Research Fund’s Prospectus dated June 30, 2010, which have been filed with the U.S. Securities and Exchange Commission (“SEC”). Legg Mason Capital Management Value Trust’s, Legg Mason Capital Management Special Investment Trust’s and Legg Mason Capital Management American Leading Companies Trust’s financial statements, notes thereto and the reports of their independent registered public accounting firm are incorporated by reference from the funds’ annual reports to shareholders into (and are therefore legally part of) this SAI. A copy of the Prospectuses or annual reports may be obtained without charge from the funds’ distributor, Legg Mason Investor Services, LLC (“LMIS”), by calling 1-800-822-5544 (Class A and Class C shares) or 1-888-425-6432 (Class FI, Class R, Class R1 and Class I shares) or by visiting the funds’ website at www.leggmason.com/individualinvestors.

Legg Mason Investor Services, LLC

55 Water Street

New York, New York 10041

1-800-822-5544

LEGG MASON CAPITAL MANAGEMENT VALUE TRUST, INC.

SUPPLEMENT DATED NOVEMBER 19, 2010 TO THE STATEMENT OF ADDITIONAL INFORMATION DATED FEBRUARY 26, 2010, AS AMENDED AND SUPPLEMENTED

The following table is added to the Statement of Additional Information under the section entitled “The Funds’ Investment Adviser/Manager/Administrator – Portfolio Managers – Value Trust:

Sam Peters

Sam Peters serves as a portfolio manager for Value Trust. The table below provides information regarding other accounts for which Mr. Peters has day-to-day management responsibility.

As of October 31, 2010(a):

Type of Account	Number of Accounts Managed	Total Assets Managed	Number of Accounts Managed for which Advisory Fee is Performance-Based	Assets Managed for which Advisory Fee is Performance-Based
Registered Investment Companies	2	$1,530,195,902	None	$0
Other pooled investment vehicles	None	$0	None	$0
Other accounts	3	$260,700,207	None	$0

(a)	Value Trust serves as a model portfolio for other registered investment companies and separate accounts that are managed on a day-to-day basis by other LMCM portfolio managers. As of October 31, 2010, the total assets in these other accounts was $4,416,722,241. One of the accounts managed by other portfolio managers, which use Value Trust as a model portfolio, pays performance fees. As of October 31, 2010, the total assets in this account were $408,217,773. Mr. Peters is not primarily responsible for day-to-day management of the account except insofar as his investment decisions serve as models for action by the other LMCM portfolio managers.

As of October 31, 2010, Mr. Peters beneficially owned shares of Value Trust with a value between $50,001—$100,000.

Mr. Peters is paid a fixed base salary and a bonus. Bonus compensation is reviewed annually and is determined by a number of equally important factors, including the annual performance of Mr. Peters’ accounts relative to the benchmark, Mr. Peters’ performance over various other time periods, the total value of the assets managed by Mr. Peters, Mr. Peters’ contribution to LMCM’s research process, the profitability of LMCM and Mr. Peters’ contribution to profitability, and trends in industry compensation levels and practices.

Mr. Peters is also eligible to receive stock options from Legg Mason, Inc. based upon an assessment of his contribution to the success of the company, as well as employee benefits, including, but not limited to, health care and other insurance benefits, participation in the Legg Mason 401(k) program, and participation in other Legg Mason deferred compensation plans.

This supplement should be retained with your Statement of Additional Information for future reference.

LMFX013054

1

No person has been authorized to give any information or to make any representations not contained in the Prospectuses or this SAI in connection with the offerings made by the Prospectuses and, if given or made, such information or representations must not be relied upon as having been authorized by any fund or its distributor. The Prospectuses and this SAI do not constitute offerings by any fund or by the distributor in any jurisdiction in which such offerings may not lawfully be made.

DESCRIPTION OF THE FUNDS

Legg Mason Capital Management Value Trust, Inc. (“Value Trust”), Legg Mason Capital Management Special Investment Trust, Inc. (“Special Investment Trust”) and Legg Mason Investors Trust, Inc. (“Investors Trust”), each a separate corporation, (each referred to as a “Corporation” are diversified open-end management investment companies that were incorporated in Maryland on January 20, 1982, October 31, 1985, and May 5, 1993, respectively. Legg Mason Capital Management American Leading Companies Trust (“American Leading Companies”) is a separate series of Investors Trust. Effective October 5, 2009, the Boards of Directors of the Corporations changed the name of Legg Mason Value Trust, Legg Mason Special Investment Trust and Legg Mason American Leading Companies Trust to Legg Mason Capital Management Value Trust, Legg Mason Capital Management Special Investment Trust and Legg Mason Capital Management American Leading Companies Trust, respectively.

Legg Mason Global Asset Management Trust (the “Trust”) is an open-end management investment company that was established on October 7, 2009. Legg Mason Capital Management Research Fund (“Research Fund”) is a diversified series of the Trust, a Maryland statutory trust. As applicable, the Trust and the Corporations are each hereinafter referred to individually as a “Corporation” or together as the “Corporations.”

FUND POLICIES

The following information supplements the information concerning Value Trust’s, Special Investment Trust’s, Research Fund’s, and American Leading Companies’ (each, a “fund”) investment objective, policies and limitations found in the Prospectuses.

Value Trust’s investment objective is to seek long-term growth of capital. Special Investment Trust’s investment objective is to seek capital appreciation. Research Fund’s investment objective is to seek long-term capital appreciation. American Leading Companies’ investment objective is to seek long-term capital appreciation and current income consistent with prudent investment risk. The investment objective of each fund is non-fundamental and may be changed by each Corporation’s Board of Directors or Board of Trustees (“Board”) without shareholder approval upon 60 days’ prior written notice to shareholders. As applicable, the trustees and directors of the Corporations are hereinafter referred to individually as a “director” or together as the “directors.”

Each fund has adopted the following fundamental investment limitations that cannot be changed except by a vote of its shareholders.

1.

Borrowing: Each fund may not borrow money, except (1) in an amount not exceeding 33 1/3% of the fund’s total assets (including the amount borrowed) less liabilities (other than borrowings) or (2) by entering into reverse repurchase agreements or dollar rolls;

2.	Underwriting: Each fund may not engage in the business of underwriting the securities of other issuers, except as permitted by the Investment Company Act of 1940, as amended (“1940 Act”), and the rules and regulations promulgated thereunder, as such statute, rules, and regulations are amended from time to time or are interpreted from time to time by the SEC or SEC staff or to the extent that the fund may be permitted to do so by exemptive order or other relief from the SEC or SEC staff (collectively, “1940 Act Laws, Interpretations and Exemptions”). This restriction does not prevent the fund from engaging in transactions involving the acquisition, disposition or resale of portfolio securities, regardless of whether the fund may be considered to be an underwriter under the Securities Act of 1933, as amended (the “1933 Act”);

3.

Loans: Each fund may not lend money or other assets, except to the extent permitted by the 1940 Act Laws, Interpretations and Exemptions. This restriction does not prevent the fund from purchasing debt obligations in pursuit of its investment program, or for defensive or cash management purposes, entering into repurchase agreements, loaning its portfolio securities to financial intermediaries, institutions or institutional investors, or investing in loans, including assignments and participation interests;

4.	Senior Securities: Each fund may not issue senior securities, except as permitted under the 1940 Act Laws, Interpretations and Exemptions;

5.	Real Estate: Each fund may not purchase or sell real estate unless acquired as a result of ownership of securities or other instruments. This restriction does not prevent the fund from investing in issuers that invest, deal, or otherwise engage in transactions in or hold real estate or interests therein, investing in instruments that are secured by real estate or interests therein, or exercising rights under agreements relating to such securities, including the right to enforce security interests;

6.	Commodities: Each fund may not purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments. This restriction does not prevent the fund from engaging in transactions involving foreign currency, futures contracts and options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other similar financial instruments, or investing in securities or other instruments that are secured by physical commodities;

7.	Concentration: Each fund may not make any investment if, as a result, the fund’s investments will be concentrated (as that term may be defined or interpreted by the 1940 Act Laws, Interpretations and Exemptions) in any one industry. This restriction does not limit the fund’s investment in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities and repurchase agreements with respect thereto, or securities of municipal issuers.

With respect to the fundamental policy relating to issuing senior securities set forth in (4) above, “senior securities” are defined as fund obligations that have a priority over a fund’s shares with respect to the payment of dividends or the distribution of fund assets. The 1940 Act prohibits a fund from issuing senior securities except that a fund may borrow money in amounts of up to one-third of the fund’s total assets from banks for any purpose. A fund may also borrow up to 5% of the fund’s total assets from banks or other lenders for temporary purposes, and these borrowings are not considered senior securities. The issuance of senior securities by a fund can increase the speculative character of the fund’s outstanding shares through leveraging. Leveraging of a fund’s portfolio through the issuance of senior securities magnifies the potential for gain or loss on monies, because even though the fund’s net assets remain the same, the total risk to investors is increased to the extent of the fund’s gross assets. The policy in (4) above will be interpreted not to prevent collateral arrangements with respect to swaps, options, forward or futures contracts or other derivatives, or the posting of initial or variation margin.

Although not a part of each fund’s fundamental investment limitation on concentration, it is the current position of the SEC staff that a fund’s investments are concentrated in an industry when 25% or more of the fund’s net assets are invested in issuers whose principal business is in that industry.

The foregoing fundamental investment limitations may be changed only by “the vote of a majority of the outstanding voting securities” of the fund, a term defined in the 1940 Act to mean the vote (a) of 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities of the fund are present, or (b) of more than 50% of the outstanding voting securities of the fund, whichever is less.

Each fund is diversified under the 1940 Act. Although not a part of each fund’s fundamental investment restrictions, the 1940 Act currently states that a fund is diversified if it invests at least 75% of the value of its total assets in cash and cash items (including receivables), U.S. Government securities, securities of other investment companies and other securities limited in respect of any one issuer to (1) no more than 5% of the value of the fund’s total assets and (2) no more than 10% of the outstanding voting securities of such issuer. Each fund may only change to non-diversified status with the approval of the fund’s shareholders. Under the 1940 Act, such approval requires the affirmative vote (a) of 67% or more of the voting securities present at an annual or special meeting, if the holders of more than 50% of the outstanding voting securities of the fund are present or represented by proxy, or (b) of more than 50% of the outstanding voting securities of the fund, whichever is less.

For purposes of the diversification requirement described above, a fund will treat both the corporate borrower and the financial intermediary as issuers of a loan participation interest. Investments by the fund in collateralized mortgage obligations that are deemed to be investment companies under the 1940 Act will be included in the limitation on investments in other investment companies described below under “Investment Strategies and Risks — Investment Companies.”

Unless otherwise stated, each fund’s investment policies and limitations are non-fundamental and may be changed by the Board without shareholder approval. The following are some of the non-fundamental investment limitations that each fund currently observes:

1.	Borrowing: Each fund will not borrow for investment purposes an amount in excess of 5% of its total assets.

2.	Illiquid Securities: Each fund may invest up to 15% of its net assets in illiquid securities.

3.	Short Sales: Each fund may not sell securities short (unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short). This restriction does not prevent a fund from entering into short positions in foreign currency, futures contracts, options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other financial instruments.

4.	Margin Purchases: Each fund may not purchase securities on margin, except that (1) each fund may obtain such short-term credits as are necessary for the clearance of transactions and (2) each fund may make margin payments in connection with foreign currency, futures contracts, options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other financial instruments.

5.	Investment Companies (Value Trust, American Leading Companies and Research Fund only): The funds have adopted a non-fundamental investment policy prohibiting them from investing in other registered open-end investment companies and registered unit investment trusts in reliance upon the provisions of subparagraphs (G) or (F) of Section 12(d)(1) of the 1940 Act. The foregoing investment policy does not restrict the funds from (i) acquiring securities of other registered investment companies in connection with a merger, consolidation, reorganization, or acquisition of assets; or (ii) purchasing the securities of registered closed-end investment companies, to the extent permissible under Section 12(d)(1)(G) of the 1940 Act.

In addition, as a non-fundamental limitation, American Leading Companies may not purchase or sell interest rate and currency futures contracts, options on currencies, securities, and securities indices and options on interest rate and currency futures contracts, provided, however, that the fund may sell covered call options on securities and may purchase options to the extent necessary to close out its position in one or more call options.

As a non-fundamental policy, Research Fund will not engage in reverse repurchase agreements if its total borrowings exceed 33- 1/3% of its total assets.

American Leading Companies intends to, under normal circumstances, invest at least 80% of its net assets in common stocks of Leading Companies (as that term is defined in the Prospectus) that are tied economically to the United States.

American Leading Companies may not change its policy to invest at least 80% of its net assets in the type of securities suggested by its name unless it provides shareholders with at least 60 days’ prior written notice of such change. For purposes of this limitation only, net assets include the amount of any borrowing for investment purposes.

Except as otherwise stated, if a fundamental or non-fundamental percentage limitation set forth in the Prospectuses or this SAI is complied with at the time an investment is made, a later increase or decrease in percentage resulting from a change in the relevant parameters will not be considered to be outside the limitation. An investment will be deemed to have been made at the time a fund enters into a binding commitment to complete the investment. Each fund will monitor the level of borrowing in its portfolio and will make necessary adjustments to maintain the required asset coverage. If, due to subsequent fluctuations in value or any other reasons, the value of a fund’s illiquid securities exceeds the percentage limitation applicable at the time of acquisition, the fund will consider what actions, if any, are necessary to maintain adequate liquidity.

INVESTMENT STRATEGIES AND RISKS

The following information applies to all of the funds unless otherwise indicated:

This section supplements the information in the Prospectuses concerning the investments the funds may make and the techniques they may use. Each fund, unless otherwise stated, may employ a variety of investment strategies, including:

Equity Investments

Each fund may invest in all types of equity securities. Equity securities include exchange-traded and over-the-counter (OTC) common and preferred stocks, warrants and rights, securities convertible into common stocks, and securities of other investment companies and of real estate investment trusts. Equity securities fluctuate in price based on changes in a company’s financial condition and overall market and economic conditions. The value of a particular security may decline due to factors that affect a particular industry or industries, such as an increase in production costs, competitive conditions or labor shortages; or due to general market conditions, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or generally adverse investor sentiment. The value of an equity security can be more volatile than the market as a whole and can perform differently from the value of the market as a whole. The value of a company’s equity securities may deteriorate because of a variety of factors, including disappointing earnings reports by the issuer, unsuccessful products or services, loss of major customers, major litigation against the issuer or changes in government regulations affecting the issuer or the competitive environment.

Exposure to Foreign Markets

Each fund may invest in the securities of foreign issuers, foreign currencies, and securities of issuers with substantial foreign operations (collectively, “foreign investments”). Foreign investments present certain risks, including those resulting from fluctuations in currency exchange rates, revaluation of currencies, future political and economic developments and the possible imposition of currency exchange blockages or other foreign governmental laws or restrictions, reduced availability of public information concerning issuers, and the fact that foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards or other regulatory practices and requirements comparable to those applicable to domestic issuers. These risks are intensified when investing in countries with developing economies and securities markets, also known as “emerging markets.” Moreover, securities of many foreign issuers may be less liquid and their prices more volatile than those of comparable domestic issuers and transactions in securities of foreign issuers may be subject to less efficient settlement practices, including extended clearance and settlement periods. In addition, with respect to certain foreign countries, there is the possibility of expropriation, confiscatory taxation, withholding taxes and limitations on the use or removal of funds or other assets.

The costs associated with investment in foreign issuers, including withholding taxes, brokerage commissions and custodial fees, may be higher than those associated with investment in domestic issuers. In addition, foreign securities transactions may be subject to difficulties associated with the settlement of such transactions. Delays in settlement could result in temporary periods when assets of a fund are uninvested and no return can be earned thereon. The inability of a fund to make intended securities due to settlement problems could cause a fund to miss attractive investment opportunities. Inability to dispose of a portfolio security due to settlement problems could result in losses to a fund due to subsequent declines in value of the portfolio security or, if a fund has entered into a contract to sell the security, could result in liability to the purchaser.

Since each fund may invest in securities denominated in currencies other than the U.S. dollar and since each fund may hold foreign currencies, it may be affected favorably or unfavorably by exchange control regulations or changes in the exchange rates between such currencies and the U.S. dollar. Changes in the currency exchange rates may influence the value of each fund's shares, and also may affect the value of dividends and interest earned by that fund and gains and losses realized by that fund. Exchange rates are determined by the forces of supply and demand in the foreign exchange markets. These forces are affected by the international balance of payments, other economic and financial conditions, government intervention, speculation and other factors.

In addition to purchasing foreign securities, each fund may invest in American Depositary Receipts (“ADRs”). Generally, ADRs, in registered form, are denominated in U.S. dollars and are designed for use in the domestic market. Usually issued by a U.S. bank or trust company, ADRs are receipts that demonstrate ownership of underlying foreign securities. For purposes of each fund's investment policies and limitations, ADRs are considered to have the same classification as the securities underlying them. ADRs may be sponsored or unsponsored; issuers of securities underlying unsponsored ADRs are not contractually obligated to disclose material information in the United States. Accordingly, there may be less information available about such issuers than there is with respect to domestic companies and issuers of securities underlying sponsored ADRs. Each fund may also invest in Global Depositary Receipts (“GDRs”), which are receipts that are often denominated in U.S. dollars and are issued by either a U.S. or non-U.S. bank evidencing ownership of underlying foreign securities. Even where they are denominated in U.S. dollars, depositary receipts are subject to currency risk if the underlying security is denominated in a foreign currency.

Although not a fundamental policy subject to shareholder vote, Legg Mason Capital Management, Inc. (“LMCM” or the “adviser”), currently anticipates that Value Trust, Special Investment Trust, and Research Fund will each invest no more than 25% of its total assets in foreign securities, and that American Leading Companies will invest no more than 20% of its net assets in foreign securities.

Each fund may invest in securities of issuers based in emerging markets (including, but not limited to, countries in Asia, Latin America, the Indian sub-continent, Southern and Eastern Europe, the Middle East, and Africa). The risks of foreign investment are greater for investments in emerging markets.

Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, very negative effects on the economies and securities markets of certain emerging markets. Economies in emerging markets generally are heavily dependent upon international trade and, accordingly, have been and may continue to be affected adversely by economic conditions, trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade.

Over the last quarter of a century, inflation in many emerging market countries has been significantly higher than the world average. While some emerging market countries have sought to develop a number of corrective mechanisms to reduce inflation or mitigate its effects, inflation may continue to have significant effects both on emerging market economies and their securities markets. In addition, many of the currencies of emerging market countries have experienced steady devaluations relative to the U.S. dollar, and major devaluations have occurred in certain countries.

Because of the high levels of foreign-denominated debt owed by many emerging market countries, fluctuating exchange rates can significantly affect the debt service obligations of those countries. This could, in turn, affect local interest rates, profit margins and exports, which are a major source of foreign exchange earnings. Although it might be theoretically possible to hedge for anticipated income and gains, the ongoing and indeterminate nature of the foregoing risks (and the costs associated with hedging transactions) makes it virtually impossible to hedge effectively against such risks.

To the extent an emerging market country faces a liquidity crisis with respect to its foreign exchange reserves, it may increase restrictions on the outflow of any foreign exchange. Repatriation is ultimately dependent on the ability of a fund to liquidate its investments and convert the local currency proceeds obtained from such liquidation into U.S. dollars. Where this conversion must be done through official channels (usually the central bank or certain authorized commercial banks), the ability to obtain U.S. dollars is dependent on the availability of such U.S. dollars through those channels, and if available, upon the willingness of those channels to allocate those U.S. dollars to a fund. In such a case, a fund’s ability to obtain U.S. dollars may be adversely affected by any increased restrictions imposed on the outflow of foreign exchange. If a fund is unable to repatriate any amounts due to exchange controls, it may be required to accept an obligation payable at some future date by the central bank or other governmental entity of the jurisdiction involved. If such conversion can legally be done outside official channels, either directly or indirectly, a fund’s ability to obtain U.S. dollars may not be affected as much by any increased restrictions except to the extent of the price which may be required to be paid for the U.S. dollars.

Many emerging market countries have little experience with the corporate form of business organization and may not have well-developed corporation and business laws or concepts of fiduciary duty in the business context.

The securities markets of emerging markets are substantially smaller, less developed, less liquid and more volatile than the securities markets of the United States and other more developed countries. Disclosure and regulatory standards in many respects are less stringent than in the United States and other major markets. There also may be a lower level of monitoring and regulation of emerging markets and the activities of investors in such markets; enforcement of existing regulations has been extremely limited. Investing in the securities of companies in emerging markets may entail special risks relating to the potential political and economic instability and the risks of expropriation, nationalization, confiscation or the imposition of restrictions on foreign investment, convertibility of currencies into U.S. dollars and on repatriation of capital invested. In the event of such expropriation, nationalization or other confiscation by any country, a fund could lose its entire investment in any such country.

Most Latin American countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates and corresponding currency devaluations have had and may continue to have negative effects on the economies and securities markets of certain Latin American countries.

Some emerging markets have different settlement and clearance procedures. In certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of a fund to make intended securities purchases due to settlement problems could cause the fund to miss attractive investment opportunities. Inability to dispose of a portfolio security caused by settlement problems could result either in losses to a fund due to subsequent declines in the value of the portfolio security or, if a fund has entered into a contract to sell the security, in possible liability to the purchaser.

The risk also exists that an emergency situation may arise in one or more emerging markets as a result of which trading of securities may cease or may be substantially curtailed and prices for a fund’s portfolio securities in such markets may not be readily available.

Illiquid Investments and Restricted Securities

Each fund may invest up to 15% of its net assets in illiquid investments. For this purpose, “illiquid investments” are those that cannot be sold or otherwise disposed of within seven days for approximately the price at which the fund values the security. Illiquid investments include repurchase agreements with terms of greater than seven days, mortgage-related securities for which there is no established market (including CMOs and direct investments in mortgages as described below), and restricted securities other than those the adviser to a fund has determined are liquid pursuant to guidelines established by the fund’s Board and securities involved in swap, cap, floor and collar transactions, and over-the-counter (“OTC”) options and their underlying collateral. Due to the absence of an active trading market, a fund may have difficulty valuing or disposing of illiquid investments promptly. Judgment plays a greater role in valuing illiquid investments than those for which a more active market exists.

Restricted securities may be sold only in privately negotiated transactions, pursuant to a registration statement filed under the 1933 Act or pursuant to an exemption from registration, such as Rule 144 or Rule 144A under the 1933 Act. A fund may be required to pay part or all of the costs of such registration, and a considerable period may elapse between the time a decision is made to sell a restricted security and the time the registration statement becomes effective.

SEC regulations permit the sale of certain restricted securities to qualified institutional buyers. The adviser to a fund, acting pursuant to guidelines established by the fund’s Board, may determine that certain restricted securities qualified for trading on this market are liquid. If qualified institutional investors become uninterested in this market for a time, restricted securities in a fund's portfolio may adversely affect the fund's liquidity.

The assets used as cover for OTC options written by a fund will be considered illiquid unless the OTC options are sold to qualified dealers who agree that the fund may repurchase any OTC option it writes at a maximum price to be calculated by a formula set forth in the option agreement. The cover for an OTC option written subject to this procedure would be considered illiquid only to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

Debt Securities

Each fund may purchase debt securities. Corporate debt securities are bonds or notes issued by corporations and other business organizations, including business trusts, in order to finance their credit needs. Corporate debt securities include commercial paper, which consists of short-term (usually from 1 to 270 days) unsecured promissory notes issued by corporations in order to finance their current operations.

Corporate debt securities may pay fixed or variable rates of interest, or interest at a rate contingent upon some other factor, such as the price of some commodity. These securities may be convertible into preferred or common stock, or may be bought as part of a unit containing common stock. In selecting corporate debt securities for a fund, the fund’s adviser reviews and monitors the creditworthiness of each issuer and issue. The adviser also analyzes interest rate trends and specific developments that it believes may affect individual issuers.

The prices of debt securities fluctuate in response to perceptions of the issuer’s creditworthiness and also tend to vary inversely with market interest rates. The value of such securities is likely to decline in times of rising interest rates. Conversely, when rates fall, the value of these investments is likely to rise. The longer the time to maturity the greater are such variations.

Generally, debt securities rated below BBB by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), or below Baa by Moody’s Investors Service, Inc. (“Moody’s”), and unrated securities of comparable quality, are considered below investment grade but offer a higher current yield than that provided by higher grade issues, but also involve higher risks. Debt securities rated C by Moody’s and S&P are bonds on which no interest is being paid and that can be regarded as having extremely poor prospects of ever attaining any real investment standing. Changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of such issuers to make principal and interest payments than is the case for issuers of higher grade debt securities. However, debt securities, regardless of their ratings, generally have a higher priority in the issuer’s capital structure than do equity securities. If an investment grade security purchased by a fund is subsequently given a rating below investment grade, the fund’s adviser will consider that fact in determining whether to retain that security in the fund’s portfolio, but is not required to dispose of it. The ratings of S&P and Moody’s represent the opinions of those agencies. Such ratings are relative and subjective, and are not absolute standards of quality. Unrated debt securities are not necessarily of lower quality than rated securities, but they may not be attractive to as many buyers. A description of the ratings assigned to corporate debt obligations by Moody’s and S&P is included in Appendix A.

Lower-rated debt securities are especially affected by adverse changes in the industries in which the issuers are engaged and by changes in the financial condition of the issuers. Highly leveraged issuers may also experience financial stress during periods of rising interest rates. Lower-rated debt securities are commonly referred to as “junk bonds.”

In recent times, the prices of many lower-rated debt securities have declined and the ratings of many initially higher-rated debt securities have fallen, indicating concerns that issuers of such securities might experience or are experiencing financial difficulties. At such times, the yields on lower-rated debt securities may rise dramatically, reflecting the risk that holders of such securities could lose a substantial portion of their value as a result of the issuer’s financial restructuring or default. There can be no assurance that such declines will not reoccur.

The market for lower-rated debt securities may be thinner and less active than that for higher quality debt securities, which may limit a fund’s ability to sell such securities at fair value. Judgment plays a greater role in pricing such securities than is the case for securities having more active markets. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of lower-rated debt securities, especially in a thinly traded market.

In addition to ratings assigned to individual bond issues, the adviser will analyze interest rate trends and developments that may affect individual issuers, including factors such as liquidity, profitability and asset quality. The yields on bonds and other debt securities in which a fund invests are dependent on a variety of factors, including general money market conditions, general conditions in the bond market, the financial conditions of the issuer, the size of the offering, the maturity of the obligation and its rating. There may be a wide variation in the quality of bonds, both within a particular classification and between classifications. A bond issuer’s obligations are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of bond holders or other creditors of an issuer; litigation or other conditions may also adversely affect the power or ability of bond issuers to meet their obligations for the payment of principal and interest. Regardless of rating levels, all debt securities considered for purchase (whether rated or unrated) are analyzed by each fund’s adviser to determine, to the extent possible, that the planned investment is sound.

If one rating agency has rated a security A or better and another agency has rated it below A, the fund’s adviser may rely on the higher rating in determining to purchase or retain the security. Bonds rated A may be given a “+” or “-” by a rating agency. Bonds denominated A, A+ or A- are considered to be included in the rating A.

Preferred Stock

Each fund may purchase preferred stock as a substitute for debt securities of the same issuer when, in the opinion of its adviser, the preferred stock is more attractively priced in light of the risks involved. Preferred stock pays dividends at a specified rate and generally has preference over common stock in the payment of dividends and the liquidation of the issuer’s assets, but is junior to the debt securities of the issuer in those same respects. Unlike interest payments on debt securities, dividends on preferred stock are generally payable at the discretion of the issuer’s board of directors. Shareholders of preferred stock may suffer a loss of value if dividends are not paid. The market prices of preferred stocks are subject to changes in interest rates and are more sensitive to changes in the issuer’s creditworthiness than are the prices of debt securities. Under normal circumstances, preferred stock does not carry voting rights.

Warrants and Rights

Each fund may purchase warrants and rights. Warrants or rights may be acquired separately, or as part of a unit or attached to securities at the time of purchase, and may be deemed to be with or without value. Warrants may be considered speculative in that they have no voting rights, pay no dividends, and have no rights with respect to the assets of the corporation issuing them. Warrants basically are options to purchase equity securities at a specific price valid for a specific period of time. They do not represent ownership of the securities, but only the right to buy them. Warrants differ from call options in that warrants are issued by the issuer of the security which may be purchased on their exercise, whereas call options may be written or issued by anyone. The prices of warrants do not necessarily move parallel to the prices of the underlying securities. If the market price of the underlying security does not exceed the exercise price of the warrant plus the cost thereof before the expiration date, the fund could sustain losses on transactions in warrants that would require the fund to forgo a portion or all of the benefits of advantageous change in the market price of the underlying security. Warrants may be purchased with values that vary depending on the change in value of one or more specified indexes (“index warrants”). Index warrants are generally issued by banks or other financial institutions and give the holder the right, at any time during the term of the warrant, to receive upon exercise of the warrant a cash payment from the issuer based on the value of the underlying index at the time of the exercise.

Convertible Securities

Each fund may purchase convertible securities. A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion or exchange, convertible securities ordinarily provide a stream of income with generally higher yields than those of common stocks of the same or similar issuers, but lower than the yield of nonconvertible debt. Convertible securities are usually subordinated to comparable-tier nonconvertible securities, but rank senior to common stock in a corporation's capital structure.

The value of a convertible security is a function of (1) its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege and (2) its worth, at market value, if converted or exchanged into the underlying common stock. The price of a convertible security often reflects variations in the price of the underlying common stock in a way that nonconvertible debt does not. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security's governing instrument, which may be less than the ultimate conversion or exchange value.

Many convertible securities are rated below investment grade or, if unrated, are considered of comparable quality. American Leading Companies does not intend to purchase any convertible securities rated below BB by S&P or below Ba by Moody’s or, if unrated, deemed by the fund’s adviser to be of comparable quality. Moody’s describes securities rated Ba as having “speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.”

When-Issued Securities

Each fund may enter into commitments to purchase securities on a when-issued basis. When a fund purchases securities on a when-issued basis, it assumes the risks of ownership at the time of the purchase, not at the time of receipt. However, the fund does not have to pay for the obligations until they are delivered to it, and no interest accrues to the fund until they are delivered. This is normally seven to 15 days later, but could be longer. Use of this practice would have a leveraging effect on a fund.

American Leading Companies does not currently expect that its commitment to purchase when-issued securities will at any time exceed, in the aggregate, 5% of its net assets.

When a fund commits to purchase a when-issued security, it will segregate cash or appropriate liquid securities in an amount at least equal in value to that fund's commitments to purchase when-issued securities.

A fund may sell the securities underlying a when-issued purchase, which may result in capital gains or losses.

Indexed Securities

Each fund may purchase indexed securities. Indexed securities are securities whose prices are indexed to the prices of other securities, securities indices, currencies, precious metals or other commodities or other financial indicators. Indexed securities typically are debt securities or deposits whose value at maturity and/or coupon rate is determined by reference to a specific instrument or statistic. Indexed securities do not include mutual funds, exchange-traded funds, or other pooled investment vehicles that make investments designed to track the performance of a particular market index or other indicator. The performance of indexed securities fluctuates (either directly or inversely, depending upon the instrument) with the performance of the index, security, currency or other instrument to which they are indexed and may also be influenced by interest rate changes in the United States and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security, and their value may substantially decline if the issuer’s creditworthiness deteriorates. The value of some indexed securities varies according to a multiple of the underlying securities, and so will be more volatile than the underlying investments and may have a leverage like effect on the fund. Recent issuers of indexed securities have included banks, corporations and certain U.S. Government agencies. The U.S. Treasury issues securities whose principal value is indexed to the Consumer Price Index (also known as “Treasury Inflation-Indexed Securities”). A fund will purchase indexed securities only of issuers that its adviser determines present minimal credit risks and will monitor the issuer’s creditworthiness during the time the indexed security is held. The adviser will use its judgment in determining whether indexed securities should be treated as short-term instruments, bonds, stock or as a separate asset class for purposes of each fund's investment allocations, depending on the individual characteristics of the securities. Each fund currently does not intend to invest more than 5% of its net assets in indexed securities. Indexed securities may fluctuate according to a multiple of changes in the underlying instrument or index and, in that respect, have a leverage-like effect on a fund.

Senior Securities

The 1940 Act prohibits the issuance of senior securities by a registered open-end fund with one exception. Each fund may borrow from banks, provided that immediately after any such borrowing there is an asset coverage of at least 300% for all borrowings of the fund. Each fund’s non-bank borrowings for temporary purposes only, in an amount not exceeding 5% of the value of the total assets of that fund at the time the borrowing is made, is not deemed to be an issuance of a senior security.

There are various investment techniques that may give rise to an obligation of a fund to make a future payment about which the SEC has stated it would not raise senior security concerns, provided the fund complies with SEC guidance regarding segregation of assets or cover for these investment techniques. Such investment techniques include, among other things, when-issued securities, forward contracts and repurchase agreements. The funds are permitted to engage in these techniques.

Small and Mid-Sized Company Stocks

Each fund may purchase securities issued by small and mid-sized companies. The adviser for each fund believes that the comparative lack of attention by investment analysts and institutional investors to small and mid-sized companies may result in opportunities to purchase the securities of such companies at attractive prices compared to historical or market price-earnings ratios, book value, return on equity or long-term prospects. However, investing in the securities of smaller companies involves special risks.

The securities of smaller companies may be subject to more abrupt fluctuations in market price than larger, more established companies and are generally more likely to be adersely affected by poor economic or market conditions. Smaller companies may have limited product lines, markets or financial resources, or they may be dependent upon a limited management group. In addition to exhibiting greater volatility, small and mid-sized company stocks may, to a degree, fluctuate independently of larger company stocks, i.e., small and mid-cap company stocks may decline in price as the prices of large company stocks rise or vice versa.

It is anticipated that some of the portfolio securities of the funds may not be widely traded, and that a fund’s position in such securities may be substantial in relation to the market for such securities. Accordingly, it may be difficult for a fund to dispose of such securities at prevailing market prices in order to meet redemptions. However, as a non-fundamental policy, each fund will not invest more than 15% of its respective net assets in illiquid securities.

The following information applies to Value Trust and Special Investment Trust and Research Fund.

Financial Instruments

GENERAL. Each fund may invest in certain options, futures contracts (sometimes referred to as “futures”), options on futures contracts, forward currency contracts, swaps, caps, floors, collars, indexed securities and other derivative instruments (collectively, “Financial Instruments”) to attempt to enhance its income or yield or to attempt to hedge its investments. The strategies described below may be used in an attempt to manage a fund’s foreign currency exposure (including exposure to the euro) as well as other risks of a fund’s investments that can affect its net asset value (“NAV”). A fund’s adviser may determine not to hedge particular risks, and a fund may be completely unhedged at any point in time. Each fund may utilize futures contracts and options to a limited extent. Specifically, a fund may enter into futures contracts and related options provided that not more than 5% of its net assets are required as a futures contract deposit and/or premium; in addition, a fund may not enter into futures contracts or related options if, as a result, more than 20% of the fund’s total assets would be so invested.

Generally, each fund may purchase and sell any type of Financial Instrument. However, as an operating policy, a fund will only purchase or sell a particular Financial Instrument if the fund is authorized to invest in the type of asset by which the return on, or value of, the Financial Instrument is primarily measured. Since each fund is authorized to invest in foreign securities, each fund may purchase and sell foreign currency and euro derivatives. However, a fund will only invest in foreign currency derivatives in connection with the fund’s investment in securities denominated in that currency.

The use of Financial Instruments is subject to applicable regulations of the SEC, the several exchanges upon which they are traded and the Commodity Futures Trading Commission (the “CFTC”). In addition, a fund’s ability to use Financial Instruments may be limited by tax considerations. See “Additional Tax Information.”

The funds are operated by persons who have claimed an exclusion, granted to operators of registered investment companies like the funds, from registration as a “commodity pool operator” with respect to the funds under the Commodity Exchange Act, and therefore, are not subject to registration or regulation as a pool operator under the Commodity Exchange Act.

In addition to the instruments, strategies and risks described below, the adviser expects to discover additional opportunities in connection with Financial Instruments and other similar or related techniques. These new opportunities may become available as the advisers develop new techniques, as regulatory authorities broaden the range of permitted transactions and as new Financial Instruments or other techniques are developed. The adviser may utilize these opportunities to the extent that they are consistent with a fund’s investment objective and permitted by its investment limitations and applicable regulatory authorities. A fund might not use any of these strategies, and there can be no assurance that any strategy used will succeed. The funds’ Prospectuses or this SAI will be supplemented to the extent that new products or techniques involve materially different risks than those described below or in the Prospectuses.

FINANCIAL INSTRUMENTS AND HEDGING. Each fund may use financial instruments for hedging purposes. Hedging strategies can be broadly categorized as “short hedges” and “long hedges.” A short hedge is a purchase or sale of a Financial Instrument intended partially or fully to offset potential declines in the value of one or more investments held in a fund’s portfolio. Thus, in a short hedge a fund takes a position in a Financial Instrument whose price is expected to move in the opposite direction of the price of the investment being hedged.

Conversely, a long hedge is a purchase or sale of a Financial Instrument intended partially or fully to offset potential increases in the acquisition cost of one or more investments that a fund intends to acquire. Thus, in a long hedge, a fund takes a position in a Financial Instrument whose price is expected to move in the same direction as the price of the prospective investment being hedged. A long hedge is sometimes referred to as an anticipatory hedge. In an anticipatory hedge transaction, a fund does not own a corresponding security and, therefore, the transaction does not relate to a security the fund owns. Rather, it relates to a security that the fund intends to acquire. If the fund does not complete the hedge by purchasing the security it anticipated purchasing, the effect on the fund’s portfolio is the same as if the transaction were entered into for speculative purposes.

Financial Instruments on securities generally are used to attempt to hedge against price movements in one or more particular securities positions that a fund owns or intends to acquire. Financial Instruments on indices, in contrast, generally are used to attempt to hedge against price movements in market sectors in which a fund has invested or expects to invest. Financial Instruments on debt securities may be used to hedge either individual securities or broad debt market sectors.

SPECIAL RISKS. The use of Financial Instruments involves special considerations and risks, certain of which are described below. In general, these techniques may increase the volatility of a fund and may involve a small investment of cash relative to the magnitude of the risk assumed. Risks pertaining to particular Financial Instruments are described in the sections that follow.

(1)	Successful use of most Financial Instruments depends upon an adviser’s ability to predict movements of the overall securities, currency and interest rate markets, which requires different skills than predicting changes in the prices of individual securities. There can be no assurance that any particular strategy will succeed, and use of Financial Instruments could result in a loss, regardless of whether the intent was to increase return or reduce risk.

(2)	When Financial Instruments are used for hedging purposes, there might be an imperfect correlation, or even no correlation, between price movements of a Financial Instrument and price movements of the investments being hedged. For example, if the value of a Financial Instrument used in a short hedge increased by less than the decline in value of the hedged investment, the hedge would not be fully successful. Such a lack of correlation might occur due to factors unrelated to the value of the investments being hedged, such as speculative or other pressures on the markets in which Financial Instruments are traded. The effectiveness of hedges using Financial Instruments on indices will depend on the degree of correlation between price movements in the index and price movements in the securities or other assets being hedged.

Because there are a limited number of types of exchange-traded options and futures contracts, it is likely that the standardized contracts available will not match a fund’s current or anticipated investments exactly.

A fund may invest in options and futures contracts based on securities with different issuers, maturities or other characteristics from the securities in which it typically invests, which involves a risk that the options or futures position will not track the performance of the fund’s other investments.

Options and futures prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match a fund’s investments well. Options and futures prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from the imposition of daily price fluctuation limits or trading halts. A fund may purchase or sell options and futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in a fund’s options or futures positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

(3)	If successful, the above-discussed hedging strategies can reduce risk of loss by wholly or partially offsetting the negative effect of unfavorable price movements. However, such strategies can also reduce opportunity for gain by offsetting the positive effect of favorable price movements. For example, if a fund entered into a short hedge because its adviser projected a decline in the price of a security in the fund’s portfolio, and the price of that security increased instead, the gain from that increase might be wholly or partially offset by a decline in the price of the Financial Instrument. Moreover, if the price of the Financial Instrument declined by more than the increase in the price of the security, the fund could suffer a loss. In either such case, the fund would have been in a better position had it not attempted to hedge at all.

(4)	As described below, a fund might be required to maintain segregated assets as “cover” or make margin payments when it takes positions in Financial Instruments involving obligations to third parties (i.e., Financial Instruments other than purchased options). If a fund were unable to close out its positions in such Financial Instruments, it might be required to continue to maintain such assets or accounts or make such payments until the position expired or matured. These requirements might impair a fund’s ability to sell a portfolio security or make an investment at a time when it would otherwise be favorable to do so, or require that the fund sell a portfolio security at a disadvantageous time.

(5)	A fund’s ability to close out a position in a Financial Instrument prior to expiration or maturity depends on the existence of a liquid secondary market or, in the absence of such a market, the ability and willingness of the other party to the transaction (the “counterparty”) to enter into a transaction closing out the position. Therefore, there is no assurance that any position can be closed out at a time and price that is favorable to a fund.

COVER. Transactions using Financial Instruments, other than purchased options, expose a fund to an obligation to another party. A fund will not enter into any such transactions unless it owns either (1) an offsetting (“covering”) position in securities, currencies or other options, futures contracts or forward contracts, or (2) cash and liquid assets held in a segregated account, or designated on the fund’s books as segregated for this purpose, with a value, marked-to-market daily, sufficient to cover its potential obligations to the extent not covered as provided in (1) above. Each fund will comply with SEC guidelines regarding cover for these instruments and will, if the guidelines so require, segregate cash or liquid assets in the prescribed amount as determined daily.

Assets used as cover cannot be sold while the position in the corresponding Financial Instrument is open, unless they are replaced with other appropriate assets. As a result, the commitment of a large portion of a fund’s assets for cover or segregation could impede portfolio management or the fund’s ability to meet redemption requests or other current obligations.

OPTIONS. A call option gives the purchaser the right to buy, and obligates the writer to sell, the underlying investment at the agreed-upon price during the option period. A put option gives the purchaser the right to sell, and obligates the writer to buy, the underlying investment at the agreed-upon price during the option period. Purchasers of options pay an amount, known as a premium, to the option writer in exchange for the right under the option contract.

The purchase of call options can serve as a long hedge, and the purchase of put options can serve as a short hedge. Writing put or call options can enable a fund to enhance income or yield by reason of the premiums paid by the purchasers of such options. However, if the market price of the security underlying a put option declines to less than the exercise price of the option, minus the premium received, a fund would suffer a loss.

Writing call options can serve as a limited short hedge, because declines in the value of the hedged investment would be offset to the extent of the premium received for writing the option. However, if the security or currency appreciates to a price higher than the exercise price of the call option, it can be expected that the option will be exercised and the fund will be obligated to sell the security or currency at less than its market value. If the call option is an OTC option, the securities or other assets used as cover would be considered illiquid to the extent described under “Illiquid and Restricted Investments.”

Writing put options can serve as a limited long hedge because increases in the value of the hedged investment would be offset to the extent of the premium received for writing the option. However, if the security or currency depreciates to a price lower than the exercise price of the put option, it can be expected that the put option will be exercised and the fund will be obligated to purchase the security or currency at more than its market value. If the put option is an OTC option, the securities or other assets used as cover would be considered illiquid to the extent described under “Illiquid and Restricted Investments.”

The value of an option position will reflect, among other things, the current market value of the underlying investment, the time remaining until expiration, the relationship of the exercise price to the market price of the underlying investment, the historical price volatility of the underlying investment and general market conditions. Options that expire unexercised have no value.

Each fund may effectively terminate its right or obligation under an option by entering into a closing transaction. For example, a fund may terminate its obligation under a call or put option that it had written by purchasing an identical call or put option; this is known as a closing purchase transaction. Conversely, a fund may terminate a position in a put or call option it had purchased by writing an identical put or call option; this is known as a closing sale transaction. Closing transactions permit a fund to realize profits or limit losses on an option position prior to its exercise or expiration.

A type of put that a fund may purchase is an “optional delivery standby commitment,” which is entered into by parties selling debt securities to the fund. An optional delivery standby commitment gives a fund the right to sell the security back to the seller on specified terms. This right is provided as an inducement to purchase the security.

RISKS OF OPTIONS ON SECURITIES. Options offer large amounts of leverage, which will result in a fund’s NAV being more sensitive to changes in the value of the related instrument. Each fund may purchase or write both exchange-traded and OTC options. Exchange-traded options in the United States are issued by a clearing organization affiliated with the exchange on which the option is listed that, in effect, guarantees completion of every exchange-traded option transaction. In contrast, OTC options are contracts between a fund and its counterparty (usually a securities dealer or a bank) with no clearing organization guarantee. Thus, when a fund purchases an OTC option, it relies on the counterparty from whom it purchased the option to make or take delivery of the underlying investment upon exercise of the option. Failure by the counterparty to do so would result in the loss of any premium paid by a fund as well as the loss of any expected benefit of the transaction.

Each fund’s ability to establish and close out positions in exchange-listed options depends on the existence of a liquid market. However, there can be no assurance that such a market will exist at any particular time.

Closing transactions can be made for OTC options only by negotiating directly with the counterparty, or by a transaction in the secondary market if any such market exists. There can be no assurance that a fund will in fact be able to close out an OTC option position at a favorable price prior to expiration. In the event of insolvency of the counterparty, a fund might be unable to close out an OTC option position at any time prior to its expiration.

If a fund were unable to effect a closing transaction for an option it had purchased, it would have to exercise the option to realize any profit. The inability to enter into a closing transaction for a covered call option written by a fund could leave the fund unable to prevent material losses because the fund would be unable to sell the investment used as cover for the written option until the option expires or is exercised.

OPTIONS ON INDICES. Puts and calls on indices are similar to puts and calls on securities or futures contracts except that all settlements are in cash and gain or loss depends on changes in the index in question rather than on price movements in individual securities or futures contracts. When a fund writes a call on an index, it receives a premium and agrees that, prior to the expiration date, the purchaser of the call, upon exercise of the call, will receive from the fund an amount of cash if the closing level of the index upon which the call is based is greater than the exercise price of the call. The amount of cash is equal to the difference between the closing price of the index and the exercise price of the call times a specified multiple (“multiplier”), which determines the total dollar value for each point of such difference. When a fund buys a call on an index, it pays a premium and has the same rights as to such call as are indicated above. When a fund buys a put on an index, it pays a premium and has the right, prior to the expiration date, to require the seller of the put, upon the fund’s exercise of the put, to deliver to the fund an amount of cash if the closing level of the index upon which the put is based is less than the exercise price of the put, which amount of cash is determined by the multiplier, as described above for calls. When a fund writes a put on an index, it receives a premium and the purchaser of the put has the right, prior to the expiration date, to require the fund to deliver to it an amount of cash equal to the difference between the closing level of the index and exercise price times the multiplier if the closing level is less than the exercise price.

RISKS OF OPTIONS ON INDICES. The risks of investment in options on indices may be greater than options on securities. Because index options are settled in cash, when a fund writes a call on an index it cannot provide in advance for its potential settlement obligations by acquiring and holding the underlying securities. A fund can offset some of the risk of writing a call index option by holding a diversified portfolio of securities similar to those on which the underlying index is based. However, a fund cannot, as a practical matter, acquire and hold a portfolio containing exactly the same securities as underlie the index and, as a result, bears a risk that the value of the securities held will vary from the value of the index.

Even if a fund could assemble a portfolio that exactly reproduced the composition of the underlying index, it still would not be fully covered from a risk standpoint because of the “timing risk” inherent in writing index options. When an index option is exercised, the amount of cash that the holder is entitled to receive is determined by the difference between the exercise price and the closing index level on the date when the option is exercised. As with other kinds of options, a fund, as the call writer, will not learn that the fund has been assigned until the next business day at the earliest. The time lag between exercise and notice of assignment poses no risk for the writer of a covered call on a specific underlying security, such as common stock, because there the writer’s obligation is to deliver the underlying security, not to pay its value as of a fixed time in the past. So long as the writer already owns the underlying security, it can satisfy its settlement obligations by simply delivering it, and the risk that its value may have declined since the exercise date is borne by the exercising holder. In contrast, even if the writer of an index call holds securities that exactly match the composition of the underlying index, it will not be able to satisfy its assignment obligations by delivering those securities against payment of the exercise price. Instead, it will be required to pay cash in an amount based on the closing index value on the exercise date. By the time it learns that it has been assigned, the index may have declined, with a corresponding decline in the value of its portfolio. This “timing risk” is an inherent limitation on the ability of index call writers to cover their risk exposure by holding securities positions.

If a fund has purchased an index option and exercises it before the closing index value for that day is available, it runs the risk that the level of the underlying index may subsequently change. If such a change causes the exercised option to fall out-of-the-money, a fund will be required to pay the difference between the closing index value and the exercise price of the option (times the applicable multiplier) to the assigned writer.

OTC OPTIONS. Unlike exchange-traded options, which are standardized with respect to the underlying instrument, expiration date, contract size, and strike price, the terms of OTC options (options not traded on exchanges) generally are established through negotiation with the other party to the option contract. While this type of arrangement allows a fund great flexibility to tailor the option to its needs, OTC options generally involve greater risk than exchange-traded options, which are guaranteed by the clearing organization of the exchanges where they are traded. Assets used as cover for OTC options may be considered illiquid as described under “Illiquid Investments and Restricted Securities.”

Generally, OTC foreign currency options used by each fund are European-style options. This means that the option is only exercisable immediately prior to its expiration. This is in contrast to American-style options, which are exercisable at any time prior to the expiration date of the option.

FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. The purchase of futures or call options on futures can serve as a long hedge, and the sale of futures or the purchase of put options on futures can serve as a short hedge. Writing call options on futures contracts can serve as a limited short hedge, using a strategy similar to that used for writing call options on securities or indices. Similarly, writing put options on futures contracts can serve as a limited long hedge. Futures contracts and options on futures contracts can also be purchased and sold to attempt to enhance income or yield.

In addition, futures strategies can be used to manage the average duration of a fund’s fixed-income portfolio. If the adviser wishes to shorten the average duration of a fund’s fixed-income portfolio, the fund may sell a debt futures contract or a call option thereon, or purchase a put option on that futures contract. If the adviser wishes to lengthen the average duration of a fund’s fixed-income portfolio, the fund may buy a debt futures contract or a call option thereon, or sell a put option thereon.

No price is paid upon entering into a futures contract. Instead, at the inception of a futures contract a fund is required to deposit “initial margin” in an amount generally equal to 10% or less of the contract value. Margin must also be deposited when writing a call or put option on a futures contract, in accordance with applicable exchange rules. Unlike margin in securities transactions, initial margin on futures contracts does not represent a borrowing, but rather is in the nature of a performance bond or good-faith deposit that is returned to the fund at the termination of the transaction if all contractual obligations have been satisfied. Under certain circumstances, such as periods of high volatility, a fund may be required by an exchange to increase the level of its initial margin payment, and initial margin requirements might be increased generally in the future by regulatory action.

Subsequent “variation margin” payments are made to and from the futures broker daily as the value of the futures position varies, a process known as “marking-to-market.” Variation margin does not involve borrowing, but rather represents a daily settlement of a fund’s obligations to or from a futures broker. When a fund purchases an option on a futures contract, the premium paid plus transaction costs is all that is at risk. In contrast, when a fund purchases or sells a futures contract or writes a call or put option thereon, it is subject to daily variation margin calls that could be substantial in the event of adverse price movements. If a fund has insufficient cash to meet daily variation margin requirements, it might need to sell securities at a time when such sales are disadvantageous.

Purchasers and sellers of futures contracts and options on futures can enter into offsetting closing transactions, similar to closing transactions on options, by selling or purchasing, respectively, an instrument identical to the instrument purchased or sold. Positions in futures and options on futures may be closed only on an exchange or board of trade that provides a secondary market. However, there can be no assurance that a liquid secondary market will exist for a particular contract at a particular time. In such event, it may not be possible to close a futures contract or options position.

Under certain circumstances, futures exchanges may establish daily limits on the amount that the price of a futures contract or an option on a futures contract can vary from the previous day’s settlement price; once that limit is reached, no trades may be made that day at a price beyond the limit. Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions.

If a fund were unable to liquidate a futures contract or an option on a futures position due to the absence of a liquid secondary market or the imposition of price limits, it could incur substantial losses. The fund would continue to be subject to market risk with respect to the position. In addition, except in the case of purchased options, the fund would continue to be required to make daily variation margin payments and might be required to maintain the position being hedged by the future or option or to maintain segregated cash or securities.

RISKS OF FUTURES CONTRACTS AND OPTIONS THEREON. Successful use of futures contracts and related options depends upon the ability of the adviser to assess movements in the direction of overall securities and interest rates, which requires different skills and techniques than assessing the value of individual securities. Moreover, futures contracts relate not to the current price level of the underlying instrument, but to the anticipated price level at some point in the future; trading of stock index futures may not reflect the trading of the securities that are used to formulate the index or even actual fluctuations in the index itself. There is, in addition, the risk that movements in the price of the futures contract will not correlate with the movements in the prices of the securities being hedged. Price distortions in the marketplace, such as resulting from increased participation by speculators in the futures market, may also impair the correlation between movements in the prices of futures contracts and movements in the prices of the hedged securities. If the price of the futures contract moves less than the price of securities that are the subject of the hedge, the hedge will not be fully effective; but if the price of the securities being hedged has moved in an unfavorable direction, a fund would be in a better position than if it had not hedged at all. If the price of the securities being hedged has moved in a favorable direction, this advantage may be partially offset by losses on the futures position.

Options have a limited life and thus can be disposed of only within a specific time period. Positions in futures contracts may be closed out only on an exchange or board of trade that provides a secondary market for such futures contracts. Although each fund intends to purchase and sell futures only on exchanges or boards of trade where there appears to be a liquid secondary market, there is no assurance that such a market will exist for any particular contract at any particular time. In such event, it may not be possible to close a futures position and, in the event of adverse price movements, a fund would continue to be required to make variation margin payments.

Purchasers of options on futures contracts pay a premium in cash at the time of purchase which, in the event of adverse price movements, could be lost. Sellers of options on futures contracts must post initial margin and are subject to additional margin calls that could be substantial in the event of adverse price movements. Because of the low margin deposits required, futures trading involves an extremely high degree of leverage; as a result, a relatively small price movement in a futures contract may result in immediate and substantial loss, or gain, to the investor. In addition, a fund's activities in the futures markets may result in a higher portfolio turnover rate and additional transaction costs in the form of added brokerage commissions. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

The exchanges may impose limits on the amount by which the price of a futures contract or related option is permitted to change in a single day. If the price of a contract moves to the limit for several consecutive days, a fund may be unable during that time to close its position in that contract and may have to continue making payments of variation margin. A fund may also be unable to dispose of securities or other instruments being used as “cover” during such a period.

INDEX FUTURES. The risk of imperfect correlation between movements in the price of index futures and movements in the price of the securities that are the subject of the hedge increases as the composition of a fund’s portfolio diverges from the securities included in the applicable index. The price of the index futures may move more than or less than the price of the securities being hedged. If the price of the index futures moves less than the price of the securities that are the subject of the hedge, the hedge will not be fully effective, but if the price of the securities being hedged has moved in an unfavorable direction, a fund would be in a better position than if it had not hedged at all. If the price of the securities being hedged has moved in a favorable direction, this advantage will be partially offset by the futures contract. If the price of the futures contract moves more than the price of the securities, a fund will experience either a loss or a gain on the futures contract that will not be completely offset by movements in the price of the securities that are the subject of the hedge. To compensate for the imperfect correlation of movements in the price of the securities being hedged and movements in the price of the index futures, a fund may buy or sell index futures in a greater dollar amount than the dollar amount of the securities being hedged if the historical volatility of the prices of such securities being hedged is more than the historical volatility of the prices of the securities included in the index. It is also possible that, where a fund has sold index futures contracts to hedge against decline in the market, the overall market may advance and the value of the particular securities held in a fund’s portfolio may decline. If this occurred, the fund would lose money on the futures contract and also experience a decline in value of its portfolio securities. However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the market indices on which the futures contracts are based.

Where index futures are purchased to hedge against a possible increase in the price of securities before a fund is able to invest in them in an orderly fashion, it is possible that the market may decline instead. If the fund then concludes not to invest in them at that time because of concern as to possible further market decline or for other reasons, it will realize a loss on the futures contract that is not offset by a reduction in the price of the securities it had anticipated purchasing.

* * * * *

FOREIGN CURRENCY HEDGING STRATEGIES — SPECIAL CONSIDERATIONS. Each fund may use options and futures contracts on foreign currencies (including the euro), as described above and forward currency contracts, as described below, to attempt to hedge against movements in the values of the foreign currencies in which that fund’s securities are denominated or to attempt to enhance income or yield. Currency hedges can protect against price movements in a security that a fund owns or intends to acquire that are attributable to changes in the value of the currency in which it is denominated. Such hedges do not, however, protect against price movements in the securities that are attributable to other causes. The fund may, however, determine not to hedge particular risks, and the fund may be completely unhedged at any point in time.

Each fund might seek to hedge against changes in the value of a particular currency when no Financial Instruments on that currency are available or such Financial Instruments are more expensive than certain other Financial Instruments. In such cases, the fund may seek to hedge against price movements in that currency by entering into transactions using Financial Instruments on another currency or a basket of currencies, the value of which the fund’s adviser believes will have a high degree of positive correlation to the value of the currency being hedged. The risk that movements in the price of the Financial Instrument will not correlate perfectly with movements in the price of the currency subject to the hedging transaction is magnified when this strategy is used.

The value of Financial Instruments on foreign currencies depends on the value of the underlying currency relative to the U.S. dollar. Because foreign currency transactions occurring in the interbank market might involve substantially larger amounts than those involved in the use of such Financial Instruments, a fund could be disadvantaged by having to deal in the odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Quotation information generally is representative of very large transactions in the interbank market and thus might not reflect odd-lot transactions where rates might be less favorable. The interbank market in foreign currencies is a global, round-the-clock market. To the extent the U.S. options or futures markets are closed while the markets for the underlying currencies remain open, significant price and rate movements might take place in the underlying markets that cannot be reflected in the markets for the Financial Instruments until they reopen.

Settlement of hedging transactions involving foreign currencies might be required to take place within the country issuing the underlying currency. Thus, a fund might be required to accept or make delivery of the underlying foreign currency in accordance with any U.S. or foreign regulations regarding the maintenance of foreign banking arrangements by U.S. residents and might be required to pay any fees, taxes and charges associated with such delivery assessed in the issuing country.

FORWARD CURRENCY CONTRACTS. Each fund may enter into forward currency contracts to purchase or sell foreign currencies for a fixed amount of U.S. dollars or another foreign currency. A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (term) from the date of the forward currency contract agreed upon by the parties, at a price set at the time of the forward currency contract. These forward currency contracts are traded directly between currency traders (usually large commercial banks) and their customers.

Such transactions may serve as long hedges; for example, a fund may purchase a forward currency contract to lock in the U.S. dollar price of a security denominated in a foreign currency that the fund intends to acquire. Forward currency contract transactions may also serve as short hedges; for example, a fund may sell a forward currency contract to lock in the U.S. dollar equivalent of the proceeds from the anticipated sale of a security, dividend or interest payment denominated in a foreign currency.

Each fund may also use forward currency contracts to hedge against a decline in the value of existing investments denominated in foreign currency. For example, if a fund owned securities denominated in euros, it could enter into a forward currency contract to sell euros in return for U.S. dollars to hedge against possible declines in the euro’s value. Such a hedge, sometimes referred to as a “position hedge,” would tend to offset both positive and negative currency fluctuations, but would not offset changes in security values caused by other factors. A fund could also hedge the position by selling another currency expected to perform similarly to the euro. This type of hedge, sometimes referred to as a “proxy hedge,” could offer advantages in terms of cost, yield or efficiency, but generally would not hedge currency exposure as effectively as a simple hedge into U.S. dollars. Proxy hedges may result in losses if the currency used to hedge does not perform similarly to the currency in which the hedged securities are denominated.

The cost to a fund of engaging in forward currency contracts varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because forward currency contracts are usually entered into on a principal basis, no fees or commissions are involved. When a fund enters into a forward currency contract, it relies on the counterparty to make or take delivery of the underlying currency at the maturity of the contract. Failure by the counterparty to do so would result in the loss of any expected benefit of the transaction. Each fund will deal only with banks, broker-dealers or other financial institutions that the adviser deems to be of high quality and to present minimum credit risk. The use of forward currency contracts does not eliminate fluctuations in the prices of the underlying securities each fund owns or intends to acquire, but it does fix a rate of exchange in advance. In addition, although forward currency contracts limit the risk of loss due to a decline in the value of the hedged currencies, at the same time they limit any potential gain that might result should the value of the currencies increase.

As is the case with futures contracts, parties to forward currency contracts can enter into offsetting closing transactions, similar to closing transactions on futures contracts, by selling or purchasing, respectively, an instrument identical to the instrument purchased or sold. Secondary markets generally do not exist for forward currency contracts, with the result that closing transactions generally can be made for forward currency contracts only by negotiating directly with the counterparty. Thus, there can be no assurance that a fund will in fact be able to close out a forward currency contract at a favorable price prior to maturity. In addition, in the event of insolvency of the counterparty, a fund might be unable to close out a forward currency contract at any time prior to maturity. In either event, a fund would continue to be subject to market risk with respect to the position, and would continue to be required to maintain a position in securities denominated in the foreign currency or to maintain cash or liquid assets in an account.

The precise matching of forward currency contract amounts and the value of the securities involved generally will not be possible because the value of such securities, measured in the foreign currency, will change after the forward currency contract has been established. Thus, a fund might need to purchase or sell foreign currencies in the spot (i.e., cash) market to the extent such foreign currencies are not covered by forward currency contracts. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain.

Successful use of forward currency contracts depends on an adviser’s skill in analyzing and predicting currency values. Forward currency contracts may substantially change a fund’s exposure to changes in currency exchange rates and could result in losses to the fund if currencies do not perform as the fund’s adviser anticipates. There is no assurance that an adviser’s use of forward currency contracts will be advantageous to the fund or that the adviser will hedge at an appropriate time.

Although each fund values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis. Each fund may convert foreign currency from time to time, and investors should be aware of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to a fund at one rate, while offering a lesser rate of exchange should the fund desire to resell that currency to the dealer.

COMBINED POSITIONS. Each fund may purchase and write options in combination with each other, or in combination with futures or forward contracts, to adjust the risk and return characteristics of its overall position. For example, a fund may purchase a put option and write a call option on the same underlying instrument, in order to construct a combined position whose risk and return characteristics are similar to selling a futures contract. Another possible combined position would involve writing a call option at one strike price and buying a call option at a lower price, in order to reduce the risk of the written call option in the event of a substantial price increase. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

TURNOVER. Each fund’s options and futures activities may affect its turnover rate and brokerage commission payments. The exercise of calls or puts written by a fund, and the sale or purchase of futures contracts, may cause it to sell or purchase related investments, thus increasing its turnover rate. Once a fund has received an exercise notice on an option it has written, it cannot effect a closing transaction in order to terminate its obligation under the option and must deliver or receive the underlying securities at the exercise price. The exercise of puts purchased by a fund may also cause the sale of related investments, also increasing turnover; although such exercise is within the fund’s control, holding a protective put might cause it to sell the related investments for reasons that would not exist in the absence of the put. A fund will pay a brokerage commission each time it buys or sells a put or call or purchases or sells a futures contract. Such commissions may be higher than those that would apply to direct purchases or sales.

SWAPS, CAPS, FLOORS AND COLLARS. Each fund may enter into swaps, caps, floors and collars to attempt to increase the fund’s return, to attempt to preserve a return or a spread on a particular investment or portion of its portfolio, or to protect against any increase in the price of securities the fund anticipates purchasing at a later date. A swap involves the exchange by a fund with another party of their respective commitments to pay or receive cash flows, e.g., an exchange of floating rate payments for fixed-rate payments. The purchase of a cap entitles the purchaser, to the extent that a specified index exceeds a predetermined value, to receive payments on a notional principal amount from the party selling the cap. The purchase of a floor entitles the purchaser, to the extent that a specified index falls below a predetermined value, to receive payments on a notional principal amount from the party selling the floor. A collar combines elements of buying a cap and a floor.

Swap agreements, including caps, floors and collars, can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease the overall volatility of a fund’s investments and its share price and yield because, and to the extent, these agreements affect the fund’s exposure to long- or short-term interest rates (in the United States or abroad), foreign currency values, mortgage-backed security values, corporate borrowing rates or other factors such as security prices or inflation rates.

Swap agreements will tend to shift a fund’s investment exposure from one type of investment to another. For example, if a fund agrees to exchange payments in U.S. dollars for payments in foreign currency, the swap agreement would tend to decrease the fund’s exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates. Caps and floors have an effect similar to buying or writing options.

The creditworthiness of firms with which a fund enters into swaps, caps, floors or collars will be monitored by its adviser. If a firm’s creditworthiness declines, the value of the agreement would be likely to decline, potentially resulting in losses. Changing conditions in a particular market area, such as those recently experienced in the subprime mortgage market, whether or not directly related to the referenced assets that underlie the swap agreement, may have an adverse impact on the creditworthiness of the counterparty. For example, the counterparty may have experienced losses as a result of its exposure to the subprime market that adversely affect its creditworthiness. If a default occurs by the other party to such transaction, the fund will have contractual remedies pursuant to the agreements related to the transaction.

The net amount of the excess, if any, of a fund’s obligations over its entitlements with respect to each swap will be accrued on a daily basis and an amount of cash or liquid assets having an aggregate NAV at least equal to the accrued excess will be maintained in an account with the fund’s custodian that satisfies the requirements of the 1940 Act. A fund will also establish and maintain such accounts with respect to its total obligations under any swaps that are not entered into on a net basis and with respect to any caps or floors that are written by the fund. The adviser and the funds believe that such covered obligations do not constitute senior securities under the 1940 Act and, accordingly, will not treat them as being subject to a fund’s restrictions on borrowing or senior securities. Each fund understands that the position of the SEC is that assets involved in swap transactions are illiquid and are, therefore, subject to the limitations on investing in illiquid investments. See “Illiquid Investments and Restricted Securities.”

The following information applies to all funds unless otherwise indicated:

Repurchase Agreements

When cash is temporarily available, or for temporary defensive purposes, each fund may invest without limit in repurchase agreements and money market instruments, including high-quality short-term debt securities. A repurchase agreement is an agreement under which either U.S. Government obligations or other high-quality liquid debt securities are acquired from a securities dealer or bank subject to resale at an agreed-upon price and date. The securities are held for each fund by a custodian bank as collateral until resold and will be supplemented by additional collateral if necessary to maintain a total value equal to or in excess of the value of the repurchase agreement. Each fund bears a risk of loss if the other party to a repurchase agreement defaults on its obligations and the fund is delayed or prevented from exercising its rights to dispose of the collateral securities, which may decline in value in the interim. The funds will enter into repurchase agreements only with financial institutions determined by each fund’s adviser to present minimal risk of default during the term of the agreement.

Repurchase agreements are usually for a term of one week or less but may be for longer periods. Repurchase agreements maturing in more than seven days may be considered illiquid. A fund will not enter into repurchase agreements of more than seven days' duration if more than 15% of its net assets would be invested in such agreements and other illiquid investments. To the extent that proceeds from any sale of collateral securities upon a default of the obligation to repurchase were less than the repurchase price, a fund might suffer a loss. If bankruptcy proceedings are commenced with respect to the seller of the security, realization upon the collateral by a fund could be delayed or limited. However, each fund’s adviser monitors the creditworthiness of parties with which the fund may enter into repurchase agreements to minimize the prospect of such parties becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase agreement.

When a fund enters into a repurchase agreement, it will obtain as collateral from the other party securities equal in value to at least the repurchase amount including the interest factor. Such securities will be held for that fund by a custodian bank or an approved securities depository or book-entry system.

In determining its status as a diversified fund, each fund, in accordance with SEC rules and staff positions, considers investment in a fully collateralized repurchase agreement to be equivalent to investment in the collateral.

Securities Lending

Each fund may lend portfolio securities to brokers or dealers in corporate or government securities, banks or other recognized institutional borrowers of securities, provided that cash or equivalent collateral, equal to at least 100% of the market value of the securities loaned, is continuously maintained by the borrower with the fund’s custodian. During the time the securities are on loan, the borrower will pay the fund an amount equivalent to any dividends or interest paid on such securities, and the fund may invest the cash collateral and earn income, or it may receive an agreed upon amount of interest income from the borrower who has delivered equivalent collateral. These loans are subject to termination at the option of the fund or the borrower. Each fund may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash or equivalent collateral to the borrower or placing broker. Each fund does not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if that were considered important with respect to the investment. The risks of securities lending are similar to those of repurchase agreements. Each fund presently does not intend to lend more than 5% of its portfolio securities at any given time.

Municipal Obligations

Municipal obligations are debt obligations issued by or on behalf of states, territories and possessions of the United States and the District of Columbia, and their political subdivisions, agencies, authorities and instrumentalities and other qualifying issuers which pay interest that is, in the opinion of bond counsel to the issuer, exempt from federal income tax. A fund may invest no more than 5% of its net assets in municipal obligations (including participation interests). Municipal obligations are issued to obtain funds to construct, repair or improve various public facilities such as airports, bridges, highways, hospitals, housing, schools, streets and water and sewer works, to pay general operating expenses or to refinance outstanding debts. They also may be issued to finance various private activities, including the lending of funds to public or private institutions for construction of housing, educational or medical facilities or the financing of privately owned or operated facilities. Municipal obligations consist of tax-exempt bonds, tax-exempt notes and tax-exempt commercial paper. Tax-exempt notes generally are used to provide short-term capital needs and generally have maturities of one year or less. Tax-exempt commercial paper typically represents short-term, unsecured, negotiable promissory notes.

The two principal classifications of municipal obligations are “general obligation” and “revenue” bonds. General obligation bonds are backed by the issuer’s full credit and taxing power. Revenue bonds are backed by the revenues of a specific project, facility or tax. Private activity bonds are a specific type of revenue bond backed by the credit of the private issuer of the facility, and therefore investments in these bonds have more potential risk that the issuer will not be able to meet scheduled payments of principal and interest.

Zero Coupon and Pay-in-Kind Bonds

Corporate debt securities and municipal obligations include so-called “zero coupon” bonds and “pay-in-kind” bonds. A fund may invest no more than 5% of its net assets in either zero coupon bonds or pay-in-kind bonds. Zero coupon bonds are issued at a significant discount from their principal amount in lieu of paying interest periodically. Pay-in-kind bonds allow the issuer, at its option, to make current interest payments on the bonds either in cash or in additional bonds. The value of zero coupon and pay-in-kind bonds is subject to greater fluctuation in response to changes in market interest rates than bonds that make regular payments of interest. Both of these types of bonds allow an issuer to avoid the need to generate cash to meet current interest payments. Accordingly, such bonds may involve greater credit risks than bonds that make regular payments of interest. Even though zero coupon and pay-in-kind bonds do not pay current interest in cash, a fund holding those bonds is required to accrue interest income on such investments and may be required to distribute that income at least annually to shareholders. Thus, a fund could be required at times to liquidate other investments in order to satisfy its dividend requirements.

Direct Investment in Mortgages

Mortgage-related securities include investments made directly in mortgages secured by real estate. When a fund makes a direct investment in mortgages, the fund, rather than a financial intermediary, becomes the mortgagee with respect to such loans purchased by the fund. Direct investments in mortgages are normally available from lending institutions which group together a number of mortgages for resale (usually from 10 to 50 mortgages) and which act as servicing agent for the purchaser with respect to, among other things, the receipt of principal and interest payments. (Such investments are also referred to as “whole loans.”) The vendor of such mortgages receives a fee from the purchaser for acting as servicing agent. The vendor does not provide any insurance or guarantees covering the repayment of principal or interest on the mortgages. A fund will invest in such mortgages only if its adviser has determined through an examination of the mortgage loans and their originators that the purchase of the mortgages should not present a significant risk of loss to the fund. Investments in whole loans may be illiquid. Whole loans also may present a greater risk of prepayment because the mortgages so acquired are not diversified as are interests in larger pools.

Floating and Variable Rate Obligations

Fixed-income securities may be offered in the form of floating and variable rate obligations. A fund may invest no more than 5% of its net assets in floating and variable rate obligations, respectively. Floating rate obligations have an interest rate which is fixed to a specified interest rate, such as bank prime rate, and is automatically adjusted when the specified interest rate changes. Variable rate obligations have an interest rate which is adjusted at specified intervals to a specified interest rate. Periodic interest rate adjustments help stabilize the obligations’ market values.

A fund may purchase these obligations from the issuers or may purchase participation interests in pools of these obligations from banks or other financial institutions. Variable and floating rate obligations usually carry demand features that permit a fund to sell the obligations back to the issuers or to financial intermediaries at par value plus accrued interest upon short notice at any time or prior to specific dates. The inability of the issuer or financial intermediary to repurchase an obligation on demand could affect the liquidity of a fund’s portfolio. Frequently, obligations with demand features are secured by letters of credit or comparable guarantees. Floating and variable rate obligations which do not carry unconditional demand features that can be exercised within seven days or less are deemed illiquid unless the Board determines otherwise. Each fund’s investment in illiquid floating and variable rate obligations would be limited to the extent that it is not permitted to invest more than 15% of the value of its net assets in illiquid investments.

Securities of Other Investment Companies

The funds may invest in the securities of other investment companies, including open-end mutual funds, closed-end funds, unit investment trusts, private investment companies and offshore investment companies. An investment in an investment company involves risks similar to those of investing directly in the investment company’s portfolio securities, including the risk that the value of the portfolio securities may fluctuate in accordance with changes in the financial condition of their issuers, the value of stocks and other securities generally, and other market factors.

In addition, investing in the securities of other investment companies involves certain other risks, costs, and expenses for that fund. If a fund invests in another investment company, the fund will indirectly bear its proportionate share of the advisory fees and other operating expenses of such investment company, which are in addition to the advisory fees and other operational expenses incurred by the fund. In addition, a fund could incur a sales charge in connection with purchasing an investment company security or a redemption fee upon the redemption of such security. An investment in the shares of a closed-end investment company may also involve the payment of a substantial premium over, while sales of such shares may be made at a substantial discount from, the NAV of the issuer’s portfolio securities.

The funds may also invest in the securities of private investment companies, including “hedge funds and private equity funds.” As with investments in other investment companies, if a fund invests in a private investment company, the fund will be charged its proportionate share of the advisory fees including incentive compensation and other operating expenses of such company. These fees, which can be substantial, would be in addition to the advisory fees and other operating expenses incurred by the fund. In addition, private investment companies are not registered with the SEC and may not be registered with any other regulatory authority. Accordingly, they are not subject to certain regulatory requirements and oversight to which registered issuers are subject. There may be very little public information available about their investments and performance. Moreover, because sales of shares of private investment companies are generally restricted to certain qualified purchasers, such shares may be illiquid and it could be difficult for a fund to sell its shares at an advantageous price and time. Finally, because shares of private investment companies are not publicly traded, a fair value for a fund’s investment in these companies typically will have to be determined under policies approved by the Board.

The 1940 Act provides that the funds may not purchase or otherwise acquire the securities of other registered investment companies (as defined in the 1940 Act) if, as a result of such purchase or acquisition, it would own: (i) more than 3% of the total outstanding voting stock of the acquired investment company; (ii) securities issued by any one investment company having a value in excess of 5% of the fund’s total assets; or (iii) securities issued by all investment companies having an aggregate value in excess of 10% of the fund’s total assets. Certain exceptions may be available from these limits such as when the fund invests in certain exchange-traded funds or money market funds.

The funds will invest in the securities of other investment companies, including private investment companies, when, in the adviser’s judgment, the potential benefits of the investment justify the expense and risk of investing in such investment companies.

Securities of Exchange-Traded Funds (“ETFs”)

Each fund may invest in the securities of ETFs. ETFs are ownership interests in investment companies, unit investment trusts, depositary receipts and other pooled investment vehicles that are traded on an exchange and that hold a portfolio of securities or other financial instruments (the “Underlying Assets”). The Underlying Assets are typically selected to correspond to the securities that comprise a particular broad based, sector or international index, or to provide exposure to a particular industry sector or asset class.

Unlike shares of typical mutual funds or unit investment trusts, shares of ETFs are designed to be traded throughout the trading day, bought and sold based on market prices rather than NAV. Shares can trade at either a premium or discount to NAV. The portfolios held by ETFs are publicly disclosed on each trading day and an approximation of actual NAV is disseminated throughout the trading day. Because of this transparency, the trading prices of ETFs tend to closely track the actual NAV of the Underlying Assets and a fund will generally gain or lose value depending on the performance of the Underlying Assets. In the future, as new products become available, each fund may invest in ETFs that do not have this same level of transparency and, therefore, may be more likely to trade at a larger discount or premium to actual NAVs. Gains or losses on a fund’s investment in ETFs will ultimately depend on the purchase and sale price of the ETF. An active trading market for an ETF’s shares may not develop or be maintained and trading of an ETF’s shares may be halted if the listing exchange’s officials deem such action appropriate, the shares are delisted from the exchange or the activation of market-wide “circuit breakers” (which are tied to large decreases in stock prices) halts stock trading generally.

An investment in an ETF involves risks similar to investing directly in the Underlying Assets, including the risk that the value of the Underlying Assets may fluctuate in accordance with changes in the financial condition of their issuers, the value of securities and other financial instruments generally, and other market factors.

The performance of an ETF will be reduced by transaction and other expenses, including fees paid by the ETF to service providers. Investors in ETFs are eligible to receive their portion of income, if any, accumulated on the securities held in the portfolio, less fees and expenses of the ETF.

If an ETF is a registered investment company (as defined in the 1940 Act), the limitations applicable to a fund’s ability to purchase securities issued by other investment companies apply.

Recent Market Events

Recent events in the financial sector have resulted in an unusually high degree of volatility in the financial markets and the economy at large. Both domestic and international equity and fixed income markets have been experiencing heightened volatility and turmoil, with issuers that have exposure to the real estate, mortgage and credit markets particularly affected. It is uncertain how long these conditions will continue.

In addition to the recent unprecedented turbulence in financial markets, the reduced liquidity in credit and fixed income markets may also negatively affect many issuers worldwide. Illiquidity in these markets may mean there is less money available to purchase raw materials, goods and services, which may, in turn, bring down the prices of these economic staples. It may also result in issuers having more difficulty obtaining financing and ultimately a decline in their stock prices. These events and the potential for continuing market turbulence may have an adverse effect on a fund.

The U.S. and other governments and the Federal Reserve and certain foreign central banks have taken steps to support financial markets. The U.S. government is injecting liquidity into certain large financial services companies and established programs to assist in the purchase of money market instruments. The ultimate effect of these efforts is, of course, not yet known.

Federal, state, and other governments, their regulatory agencies, or self regulatory organizations may take actions that affect the instruments in which the funds invest, or the issuers of such instruments, in ways that are unforeseeable. Legislation or regulation may also change the way in which the funds themselves are regulated. Such legislation or regulation could limit or preclude a fund’s ability to achieve its investment objective.

Because the situation in the markets is widespread and largely unprecedented, it may be unusually difficult to identify both risks and opportunities using past models of the interplay of market forces, or to predict the duration or magnitude of these market events.

ADDITIONAL RISK DISCLOSURE

Investments by Affiliated Funds of Funds in the Fund (Value Trust and American Leading Companies only)

Certain investment companies which are affiliated with the funds because they are managed by an investment advisory affiliate of LMCM may invest in the funds. These investment companies are referred to as “funds of funds” because they invest primarily in other investment companies.

From time to time, a fund may experience relatively large redemptions or investments due to rebalancings of the assets of a fund of funds invested in the fund. In the event of such redemptions or investments, the fund could be required to sell securities or to invest cash at a time when it is not advantageous to do so. If this were to occur, the effects of the rebalancing trades could adversely affect the fund’s performance. Redemptions of fund shares due to rebalancings could also accelerate the realization of taxable capital gains in the fund and might increase brokerage and/or other transaction costs.

LMCM may be subject to potential conflicts of interest in connection with investments by affiliated funds of funds. For example, LMCM may have an incentive to permit an affiliated fund of funds to become a more significant shareholder (with the potential to cause greater disruption to the funds) than would be permitted for an unaffiliated investor. LMCM has committed to the Board that it will resolve any potential conflict in the best interests of the shareholders of the fund in accordance with its fiduciary duty to the fund. As necessary, LMCM will take such actions as it deems appropriate to minimize potential adverse impacts, including redemption of shares in-kind, rather than in cash. Similar issues may result from investment in the fund by 529 plans.

ADDITIONAL TAX INFORMATION

The following is a general summary of certain federal tax considerations affecting each fund and its shareholders. Investors are urged to consult their own tax advisers for more detailed information regarding any federal, state, local or foreign taxes that may apply to them.

General

For federal tax purposes, each fund is treated as a separate corporation. To continue to qualify for treatment as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (“Code”), a fund must distribute annually to its shareholders at least 90% of its investment company taxable income (generally, net investment income, the excess of net short-term capital gain over net long-term capital loss, and any net gains from certain foreign currency transactions, all determined without regard to any deduction for dividends paid) (“Distribution Requirement”) and must meet several additional requirements. For each fund, these requirements include the following: (1) the fund must derive at least 90% of its gross income each taxable year from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of securities or foreign currencies, or other income (including gains from options, futures or forward currency contracts) derived with respect to its business of investing in securities or those currencies (“Income Requirement”); (2) at the close of each quarter of the fund’s taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RICs and other securities, with those other securities limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the fund’s total assets and that does not represent more than 10% of the issuer’s outstanding voting securities; and (3) at the close of each quarter of the fund’s taxable year, not more than 25% of the value of its total assets may be invested in the securities (other than U.S. Government securities or the securities of other RICs) of any one issuer or the securities (other than the securities of other RICs) of two or more issuers the fund controls that are determined to be engaged in the same, similar or related trades or businesses.

By qualifying for treatment as a RIC, a fund (but not its shareholders) will be relieved of federal income tax on the part of its investment company taxable income and net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) that it distributes to its shareholders. If any fund failed to qualify for that treatment for any taxable year, (1) it would be taxed at corporate rates on the full amount of its taxable income for that year without being able to deduct the distributions it makes to its shareholders and (2) the shareholders would treat all those distributions, including distributions of net capital gain, as dividends (taxable as ordinary income, except that, for individual shareholders, the part of those dividends that is “qualified dividend income,” (as described in the Prospectuses) is taxable as net capital gain, at a maximum federal income tax rate of 15% through 2010) to the extent of the fund’s earnings and profits. In addition, the fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying for RIC treatment.

Each fund will be subject to a nondeductible 4% excise tax (“Excise Tax”) to the extent it fails to distribute by the end of any calendar year substantially all of its ordinary income for that year and capital gain net income for the one-year period ending on October 31 of that year, plus certain other amounts.

On October 31, 2009, the unused capital loss carryforwards for the funds were as follows:

Value Trust	$2,820,173,542
Special Investment Trust	$474,089,468
American Leading Companies	$76,480,752

Research Fund had not commenced operations as of the date of this SAI, and therefore does not have any unused capital loss carryforwards as of October 31, 2009.

For federal income tax purposes, these amounts are available to be applied against future capital gains, if any, that are realized prior to the expiration of the applicable carryforwards. The amounts and year of expiration for each carryforward loss for the funds is below. Expiration occurs on October 31 of each year indicated below.

	2016	2017
Value Trust	$1,447,304,639	$1,372,868,903
Special Investment Trust	$151,721,525	$322,367,943
American Leading Companies	$36,469,435	$40,011,317

Dividends and Other Distributions and Redemption of Shares

Dividends and other distributions a fund declares in December of any year that are payable to its shareholders of record on a date in that month will be deemed to have been paid by the fund and received by the shareholders on December 31 if the fund pays the distributions during the following January. Accordingly, those distributions will be taxed to shareholders for the year in which that December 31 falls.

Dividends from the fund’s investment company taxable income, whether received in cash or additional fund shares, are generally taxable to its shareholders as ordinary income, to the extent of its earnings and profits. A portion of the dividends from each fund’s investment company taxable income (whether paid in cash or reinvested in fund shares) may be eligible for (1) the 15% maximum rate of federal income tax applicable to “qualified dividend income” that individual shareholders receive in taxable years beginning before January 1, 2011 and (2) the dividends-received deduction allowed to corporations. The eligible portion for purposes of the 15% rate for any fund may not exceed the aggregate dividends the fund receives from most domestic corporations and certain foreign corporations, whereas only dividends a fund receives from domestic corporations are eligible for purposes of the dividends-received deduction. However, dividends a corporate shareholder receives and deducts pursuant to the dividends-received deduction are subject indirectly to the federal alternative minimum tax. A fund’s distributions of net capital gain (“capital gain distributions”) do not qualify for the dividends-received deduction.

If fund shares are sold at a loss after being held for six months or less, the loss will be treated as a long-term, instead of a short-term, capital loss to the extent of any capital gain distributions received on those shares. Investors also should be aware that if shares are purchased shortly before the record date for any dividend or other distribution, the investor will pay full price for the shares and receive some portion of the price back as a taxable distribution.

Capital gain distributions a fund makes that are attributable to any net capital gain it recognizes on sales or exchanges of capital assets through its last taxable year beginning before January 1, 2011, will be subject to federal income tax at a maximum rate of 15% for individual shareholders. In addition, any capital gain an individual shareholder realizes on a redemption before that date of his or her fund shares held for more than one year will qualify for that maximum rate. Furthermore, if shares of the fund are purchased within 30 days before or after a redemption of shares of the fund at a loss, all or a portion of that loss will not be deductible and will increase the basis of any newly purchased shares.

Foreign Securities

FOREIGN TAXES. Dividends and interest a fund receives, and gains it realizes, from foreign securities may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions that would reduce the yield and/or total return on its securities. Tax conventions between certain countries and the United States may reduce or eliminate these taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

PASSIVE FOREIGN INVESTMENT COMPANIES. Each fund may invest in the stock of “passive foreign investment companies” (“PFICs”). A PFIC is any foreign corporation (with certain exceptions) that, in general, meets either of the following tests: (1) at least 75% of its gross income for the taxable year is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, a fund will be subject to federal income tax on a portion of any “excess distribution” it receives on the stock of a PFIC or of any gain on disposition of that stock (collectively “PFIC income”), plus interest thereon, even if the fund distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the fund’s investment company taxable income and, accordingly, will not be taxable to it to the extent it distributes that income to its shareholders. Fund distributions thereof will not be eligible for the 15% maximum federal income tax rate applicable to individuals’ “qualified dividend income.”

If a fund invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” (“QEF”), then in lieu of the foregoing tax and interest obligation, the fund would be required to include in income each taxable year its pro rata share of the QEF’s annual ordinary earnings and net capital gain — which the fund probably would have to distribute to satisfy the Distribution Requirement and avoid imposition of the Excise Tax — even if the QEF did not distribute those earnings and gain to the fund. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

Each fund may elect to “mark-to-market” its stock in any PFIC and, in such event, would be required to distribute to its shareholders any such mark-to-market gain in accordance with the Distribution Requirement. “Marking-to-market,” in this context, means including in ordinary income each taxable year the excess, if any, of the fair market value of the stock over a fund’s adjusted basis therein as of the end of that year. Pursuant to the election, a fund also may deduct (as an ordinary, not capital, loss) the excess, if any, of its adjusted basis in PFIC stock over the fair market value thereof as of the taxable year-end, but only to the extent of any net mark-to-market gains with respect to that stock a fund included in income for prior taxable years under the election. A fund’s adjusted basis in each PFIC’s stock subject to the election would be adjusted to reflect the amounts of income included and deductions taken thereunder.

FOREIGN CURRENCIES. Gains or losses (1) from the disposition of foreign currencies, including forward contracts, (2) on the disposition of a debt security denominated in foreign currency that are attributable to fluctuations in the value of the foreign currency between the dates of acquisition and disposition of the security and (3) that are attributable to fluctuations in exchange rates between the time a fund accrues interest, dividends or other receivables, or expenses or other liabilities, denominated in a foreign currency and the time the fund actually collects the receivables or pays the liabilities, generally will be treated as ordinary income or loss. These gains or losses will increase or decrease the amount of a fund’s investment company taxable income to be distributed to its shareholders, as ordinary income, rather than affecting the amount of its net capital gain.

Options, Futures and Foreign Currency Contracts

The use of Financial Instruments, such as writing (selling) and purchasing options and futures contracts and entering into forward currency contracts, involves complex rules that will determine for income tax purposes the amount, character and timing of recognition of the gains and losses a fund realizes in connection therewith. Gains from the disposition of foreign currencies (except certain gains that may be excluded by future regulations) — and gains from options, futures and forward currency contracts a fund derives with respect to its business of investing in securities or foreign currencies — will be treated as qualifying income under the Income Requirement.

Some futures, foreign currency contracts and “non-equity” options (i.e., certain listed options, such as those on a “broad-based” securities index) in which a fund may invest will be subject to section 1256 of the Code (“section 1256 contracts”). Any section 1256 contracts a fund holds at the end of its taxable year, other than contracts with respect to which it has made a “mixed straddle” election, must be “marked-to-market” (that is, treated as having been sold for their fair market value) for federal income tax purposes, with the result that unrealized gains or losses will be treated as though they were realized. Sixty percent of any net gain or loss recognized on those deemed sales, and 60% of any net realized gain or loss from any actual sales of section 1256 contracts will be treated as long-term capital gain or loss, and the balance will be treated as short-term capital gain or loss. These rules may operate to increase the amount a fund must distribute to satisfy the Distribution Requirement (i.e., with respect to the portion treated as short-term capital gain), which will be taxable to its shareholders as ordinary income, and to increase the net capital gain a fund recognizes, without in either case increasing the cash available to it. A fund may elect to exclude certain transactions from the operation of section 1256, although doing so may have the effect of increasing the relative proportion of net short-term capital gain (taxable as ordinary income) and thus increasing the amount of dividends it must distribute. Section 1256 contracts also may be marked-to-market for purposes of the Excise Tax.

When a covered call option written (sold) by a fund expires, it will realize a short-term capital gain equal to the amount of the premium it received for writing the option. When a fund terminates its obligations under such an option by entering into a closing transaction, it will realize a short-term capital gain (or loss), depending on whether the cost of the closing transaction is less than (or exceeds) the premium received when it wrote the option. When a covered call option written by a fund is exercised, it will be treated as having sold the underlying security, producing long-term or short-term capital gain or loss, depending upon the holding period of the underlying security and whether the sum of the option price received upon the exercise plus the premium received when it wrote the option is more or less than the basis of the underlying security.

Code section 1092 (dealing with straddles) also may affect the taxation of Financial Instruments in which a fund may invest. That section defines a “straddle” as offsetting positions with respect to actively traded personal property; for these purposes, options, futures and forward currency contracts are positions in personal property. Under section 1092, any loss from the disposition of a position in a straddle generally may be deducted only to the extent the loss exceeds the unrealized gain on the offsetting position(s) of the straddle. In addition, these rules may postpone the recognition of loss that otherwise would be recognized under the mark-to-market rules discussed above. The regulations under section 1092 also provide certain “wash sale” rules, which apply to a transaction where a position is sold at a loss and a new offsetting position is acquired within a prescribed period, and “short sale” rules applicable to straddles. If a fund makes certain elections, the amount, character and timing of recognition of gains and losses from the affected straddle positions would be determined under rules that vary according to the elections made. Because only a few of the regulations implementing the straddle rules have been promulgated, the tax consequences to a fund of straddle transactions are not entirely clear.

Other

If a fund has an “appreciated financial position” — generally, an interest (including an interest through an option, futures or forward currency contract or short sale) with respect to any stock, debt instrument (other than “straight debt”) or partnership interest the fair market value of which exceeds its adjusted basis — and enters into a “constructive sale” of the position, the fund will be treated as having made an actual sale thereof, with the result that it will recognize gain at that time. A constructive sale generally consists of a short sale, an offsetting notional principal contract or a futures or forward currency contract a fund or a related person enters into with respect to the same or substantially identical property. In addition, if the appreciated financial position is itself a short sale or such a contract, acquisition of the underlying property or substantially identical property will be deemed a constructive sale. The foregoing will not apply, however, to any funds’ transaction during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the fund holds the appreciated financial position unhedged for 60 days after that closing (i.e., at no time during that 60-day period is the fund’s risk of loss regarding that position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as having an option to sell, being contractually obligated to sell, making a short sale or granting an option to buy substantially identical stock or securities).

Original Issue Discount and Pay-In-Kind Securities

Each fund may purchase zero coupon or other debt securities issued with original issue discount (“OID”). As a holder of those securities, a fund must include in its income the OID that accrues thereon during the taxable year, even if it receives no corresponding payment on the securities during the year. Similarly, a fund must include in its gross income securities it receives as “interest” on pay-in-kind securities. Because each fund annually must distribute substantially all of its investment company taxable income, including any OID and other non-cash income, to satisfy the Distribution Requirement and avoid imposition of the Excise Tax, it may be required in a particular year to distribute as a dividend an amount that is greater than the total amount of cash it actually receives. Those distributions will be made from a fund’s cash assets or from the proceeds of sales of portfolio securities, if necessary. A fund may realize capital gains or losses from those dispositions, which would increase or decrease its investment company taxable income and/or net capital gain.

ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

If your check to purchase shares is not honored by the institution on which it is drawn, you may be subject to extra charges in order to cover collection costs. These charges may be deducted from your shareholder account.

Future First ® Systematic Investment Plan

The Future First® Systematic Investment Plan (“Future First”) is available to those Class A and Class C shareholders who own shares directly with the funds. You should contact your financial adviser to determine if it offers similar services.

If you invest in Class A or Class C shares, the Prospectuses explain that you may buy additional shares through Future First. Under this plan you may arrange for automatic monthly investments in Class A or Class C shares of $50 or more by authorizing Boston Financial Data Services (“BFDS”), each fund’s transfer agent, to transfer funds each month from your checking/savings account or another Legg Mason Fund to be used to buy additional shares. The appropriate fund will send you an account statement quarterly unless you request monthly statements. The transfer will also be reflected on your regular checking or savings account statement. You may terminate Future First at any time without charge or penalty.

Sales Charge Alternatives

The following Classes of shares are available for purchase. See the applicable Prospectus for a discussion of who is eligible to purchase certain classes and of factors to consider in selecting which Class of shares to purchase.

Class A Shares. Class A shares are sold to investors at the public offering price, which is the NAV plus an initial sales charge, as described in a fund’s Prospectus.

Financial intermediaries that have entered into an agreement with LMIS to sell shares of the funds (“Financial Advisers”) may receive a portion of the sales charge as described in the Prospectuses and may be deemed to be underwriters of the fund as defined in the 1933 Act. Sales charges are calculated based on the aggregate of purchases of Class A shares of the fund made at one time by any “person,” which includes an individual and his or her spouse and children under the age of 21, or a trustee or other fiduciary of a single trust estate or single fiduciary account. For additional information regarding sales charge reductions, see “Sales Charge Waivers and Reductions” below.

Purchases of Class A shares of $1,000,000 or more will be made at NAV without any initial sales charge, but will be subject to a contingent deferred sales charge of 1.00% on redemptions made within 12 months of purchase. The contingent deferred sales charge is waived in the same circumstances in which the contingent deferred sales charge applicable to Class C shares is waived. See “Contingent Deferred Sales Charge Provisions” and “Waivers of Contingent Deferred Sales Charge” below.

Class C Shares. Class C shares are sold without an initial sales charge but are subject to a contingent deferred sales charge payable upon certain redemptions. See “Contingent Deferred Sales Charge Provisions” below.

Class FI, Class R, Class R1 and Class I Shares. Class FI, Class R, Class R1 and Class I shares are sold at NAV with no initial sales charge on purchases and no contingent deferred sales charge upon redemption.

Sales Charge Waivers and Reductions

Initial Sales Charge Waivers. Purchases of Class A shares may be made at NAV without an initial sales charge in the following circumstances:

(a) sales to (i) current and retired board members of Legg Mason, Inc., (ii) current and retired members of the Board, (iii) current employees of Legg Mason, Inc. and its subsidiaries, as well as (iv) the “immediate families” of such persons (“immediate families” are such person’s spouse, including the surviving spouse of a deceased board member, and children under the age of 21) and (v) pension, profit-sharing or other benefit plans for the benefit of such persons;

(b) sales to any employees of Financial Advisers or persons otherwise having an arrangement with any such Financial Adviser with respect to sales of fund shares, and the immediate families of such persons or a pension, profit-sharing or other benefit plan for the benefit of such persons (providing the purchase is made for investment purposes and such securities will not be resold except through redemption or repurchase);

(c) offers or sales of Class A shares to any other investment company to effect the combination of such company with the fund by merger, acquisition of assets or otherwise;

(d) purchases by shareholders who have redeemed Class A shares in the fund (or Class A shares of another fund distributed by LMIS that is offered with a sales charge) and who wish to reinvest their redemption proceeds in the fund, provided the reinvestment is made within 60 calendar days of the redemption;

(e) purchases by certain separate accounts used to fund unregistered variable annuity contracts; and

(f) purchases by investors participating in “wrap fee” or asset allocation programs or other fee-based arrangements sponsored by (affiliated and non-affiliated) broker/dealers and other financial institutions that have entered into agreements with LMIS.

In order to obtain such discounts, the purchaser must provide sufficient information at the time of purchase to permit verification that the purchase qualifies for the elimination of the sales charge.

Accumulation Privilege — Please see the applicable Prospectus for information regarding accumulation privileges.

Letters of Intent — These help you take advantage of breakpoints in Class A sales charges. You may purchase Class A shares of funds distributed by LMIS over a 13-month period and pay the same sales charge, if any, as if all shares had been purchased at once. You have a choice of seven Asset Level Goal amounts, as follows:

(1) $25,000	(5) $500,000
(2) $50,000	(6) $750,000
(3) $100,000	(7) $1,000,000
(4) $250,000

Each time you make a Class A purchase under a Letter of Intent, you will be entitled to the sales charge that is applicable to the amount of your Asset Level Goal. For example, if your Asset Level Goal is $100,000, any Class A investments you make under a Letter of Intent would be subject to the sales charge of the specific fund you are investing in for purchases of $100,000. Sales charges and breakpoints vary among the funds distributed by LMIS.

When you enter into a Letter of Intent, you agree to purchase in Eligible Accounts over a thirteen (13) month period Eligible Fund Purchases in an amount equal to the Asset Level Goal you have selected, less any Eligible Prior Purchases. For this purpose, shares are valued at the public offering price (including any sales charge paid) calculated as of the date of purchase, plus any appreciation in the value of the shares as of the date of calculation, except for Eligible Prior Purchases, which are valued at current value as of the date of calculation. Your commitment will be met if at any time during the 13-month period the value, as so determined, of eligible holdings is at least equal to your Asset Level Goal. All reinvested dividends and other distributions on shares acquired under the Letter will be credited towards your Asset Level Goal. You may include any Eligible Fund Purchases towards the Asset Level Goal, including shares of classes other than Class A shares. However, a Letter of Intent will not entitle you to a reduction in the sales charge payable on any shares other than Class A shares, and if any shares, including Class A shares are subject to a contingent deferred sales charge, you will still be subject to that contingent deferred sales charge with respect to those shares. You must make reference to the Letter of Intent each time you make a purchase under the Letter of Intent.

Eligible Fund Purchases. Generally, shares of any fund distributed by LMIS may be credited towards your Asset Level Goal. Shares of money market funds distributed by LMIS acquired by exchange from other funds offered with a sales charge may be credited toward your Asset Level Goal.

Eligible Accounts. Purchases may be made through any account in your name, or in the name of your spouse or your children under the age of 21. You may need to provide certain records, such as account statements of any relevant accounts, in order to verify your eligibility for reduced sales charges. Contact your Service Agent to see which accounts may be credited toward your Asset Level Goal.

Eligible Prior Purchases. You may also credit towards your Asset Level Goal any Eligible Fund Purchases made in Eligible Accounts at any time prior to entering into the Letter of Intent that have not been sold or redeemed, based on the current price of those shares as of the date of calculation.

Increasing the Amount of the Letter. You may at any time increase your Asset Level Goal. You must however contact your Financial Adviser, or if you purchase your shares directly through the fund, contact the fund prior to making any purchases in an amount in excess of your current Asset Level Goal. Upon such an increase, you will be credited by way of additional shares at the then current offering price for the difference between: (a) the aggregate sales charges actually paid for shares already purchased under the Letter of Intent and (b) the aggregate applicable sales charges for the increased Asset Level Goal. The 13-month period during which the Asset Level Goal must be achieved will remain unchanged.

Sales and Exchanges. Shares acquired pursuant to a Letter of Intent, other than Escrowed Shares as defined below, may be redeemed or exchanged at any time, although any shares that are redeemed prior to meeting your Asset Level Goal will no longer count towards meeting your Goal. However, complete liquidation of purchases made under a Letter of Intent prior to meeting the Asset Level Goal will result in the cancellation of the Letter of Intent. See “Failure to Meet Asset Level Goal” below. Exchanges in accordance with the applicable Prospectus are permitted, and shares so exchanged will continue to count towards your Asset Level Goal, as long as the exchange results in an Eligible Fund Purchase.

Cancellation of Letter. You may cancel a Letter of Intent by notifying your Financial Adviser in writing, or if you purchase your shares directly through the fund, by notifying the fund in writing. The Letter of Intent will be automatically cancelled if all shares are sold or redeemed as set forth above. See “Failure to Meet Asset Level Goal” below.

Escrowed Shares. Shares equal in value to five percent (5%) of your Asset Level Goal as of the date of your Letter of Intent (or the date of any increase in the amount of the Letter of Intent) is accepted, will be held in escrow during the term of your Letter of Intent. The Escrowed Shares will be included in the total shares owned as reflected in your account statement and any dividends and capital gain distributions applicable to the Escrowed Shares will be credited to your account and counted towards your Asset Level Goal or paid in cash upon request. The Escrowed Shares will be released from escrow if all the terms of your Letter are met.

Failure to Meet Asset Level Goal. If the total assets under your Letter of Intent within its 13-month term are less than your Asset Level Goal or you elect to liquidate all of your holdings or otherwise cancel the Letter of Intent before reaching your Asset Level Goal, you will be liable for the difference between: (a) the sales charge actually paid and; (b) the sales charge that would have applied if you had not entered into the Letter of Intent. You may, however, be entitled to any breakpoints that would have been available to you under the accumulation privilege. An appropriate number of shares in your account will be redeemed to realize the amount due. For these purposes, by entering into a Letter of Intent, you irrevocably appoint your Financial Adviser, or if you purchase your shares directly through the fund, the fund, as your attorney-in-fact for the purposes of holding the Escrowed Shares and surrendering shares in your account for redemption. If there are insufficient assets in your account, you will be liable for the difference. Any Escrowed Shares remaining after such redemption will be released to your account.

Shareholders purchasing shares at a reduced sales charge under a Letter of Intent indicate their acceptance of these terms and those in the applicable Prospectus with their first purchase.

Contingent Deferred Sales Charge Provisions

The “Contingent Deferred Sales Charge Shares” are: (a) Class C shares; and (b) Class A shares that were purchased without an initial sales charge but are subject to a contingent deferred sales charge. A contingent deferred sales charge may be imposed on certain redemptions of these shares.

Any applicable contingent deferred sales charge will be assessed at 1.00% of the NAV at the time of purchase or redemption, whichever is less.

Contingent Deferred Sales Charge Shares are subject to a 1.00% (0.95% for Class C shares of Value Trust) contingent deferred sales charge if redeemed within 12 months of purchase.

In determining the applicability of any contingent deferred sales charge, it will be assumed that a redemption is made first of shares representing capital appreciation, next of shares representing the reinvestment of dividends and capital gain distributions, next of shares that are not subject to the contingent deferred sales charge and finally of other shares held by the shareholder for the longest period of time. The length of time that Contingent Deferred Sales Charge Shares acquired through an exchange have been held will be calculated from the date the shares exchanged were initially acquired in one of the other funds distributed by LMIS. For federal income tax purposes, the amount of the contingent deferred sales charge will reduce the gain or increase the loss, as the case may be, on the redemption. LMIS receives contingent deferred sales charges in partial consideration for its expenses in selling shares.

Waivers of Contingent Deferred Sales Charge

The contingent deferred sales charge will be waived on: (a) exchanges (see “Exchange Privilege”); (b) automatic cash withdrawals in amounts equal to or less than 2.00% of the shareholder’s account balance at the time the withdrawals commence per month, up to a maximum of 12.00% in one year (see “Automatic Cash Withdrawal Plan”); (c) redemptions of shares within 12 months following the death or disability (as defined in the Code) of the shareholder; (d) mandatory post-retirement distributions from retirement plans or individual retirement accounts (“IRAs”) commencing on or after attainment of age 70 1/2; (e) involuntary redemptions; (f) redemptions of shares to effect a combination of the fund with any investment company by merger, acquisition of assets or otherwise; (g) tax-free return of an excess contribution to any retirement plan; and (h) certain redemptions of shares of a fund in connection with lump-sum or other distributions made by eligible retirement plans or redemption of shares by participants in certain “wrap fee” or asset allocation programs sponsored by broker/dealers and other financial institutions that have entered into agreements with the distributor or the adviser.

The contingent deferred sales charge is waived on new Class C shares purchased by retirement plan omnibus accounts held on the books of a fund.

A shareholder who has redeemed shares from other funds distributed by LMIS may, under certain circumstances, reinvest all or part of the redemption proceeds within 60 days in a fund distributed by LMIS and receive pro rata credit for any contingent deferred sales charge imposed on the prior redemption.

To have a contingent deferred sales charge waived, you or your Financial Adviser must let the fund know at the time you redeem shares that you qualify for such a waiver. Contingent deferred sales charge waivers will be granted subject to confirmation by LMIS or the transfer agent of the shareholder’s status or holdings, as the case may be.

Determination of Public Offering Price

Each fund offers its shares on a continuous basis. The public offering price for a Class A, Class C, Class FI, Class R, Class R1 and Class I share of a fund is equal to the NAV per share at the time of purchase, plus for Class A shares an initial sales charge based on the aggregate amount of the investment. A contingent deferred sales charge, however, is imposed on certain redemptions of Class A and Class C shares.

Set forth below is an example of the method of computing the offering price of Class A shares of each fund other than Research Fund based on the NAV of a share of the fund as of October 31, 2009.

Value Trust	Class A (based on a NAV of $34.24 and a maximum initial sales charge of 5.75%)	$36.33

Special Investment Trust	Class A (based on a NAV of $23.45 and a maximum initial sales charge of 5.75%)	$24.88

American Leading Companies	Class A (based on a NAV of $13.53 and a maximum initial sales charge of 5.75%)	$14.36

Set forth below is an example of the method of computing the offering price of Class A shares of Research Fund based on an estimated NAV of a share of the fund.

Class A (based on an NAV of $12.00 and a maximum initial sales charge of 5.75%)	$12.73

MOVING BETWEEN SHARE CLASSES

If you wish to “move” your investment between share classes (within the same fund or between different funds), the funds generally will process your request as a sale of the shares you currently hold for a purchase of shares in the new class or fund. Below is more information about how sales charges are handled for various scenarios.

Exchanging Class C shares for Class A shares — If you exchange Class C shares for Class A shares, you are still responsible for paying any Class C contingent deferred sales charges and applicable Class A sales charges. You may be entitled to reduced Class A sales charges based on the size of your investment.

Exchanging Class A shares for Class R shares — Provided it is eligible to invest in Class R shares, a retirement plan currently invested in Class A shares may exchange its shares for Class R shares. Any Class A sales charges that the retirement plan previously paid will not be credited back to the plan's account.

Moving between other share classes — If you desire to move your investment between share classes and the particular scenario is not described in this SAI, please contact the funds at 1-800-822-5544 (Class A and Class C) or 1-888-425-6432 (Class FI, Class R, Class R1 and Class I) for more information.

Non-taxable transactions — An exchange of shares from one share class of a fund to another share class of the same fund will be treated as a non-taxable exchange.

Systematic Withdrawal Plan

The Systematic Withdrawal Plan is available to those shareholders who own shares directly with the funds, excluding those shares held in IRAs or Coverdell education savings accounts (“Coverdell ESAs”). You should contact your Financial Adviser to determine if it offers a similar service.

Class A and Class C Shareholders

Class A and Class C shareholders having an account with a NAV of $10,000 or more ($5,000 or more for Retirement Accounts) may elect to make withdrawals of a minimum of $50 on a monthly basis. There are two ways to receive payment of proceeds of redemptions made through the Systematic Withdrawal Plan: (1) Check mailed by the funds’ transfer agent — fund shares will be redeemed on the 25th of each month or the next business day and a check for the proceeds will be mailed within three business days; or (2) ACH to checking or savings account — redemptions of fund shares may occur on any business day of the month and the checking or savings account will be credited with the proceeds in approximately two business days. You may change the monthly amount to be paid to you without charge by notifying the appropriate fund. You may terminate the Systematic Withdrawal Plan at any time, without charge or penalty, by contacting the funds. Each fund, its transfer agent, and LMIS reserve the right to modify or terminate the Systematic Withdrawal Plan at any time. See “Waivers of Contingent Deferred Sales Charge,” above, for information about application of the contingent deferred sales charge to withdrawals under the Systematic Withdrawal Plan.

Class FI and Class I Shareholders

Certain shareholders of a fund’s Class FI or Class I shares with an initial NAV of $1,000,000 or more may be eligible to participate in the Legg Mason Institutional Funds Systematic Withdrawal Plan. Receipt of payment of proceeds of redemptions made through the Systematic Withdrawal Plan will be wired through ACH to your checking or savings account — redemptions of fund shares may occur on any business day of the month and the checking or savings account will be credited with the proceeds in approximately two business days. Requests must be made in writing to Legg Mason Institutional Funds to participate in, change or discontinue the Systematic Withdrawal Plan. You may change the monthly amount to be paid to you or terminate the Systematic Withdrawal Plan at any time, without charge or penalty, by notifying Legg Mason Investor Services — Institutional. Each fund, its transfer agent, and Legg Mason Investor Services — Institutional also reserve the right to modify or terminate the Systematic Withdrawal Plan at any time.

In General

The amounts paid to you each month are obtained by redeeming sufficient shares from your account to provide the withdrawal amount that you have specified.

Redemptions will be made at the NAV per share, determined as of the close of regular trading on the New York Stock Exchange (“Exchange”) (normally 4:00 p.m., Eastern time) on the day corresponding to the redemption option designated by the investor, less any applicable contingent deferred sales charge. If the Exchange is not open for business on that day, the shares will be redeemed at the per share NAV determined as of the close of regular trading on the Exchange on the next day the Exchange is open, less any applicable contingent deferred sales charge. If the redemption option designated is the last day of the month and the Exchange is not open for business on that day, the shares will be redeemed at the per share NAV determined as of the previous day the Exchange was open, less any applicable contingent deferred sales charge.

Withdrawal payments are treated as a sale of shares rather than as a dividend or other distribution. A payment is taxable to the extent that the total amount of the payment exceeds the tax basis in the shares deemed sold. If the periodic withdrawals exceed reinvested dividends and other distributions, the amount of your original investment may be correspondingly reduced.

Ordinarily, you should not purchase additional shares of a fund in which you have an account if you maintain a Systematic Withdrawal Plan, because there are tax disadvantages associated with such purchases and withdrawals. The funds will not knowingly accept purchase orders from you for additional shares if you maintain a Systematic Withdrawal Plan unless your purchase is equal to at least one year’s worth of scheduled withdrawals. In addition, shareholders who maintain a Systematic Withdrawal Plan may not make periodic investments under Future First.

Other Information Regarding Redemptions

Each fund reserves the right to modify or terminate telephonic, electronic or other redemption services, as applicable to that fund, described in the fund’s Prospectus and this SAI at any time.

The date of a payment for redemption may not be postponed for more than seven days, and the right of redemption may not be suspended by a fund or its distributor, except (i) for any periods during which the Exchange is closed (other than for customary weekend and holiday closings), (ii) when trading in markets a fund normally utilizes is restricted, or an emergency, as defined by rules and regulations of the SEC, exists, making disposal of that fund's investments or determination of its NAV not reasonably practicable, or (iii) for such other periods as the SEC by regulation or order may permit for protection of a fund's shareholders. In the case of any such suspension, you may either withdraw your request for redemption or receive payment based upon the NAV next determined after the suspension is lifted.

Foreign securities markets may be open for trading on days when the funds are not open for business. The NAV of fund shares may be significantly affected on days when investors do not have access to their respective fund to purchase and redeem shares.

Clients of certain financial intermediaries that maintain omnibus accounts with the funds’ transfer agent may obtain shares through those financial intermediaries. Such financial intermediaries may receive payments from the funds’ distributor for account servicing and may receive payments from their clients for other services performed. Investors may be able to purchase shares from LMIS without receiving or paying for such other services.

Redemption In-Kind

Each fund reserves the right, under certain conditions, to honor any request for a redemption by making payment in whole or in part by securities valued in the same way as they would be valued for purposes of computing that fund's NAV per share. Because redemption in-kind may be used at times of unusual illiquidity in the markets, these valuation methods may include fair value estimations. If payment is made in securities, a shareholder should expect to incur brokerage expenses in converting those securities into cash and the market price of those securities will be subject to fluctuation until they are sold. Each fund does not redeem “in-kind” under normal circumstances, but would do so where its adviser determines that it would be in the best interests of that fund’s shareholders as a whole. A redemption in-kind may be considered the sale of securities by the fund to the shareholder receiving the securities (though the fund generally would not be required to recognize gain therefrom for tax purposes). Redemptions in-kind will not be done with LMIS or other affiliated persons of the fund except as permitted by SEC rules or orders, or other interpretive guidance from regulators.

Shares Purchased and Redeemed Through Another Securities Dealer or Other Financial Intermediary

The funds have authorized one or more financial services institutions to receive on their behalf purchase and redemption orders. Such financial services institutions are authorized to designate plan administrator intermediaries to receive purchase and redemption orders on a fund’s behalf. A fund will be deemed to have received a purchase or redemption order when an authorized financial services institution or, if applicable, a financial services institution’s authorized designee, receives the order. Orders will be priced at that fund’s NAV next computed after they are received by an authorized trust company or the financial services institution’s authorized designee and accepted by that fund.

Transferring Legg Mason Fund Shares to Another Securities Dealer or Other Financial Intermediary

You may transfer fund shares only to an account with another securities dealer or other financial intermediary that has entered into an agreement with LMIS or one of its affiliates with respect to the particular fund. Some dealers and intermediaries may have agreements with LMIS or one of its affiliates with respect to some Legg Mason Funds and not others. Depending on the dealer or intermediary to which you transfer the shares, certain shareholder services may not be available for the transferred shares. After the transfer, you may purchase additional fund shares. All future trading of fund shares, including exchanges, is subject to the rules of the dealer or intermediary and its continued agreement with the distributor that permits such trading.

You should contact your securities dealer, financial intermediary or the fund for further information on transferring fund shares.

VALUATION OF FUND SHARES

Pricing of a fund’s shares will not be done on days when the Exchange is closed. The Exchange currently observes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The methods used by the pricing service and the quality of the valuations so established are reviewed by the adviser under the general supervision of the Board.

Disclosure of Portfolio Holdings

Each Board has adopted the following policy with respect to the disclosure of each fund’s portfolio holdings. Each Board believes the policy is in the best interests of the respective fund and its shareholders and that it strikes an appropriate balance between the desire of investors for information about the fund’s portfolio holdings and the need to protect the fund from potentially harmful disclosures. The extent of these disclosures and when they will be made was reviewed and approved by each Board upon the recommendations of the fund’s investment adviser. Each Board will be provided with reports regarding any determinations made by the Chief Compliance Officer pursuant to the policy and any other material issues arising under the policy and can exercise oversight over the operation of the policy.

Policy. Except as described below, no portfolio holdings information of a fund shall be provided to any individual, investor, or other person or entity unless specifically authorized by the Chief Compliance Officer or a person authorized by the Chief Compliance Officer.

Public Disclosure of Portfolio Holdings. Each fund distributes complete portfolio holdings information to its shareholders through semi-annual and annual reports first mailed to shareholders within sixty days after period end. Such semi-annual and annual reports are also made available to the public through postings at the same time on the Legg Mason Funds’ website at http://www.leggmason.com/individualinvestors (click on the name of the fund). Additionally, complete portfolio holdings information is filed with the SEC on Form N-Q for the first and third quarters of the funds’ fiscal year. Each fund’s reports and its Form N-Q filings are available at the website of the SEC at http://www.sec.gov.

Complete portfolio holdings information may be provided to shareholders and other persons on a quarterly basis no sooner than 15 calendar days following the quarter-end, provided that such information has been made available to the public through a posting on the Legg Mason Funds’ website or by the filing of Form N-Q or Form N-CSR in accordance with SEC rules. Each fund intends to post their complete portfolio holdings 14 calendar days following the quarter-end.

Partial information concerning each fund’s portfolio holdings (such as top ten holdings) may be provided to shareholders and other persons in fact sheets and other formats on a monthly basis no sooner than 11 business days after month -end, provided that such information has been made available to the public through postings on the Legg Mason Funds’ website at least one day previously.

Complete or partial portfolio holdings information may be included in responses to Requests for Proposal, Pitch Books or similar marketing materials, provided that such information is based only on the latest portfolio holdings information publicly available in accordance with the funds’ policy.

Non-Public Dissemination of Portfolio Holdings Information. From time to time it may be necessary to disclose portfolio holdings that are not publicly available, to certain third parties. Such entities may be provided with information more current than the latest publicly-available portfolio holdings only if the Chief Compliance Officer determines that 1) more current information is necessary in order for the third party to complete its task, 2) the fund has a legitimate need for disclosing the information, and 3) the third party has agreed in writing (or is otherwise required by virtue of a written code of ethics, professional responsibility, governmental or SRO rules or fiduciary duty) to keep the information confidential, to use it only for the agreed-upon purpose(s), and not to trade securities on the basis of the information. No consideration may be received by any party for providing non-public portfolio holdings information to any third party, except consideration received by each fund in connection with the services being provided to it by the third party which receives the non-public information. The adviser and its affiliates shall not be deemed to have received consideration solely by the fact that services provided to each fund may result in sales of fund shares.

At the present time, the funds have ongoing arrangements with the following parties to provide them with non-public portfolio holdings information:

Service Providers:

State Street Bank and Trust Company — Information is provided daily with no time lag.

PricewaterhouseCoopers LLP — Information is provided as needed with no time lag.

K&L Gates LLP — Information is provided with Board materials approximately four to six weeks after quarter-end and may be provided at other times as needed with no time lag.

Vedder Price P.C. — Information is provided with Board materials approximately four to six weeks after quarter-end and may be provided at other times as needed with no time lag.

Other Third Parties:

Lipper Analytical Services Corporation — Information is provided quarterly with a time lag of six business days.

Bloomberg L.P. — Information is provided quarterly with a time lag of six business days.

A.S.A.P. Advisor Services, Inc. — Information is provided quarterly with a time lag of eight to ten business days.

Callan Associates Inc. — Information is provided quarterly with a time lag of eight to ten business days.

Cambridge Associates LLC — Information is provided quarterly with a time lag of eight to ten business days.

eVestment Alliance — Information is provided quarterly with a time lag of eight to ten business days.

Informa Investment Solutions — Information is provided quarterly with a time lag of eight to ten business days.

Mercer LLC — Information is provided quarterly with a time lag of eight to ten business days.

Morningstar — Information is provided quarterly with a time lag of eight to ten business days.

Prima Capital — Information is provided quarterly with a time lag of eight to ten business days.

Rogerscasey — Information is provided quarterly with a time lag of eight to ten business days.

Wilshire Associates Inc. — Information is provided quarterly with a time lag of eight to ten business days.

FactSet Research Systems, Inc. — Information is provided daily with no time lag.

Macgregor Professional Services — Information is provided as needed with no time lag.

Cabot Research, LLC — Information is provided weekly with no time lag.

DST Global Solutions Limited — Information is provided monthly with a time lag of six business days.

Fidelity Investments — Information is provided quarterly with a time lag of five business days.

In all cases, the party receiving the information has agreed in writing (or is otherwise required by virtue of a written code of ethics, professional responsibility, governmental or SRO rules or fiduciary duty) to keep the information confidential, to use it only for the agreed-upon purpose(s) and not to trade securities on the basis of such information.

Additionally, each fund may occasionally reveal certain of its current portfolio holdings information to broker/dealers in connection with that broker/dealer executing securities transactions on behalf of the fund. In such a case, the fund does not enter into a formal confidentiality agreement with the broker/dealer but relies on the broker/dealer’s obligations based on statutes, rules, and fiduciary obligations, not to trade based on the information or otherwise use it improperly. The fund would not continue to conduct business with a broker dealer whom the adviser believed was misusing the disclosed information.

The Boards, officers, and certain LMIS employees, including the funds’ accounting, legal, compliance, marketing, administrative personnel and members of certain LMIS committees or groups, have access to each fund’s portfolio holdings information prior to the time it is made public. All such persons are subject to a Code of Ethics that requires that portfolio holdings information be kept confidential and that they not trade securities on the basis of such information.

Each fund may also provide certain information (other than complete portfolio holdings) as set forth in paragraphs 1 and 2 below that is related to each fund’s portfolio holdings or derived from the fund’s portfolio holdings to individual and institutional shareholders, prospective shareholders, intermediaries working on behalf of these persons (including consultants and fiduciaries of 401(k) plans), and the media even if the information has not been made publicly available on the Legg Mason Funds’ website or in other published form, so long as the Chief Compliance Officer determines that the fund has a legitimate business purpose for disclosing the information and the dissemination cannot reasonably be seen to give the recipient an advantage in trading fund shares or in any other way harm the fund or its shareholders.

1. A small number of portfolio holdings (including information that a fund no longer holds a particular security). However, information about a security may not be released if it could reasonably be seen to interfere with the current or future purchase or sale activities of the fund or is contrary to applicable law. In this respect, information about intended or ongoing transactions may not be released. However, such disclosure may not be made pursuant to ongoing arrangements with third parties to make such information available.

2. General information about the portfolio holdings that cannot be used to determine the fund’s portfolio holdings or any portion thereof. This would include such characteristics of the fund as portfolio volatility, median capitalization, percentages of international and domestic securities, sector allocations, yields, performance attribution, types of bonds, term structure exposure, bond maturities and duration.

The Chief Compliance Officer may authorize another person to make the determinations required under this policy. If consistent with the best interests of the fund and its shareholders, such determinations (whether made by the Chief Compliance Officer or his/her designee) do not necessarily need to be made each time the information is disclosed. For example, such determinations may be made with respect to general categories or information or a particular type of information disclosed to a particular third party or category of third party.

TAX-DEFERRED QUALIFIED PLANS — CLASS A AND CLASS C SHARES

Investors may invest in Class A and Class C shares of a fund through IRAs, simplified employee pension plans (“SEPs”), savings incentive match plans for employees (“SIMPLES”), other qualified retirement plans and Coverdell ESAs (collectively, “qualified plans”). In general, income earned through the investment of assets of qualified plans is not taxed to their beneficiaries until the income is distributed to those beneficiaries (or, in the case of Roth IRAs and Coverdell ESAs, not at all if certain conditions are satisfied). Investors who are considering establishing a qualified plan should consult their attorneys or other tax advisers with respect to individual tax questions. Please consult your financial adviser for further information with respect to these plans.

Individual Retirement Account — IRA

TRADITIONAL IRA. Certain Class A and Class C shareholders who receive compensation, including earnings from self-employment, may establish and make contributions to an IRA. Your IRA contributions can be tax-deductible if neither you nor your spouse is an active participant in a qualified employer or government retirement plan. If you or your spouse is an active participant in such a plan, your IRA contribution may be deductible, in whole or in part, depending on the amount of your and your spouse’s combined adjusted gross income. In addition, all earnings grow tax-deferred until withdrawn, at which point distributions are taxed as ordinary income to you, usually after age 59 1/2, when you may be in a lower tax bracket. Withdrawals made before age 59 1/2 are generally subject to a 10% penalty.

ROTH IRA. Unlike a traditional IRA, a Roth IRA is only available to individuals who meet certain “modified adjusted gross income” (MAGI) limitations. Under certain circumstances, a traditional IRA may be converted to a Roth IRA; these conversions are, however, subject to federal income tax.

Contributions to a Roth IRA are not deductible; however, earnings accumulate tax-free in a Roth IRA, and withdrawals of earnings are not subject to federal income tax if the account has been held for at least five years (or, in the case of earnings attributable to a conversion of a traditional IRA, the conversion occurred more than five years before the withdrawal) and the account holder has reached age 59 1/2 (or certain other conditions apply).

Simplified Employee Pension Plan — SEP

LMIS makes available to corporate and other employers a SEP for investment in Class A and Class C shares of a fund.

Savings Incentive Match Plan for Employees — SIMPLE

An employer with no more than 100 employees that does not maintain another qualified retirement plan may establish a SIMPLE, either as a plan using separate IRAs or as part of a Code section 401(k) plan. A SIMPLE, which is not subject to the complicated nondiscrimination rules that generally apply to other qualified retirement plans, allows certain employees to make elective contributions of up to certain amounts each year and requires the employer to make matching contributions of up to 3% of each such employee’s salary or a 2% non-elective contribution.

Coverdell Education Savings Account — Coverdell ESA

A Coverdell ESA provides a vehicle for saving for a child’s education. A Coverdell ESA may be established for the benefit of any minor, and any person whose MAGI does not exceed certain levels may contribute to a Coverdell ESA, subject to certain annual limits on contributions. Contributions are not deductible and may not be made after the beneficiary reaches age 18; however, earnings accumulate tax-free, and withdrawals are not subject to tax if used to pay the qualified education expenses of the beneficiary (or a qualified family member).

For further information regarding any of the above qualified plans, including MAGI limitations, contact your financial adviser or Legg Mason Funds Investor Services at 1-800-822-5544.

Withholding

Withholding at the rate of 20% is required for federal income tax purposes on certain distributions (excluding, for example, certain periodic payments) from qualified retirement plans (except IRAs and SEPs), unless the recipient transfers the distribution directly to an “eligible retirement plan” (including an IRA or other qualified retirement plan) that accepts those distributions. Other distributions generally are subject to regular wage withholding or to withholding at the rate of 10% (depending on the type and amount of the distribution), unless the recipient elects not to have any withholding apply. Investors should consult their plan administrator or tax adviser for further information.

MANAGEMENT OF THE FUNDS

Under applicable law, each Board is responsible for management of its respective Corporation and provides broad oversight over its affairs. Each Board elects the respective Corporation’s officers who manage the day-to-day operations of the Corporations under the general direction of the Board.

The directors of each Corporation, including the directors who are not “interested persons” of the funds (the “Independent Directors”) as defined in the 1940 Act and executive officers of the funds, their years of birth, their principal occupations during at least the past five years (their titles may have varied during that period), the number of funds associated with Legg Mason the directors oversee and other board memberships the directors have held during the past five years are set forth below. The mailing address of each director and officer is c/o R. I. Frenkel, 100 International Drive, Baltimore, Maryland 21202.

Name, (Year of Birth) and Position with Corporation	Term of Office and Length of Time Served(1)	Number of Funds in Fund Complex Overseen by Director	Other Board Memberships Held by Director During the Past Five Years	Principal Occupation(s) During the Past Five Years
Independent Directors:

Hearn, Ruby P. (1940) Director/Trustee	Value Trust, Special Investment Trust and Investors Trust since 2004 and the Trust since 2009	15	None	Senior Vice President Emerita of The Robert Wood Johnson Foundation (non-profit) since 2001; Trustee of the New York Academy of Medicine since 2004; Director of the Institute for Healthcare Improvement since 2002; Member of the Institute of Medicine since 1982; formerly: Senior Vice President of The Robert Wood Johnson Foundation (1996 to 2001); Fellow of The Yale Corporation (1992 to 1998).

Lehman, Arnold L. (1944) Lead Independent Director/Trustee	Value Trust since 1982; Special Investment Trust since 1985; Investors Trust since 1993 and the Trust since 2009	15	None	Director of the Brooklyn Museum since 1997; Trustee of American Federation of Arts since 1998; formerly: Director of The Baltimore Museum of Art (1979 to 1997).

Name, (Year of Birth) and Position with Corporation	Term of Office and Length of Time Served(1)	Number of Funds in Fund Complex Overseen by Director	Other Board Memberships Held by Director During the Past Five Years	Principal Occupation(s) During the Past Five Years
Masters, Robin J.W. (1955) Director/Trustee	Value Trust, Special Investment Trust and Investors Trust since 2002 and the Trust since 2009	15	Director of Cheyne Capital International Limited (investment advisory firm). Director/Trustee of Legg Mason Institutional Funds plc, WA Fixed Income Funds plc and Western Asset Debt Securities Fund plc.	Retired; formerly: Chief Investment Officer of ACE Limited (insurance) (1986 to 2000).

McGovern, Jill E. (1944) Director/Trustee	Value Trust and Special Investment Trust since 1989; Investors Trust since 1993 and the Trust since 2009	15	Director of International Biomedical Research Alliance; Director of Lois Roth Endowment	Senior Consultant, American Institute for Contemporary German Studies (AICGS) since 2007; formerly: Chief Executive Officer of The Marrow Foundation (non-profit) (1993 to 2007); Executive Director of the Baltimore International Festival (1991 to 1993); Senior Assistant to the President of The Johns Hopkins University (1986 to 1990).

Mehlman, Arthur S. (1942) Director/Trustee	Value Trust, Special Investment Trust and Investors Trust since 2002 and the Trust since 2009	Director/Trustee of all Legg Mason Funds consisting of 15 portfolios; Director/Trustee of the Royce Family of Funds consisting of 30 portfolios.	Director of Municipal Mortgage & Equity, LLC.	Retired. Director, The University of Maryland Foundation since 1992; Director, The League for People with Disabilities since 2003; formerly: Partner, KPMG LLP (international accounting firm) (1972 to 2002).

Name, (Year of Birth) and Position with Corporation	Term of Office and Length of Time Served(1)	Number of Funds in Fund Complex Overseen by Director	Other Board Memberships Held by Director During the Past Five Years	Principal Occupation(s) During the Past Five Years
O’Brien, G. Peter (1945) Director/Trustee	Value Trust, Special Investment Trust and Investors Trust since 1999 and the Trust since 2009	Director/Trustee of all Legg Mason Funds consisting of 15 portfolios; Director/Trustee of the Royce Family of Funds consisting of 30 portfolios.	Director of Technology Investment Capital Corp.	Retired. Trustee Emeritus of Colgate University; Board Member, Hill House, Inc. (residential home care); Board Member, Bridges School (pre-school); formerly: Managing Director, Equity Capital Markets Group of Merrill Lynch & Co. (1971 to 1999).

Rowan, S. Ford (1943) Director/Trustee	Value Trust, Special Investment Trust and Investors Trust since 2002 and the Trust since 2009	15	None	Chairman, National Center for Critical Incident Analysis, National Defense University Foundation, since 2004; Trustee, St. John’s College, since 2006; formerly: Consultant, Rowan & Blewitt Inc. (management consulting) (1984 to 2007); Lecturer in Journalism, Northwestern University (1980 to 1993); Lecturer in Organizational Sciences, George Washington University (2000 to 2008); Director, Sante Fe Institute (1999 to 2008).

Name, (Year of Birth) and Position with Corporation	Term of Office and Length of Time Served(1)	Number of Funds in Fund Complex Overseen by Director	Other Board Memberships Held by Director During the Past Five Years	Principal Occupation(s) During the Past Five Years
Tarola, Robert M. (1950) Director/Trustee	Value Trust, Special Investment Trust and Investors Trust since 2004 and the Trust since 2009	15	Director of TeleTech Holdings, Inc. (business process outsourcing); Director of American Kidney Fund (renal disease assistance)	President of Right Advisory LLC (corporate finance and governance consulting) since 2008; Member, Investor Advisory Group of the Public Company Accounting Oversight Board since 2009; Executive Vice President and Chief Financial Officer of The Howard University since 2010 (higher education and health care); formerly: Senior Vice President and Chief Financial Officer of W.R. Grace & Co. (specialty chemicals) (1999 to 2008) and MedStar Health, Inc. (healthcare) (1996 to 1999); Partner, Price Waterhouse, LLP (accounting and auditing) (1984 to 1996).

Interested Directors:

Fetting, Mark R. (1954) Chairman and Director/Trustee	Director of Value Trust and Special Investment Trust since 2001; Director of Investors Trust since 2002; Trustee of the Trust since 2009 and Chairman since 2008 (2009 for the Trust)	Chairman and Director/ Trustee of all Legg Mason Funds consisting of 15 portfolios; Director/ Trustee of the Royce Family of Funds consisting of 30 portfolios.	None	President, CEO, Chairman and Director of Legg Mason, Inc. and Chairman of Legg Mason Funds since 2008; formerly: President of all Legg Mason Funds (2001 to 2008); Senior Executive Vice President of Legg Mason, Inc., Director and/or officer of various Legg Mason, Inc. affiliates (2000 to 2008); Division President and Senior Officer of Prudential Financial Group, Inc. and related companies, including fund boards and consulting services to subsidiary companies (1991 to 2000); Partner, Greenwich Associates (financial consulting); Vice President, T. Rowe Price Group, Inc.

Name, (Year of Birth) and Position with Corporation	Term of Office and Length of Time Served(1)	Number of Funds in Fund Complex Overseen by Director	Other Board Memberships Held by Director During the Past Five Years	Principal Occupation(s) During the Past Five Years
Odenath, David (1957) President and Director/Trustee	Value Trust, Special Investment Trust and Investors Trust since 2008 and the Trust since 2009	15	None	Senior Executive Vice President of Legg Mason, Inc. and President of Legg Mason Funds since 2008; formerly: President of Prudential Annuities (2002 to 2008); Executive Vice President (2003 to 2008) of American Skandia Investment Services, Inc; Chief Executive Officer and Director (2003 to 2008) of American Skandia Life Assurance Corporation, American Skandia Information Services and Technology Corporation and Skandia U.S. Inc.; President, Chief Executive Officer and Director (2003 to 2008) of American Skandia Marketing, Inc.; President, Chief Executive Officer, Chief Operating Officer and Officer-In-Charge (1999 to 2003) of Prudential Investments; Senior Vice President (1999 to 2008) of Prudential Financial, Inc.; Senior Vice President (1993 to 1999) of PaineWebber Group, Inc. (investment banking).

Name, (Year of Birth) and Position with Corporation	Term of Office and Length of Time Served(1)	Principal Occupation(s) During the Past Five Years
Executive Officers:

Becker, Ted P. (1951) Vice President and Chief Compliance Officer	Value Trust, Special Investment Trust and Investors Trust since 2007 and the Trust since 2009	Director of Global Compliance at Legg Mason, Inc. (since 2006); Managing Director of Compliance at Legg Mason & Co. (since 2005); Chief Compliance Officer with certain mutual funds associated with Legg Mason Partners Fund Advisor, LLC (“LMPFA”) (since 2006); Chief Compliance Officer of LMPFA and certain affiliates (since 2006); formerly: Managing Director of Compliance at Citigroup Asset Management (“CAM”) (2002 to 2005). Prior to 2002, Managing Director-Internal Audit & Risk Review at Citigroup Inc.

Berarducci, Christopher (1974) Treasurer	Since 2010	Assistant Vice President of Legg Mason & Co. (since 2007); Treasurer of certain mutual funds associated with Legg Mason & Co. (since 2010); formerly: Assistant Controller of certain mutual funds associated with LMPFA (2007 to 2010); Manager of Fund Administration at UBS Global Asset Management (2005 to 2007); Assistant Vice President and Manager of Fund Administration at JPMorgan Chase & Co. (2000 to 2005).

Name, (Year of Birth) and Position with Corporation	Term of Office and Length of Time Served(1)	Principal Occupation(s) During the Past Five Years
Gerken, R. Jay (1951) Vice President	Since 2009	Managing Director of Legg Mason & Co., LLC, Chairman, President and Chief Executive Officer of certain mutual funds associated with LMPFA or its affiliates; Chairman, President and Chief Executive Officer of LMPFA (since 2006); President and CEO of Smith Barney Fund Management LLC and Chairman, President and CEO of Citi Fund Management Inc. (since 2002); formerly: Chairman, President and Chief Executive Officer of Travelers Investment Adviser, Inc. (2002 to 2005).

Frenkel, Robert I. (1954) Secretary and Chief Legal Officer	Since 2009	Managing Director and General Counsel of Global Mutual Funds for Legg Mason & Co. (since 2005); Secretary and Chief Legal Officer of certain mutual funds associated with Legg Mason & Co. (since 2003); formerly: Managing Director and General Counsel of Global Mutual Funds for CAM (2000 to 2005); Secretary of CFM (2001 to 2004).

Ozsolak, Kaprel (1965) Chief Financial Officer	Since 2009	Director of Legg Mason & Co. (since 2005); Chief Financial Officer of certain mutual funds associated with Legg Mason & Co. (since 2005); formerly: Treasurer of certain mutual funds associated with Legg Mason & Co. (2005 to 2010); Vice President at CAM (1996 to 2005); Chief Financial Officer and Treasurer of certain mutual funds associated with CAM (2004 to 2005); Controller of certain mutual funds associated with CAM (2002 to 2004).

(1)	Officers of each Corporation are elected to serve until their successors are elected and qualified. Directors of each Corporation serve a term of indefinite length until their retirement, resignation or removal and stand for re-election by shareholders only as and when required by the 1940 Act.

Mr. Odenath and Mr. Fetting are considered to be interested persons, as defined in the 1940 Act, of the Corporations and Trust on the basis of their employment with the funds’ adviser or its affiliated entities (including the funds’ principal underwriter) and Legg Mason, Inc., the parent holding company of those entities, as well as their ownership of Legg Mason, Inc. stock.

The directors of each Corporation were selected to serve or continue on the Board based upon their skills, experience, judgment, analytical ability, intelligence, common sense, current or previous profit and non-profit board membership, experience on the Boards and, for each Independent Director, their demonstrated willingness to take an independent and questioning stance toward management. Each director also now has considerable familiarity with the Corporations, their adviser and distributor, and their operations, as well as the special regulatory requirements governing regulated investment companies and the special responsibilities of investment company directors as a result of his or her substantial prior service as a director/trustee of the Corporations. No particular qualification, experience or background establishes the basis for any director’s position on the Boards and the Nominating Committees and individual Board members may have attributed different weights to the various factors.

In addition, the following specific experience, qualifications, attributes and/or skills apply as to a director as noted: Dr. Hearn, experience in senior management and on the boards of non-profit organizations devoted to health and health care, scientific analytical training and service on the governing board and policy making body for a university; Mr. Lehman, experience as chief executive officer of major museums and other entities involved in the arts, experience as Lead Independent Director and experience as a founding director of the Legg Mason Funds; Ms. Masters, investment management experience as chief investment officer and director of an investment advisory firm and service on the boards of other investment companies; Dr. McGovern, experience as chief executive officer of a foundation and non-profit fundraising organization devoted to programs of the National Marrow Donor Program; Mr. Mehlman, accounting, auditing and management experience with an international accounting firm, and service on the boards of a for profit publicly held entity, an academic foundation and a non-profit organization that provides services for individuals of all abilities; Mr. O’Brien, experience at senior levels of large financial services company and service on the boards of academic institutions and a residential home care company; Mr. Rowan, experience in business and management consulting, academic experience as a lecturer in organizational sciences and journalism, experience in senior levels of a non-profit organization dedicated to the management of critical events and service on the board of a non-profit independent research and educational center; Mr. Tarola, experience as chief financial officer and in senior management of a university, a healthcare organization and a specialty chemicals company, as an advisory group member to the Public Company Accounting Oversight Board, as a partner with an international accounting firm, and in senior management of a corporate finance and governance consulting organization; Mr. Fetting, investment management experience as an executive and leadership roles within Legg Mason and affiliated entities; and Mr. Odenath, investment management experience as an executive and leadership roles within Legg Mason and affiliated entities and executive and leadership roles with other financial services firms. References to the qualifications, attributes and skills of directors are pursuant to requirements of the Securities and Exchange Commission, do not constitute holding out of the Board or any director as having any special expertise and shall not impose any greater responsibility or liability on any such person or on the Board by reason thereof.

Each Board is responsible for overseeing the management and operations of its respective fund. Mark Fetting serves as Chairman of each Board. Mr. Fetting is an interested person of each fund. Independent Directors constitute more than 75% of each Board.

Each Board has three standing committees: the Audit Committee, Nominating Committee and Independent Directors Committee. Each of the Audit, Nominating and Independent Directors Committees is chaired by an Independent Director and composed of all of the Independent Directors. The chair of the Independent Directors Committee serves as Lead Independent Director. Where the Boards deem appropriate, it appoints ad hoc committees.

The Lead Independent Director and the chairs of the Audit and Nominating Committees work with the Chairman of the Boards, management personnel and counsel to set the agendas for Board and committee meetings. The Lead Independent Director also serves as a key point person for dealings between management and the Independent Directors. As noted below, through the committees the Independent Directors consider and address important matters involving the funds, including those presenting conflicts or potential conflicts of interest for management. The Independent Directors also regularly meet outside the presence of management and are advised by experienced independent legal counsel knowledgeable in matters of investment company regulation. The Boards have determined that its committees help ensure that the funds have effective and independent governance and oversight. The Boards also have determined that its leadership structure is appropriate given that investors, by purchasing a fund, have selected Legg Mason to provide overall management to the fund. Each Board’s Chair, Mr. Fetting, as a fund industry career professional and an officer of Legg Mason, is in a unique position to understand developments in the fund industry, as well as developments in management and distribution that may give rise to important opportunities or potential changes in direction for the funds. The Boards also believe that their leadership structure facilitates the orderly and efficient flow of information to the Independent Directors from management, including the funds’ adviser, and provides the Independent Directors an opportunity to air their views, determine matters of significance to the funds and their shareholders, and interact and communicate effectively with management on those matters.

Each Board’s Audit Committee’s purposes are (i) to oversee the Corporation’s accounting and financial reporting policies and practices; (ii) to oversee the quality of the funds’ financial statements and the independent audit thereof; (iii) to oversee the integrity of the process by which the financial statements are prepared, and the independent audit thereof; and (iv) to act as liaison between the Corporation’s independent auditor and the Board. Each Audit Committee meets at least twice a year with the Corporation’s independent registered public accounting firm and officers to consider issues relating to the accounting principles used by the Corporation, the auditor’s assessment of the adequacy of internal controls, the qualifications and fees of the independent registered public accounting firm, the scope of the audit services and any permissible non-audit services for which they are retained, the results of the audit and other matters.

Each Board’s Nominating Committee meets as necessary to review and nominate candidates for positions as directors and to fill vacancies on the Board. The selection and nomination of candidates to serve as independent directors to the Corporations is committed to the discretion of the Corporations’ current Independent Directors. Each Nominating Committee will accept recommendations for nominations from any source it deems appropriate and may consider nominees recommended by a shareholder. Shareholders who wish to recommend a nominee should send recommendations to the Corporations’ Secretary that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors. A recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Boards and to serve if elected by the shareholders.

Each Nominating Committee also identifies potential nominees through its network of contacts and may also engage, if it deems appropriate, a professional search firm. Each Committee meets to discuss and consider such candidates’ qualifications and then chooses a candidate by majority vote. While there is no formal list of qualifications, each Nominating Committee considers, among other things, whether prospective nominees have distinguished records in their primary careers, unimpeachable integrity and substantive knowledge in areas important to the Board’s operations, such as background or education in finance, auditing, securities law, the workings of the securities markets, or investment advice, or backgrounds in senior management or sensitive fiduciary positions, such as oversight of the endowments of not-for-profit entities. For candidates to serve as Independent Directors, independence from the Corporations’ adviser, their affiliates and other principal service providers is critical, as is an independent and questioning mindset. Each Committee also considers whether the prospective candidates’ workloads would allow them to attend the vast majority of Board meetings, be available for service on Board committees and devote the additional time and effort necessary to keep up with Board matters and the rapidly changing regulatory environment in which the Corporation operates. Different substantive areas may assume greater or lesser significance at particular times, in light of the respective Board’s present composition and the Committee’s (or the Board’s) perceptions about future issues and needs.

Each Independent Directors Committee’s purposes are (i) to review arrangements between the respective fund and its service providers, including the review of the Corporation’s advisory and distribution arrangements in accordance with the 1940 Act; (ii) to carry out the responsibilities of independent directors pursuant to Rule 38a-1 under the 1940 Act; (iii) to provide Independent Directors an opportunity to exchange views and formulate positions separately from management; and (iv) to oversee issues related to the Independent Directors that are not specifically delegated to another Board Committee.

As an integral part of its responsibility for oversight of each fund in the interests of shareholders, the Boards oversee risk management of the funds’ investment program and business affairs. The Boards view risk management as an important responsibility of management and have emphasized to the funds’ adviser the importance of maintaining vigorous risk management programs. Oversight of the risk management process is part of the Boards’ general oversight of the funds and their service providers. The Boards exercise oversight of the risk management processes through oversight by the full Boards.

The funds face a number of risks, such as investment risk, counterparty risk, valuation risk, reputational risk, risk of operational failure or lack of business continuity and legal, compliance and regulatory risk. Risk management seeks to identify and address risks, i.e., events or circumstances that could have material adverse effects on the business, operations, shareholder services, investment performance or reputation of the funds. Under the overall supervision of the Boards, the funds, the, the funds’ adviser and the affiliates of the adviser, or other service providers to the funds, employ a variety of processes, procedures and controls to identify various of those possible events or circumstances, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur. Different processes, procedures and controls are employed with respect to different types of risks. Various personnel, including the funds’ and the adviser’s CCOs and the adviser’s chief risk officer, as well as various personnel of the adviser and other service providers such as the funds’ independent accountant, make reports to the Boards with respect to various aspects of risk management, as well as events and circumstances that have arisen and responses thereto. The Boards recognize that not all risks that may affect the funds can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve the funds’ goals, and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness. Moreover, reports received by the directors as to risk management matters are typically summaries of the relevant information. Furthermore, it is in the very nature of certain risks that they can be evaluated only as probabilities, and not as certainties. As a result of the foregoing and other factors, the Boards’ risk management oversight is subject to substantial limitations, and no risk management program can predict the likelihood or seriousness of, or mitigate the effects of, all potential risks.

For Value Trust, Special Investment Trust and Investors Trust, during the fiscal period ended October 31, 2009, the Audit Committee of each Board met two times, the Nominating Committee of each Board did not meet and the Independent Directors Committee of each Board met two times. For Value Trust, Special Investment Trust and Investors Trust, during the fiscal year ended March 31, 2009, the Audit Committee of each Board met four times, the Nominating Committee of each Board did not meet and the Independent Directors Committee of each Board met four times. Research Fund had not yet commenced operations as of the date of this SAI.

The following table shows each director’s ownership of shares of the funds and of all the Legg Mason Funds served by the director as of December 31, 2009:

Name of Director	Dollar Range of Equity Securities in:		Aggregate Dollar Range of Shares in the Legg Mason Funds Owned by Director

Independent Directors:*

Hearn, Ruby P.	Value Trust Special Investment Trust American Leading Companies	$50,001 - $100,000 None None	$50,001 - $100,000

Lehman, Arnold L.	Value Trust Special Investment Trust American Leading Companies	Over $100,000 Over $100,000 None	Over $100,000

Masters, Robin J.W.	Value Trust Special Investment Trust American Leading Companies	$10,001 - $50,000 $50,001 - $100,000 None	Over $100,000

McGovern, Jill E.	Value Trust Special Investment Trust American Leading Companies	Over $100,000 Over $100,000 $1 - $10,000	Over $100,000

Mehlman, Arthur S.	Value Trust Special Investment Trust American Leading Companies	$10,001 - $50,000 $50,001 - $100,000 None	Over $100,000

O’Brien, G. Peter	Value Trust Special Investment Trust American Leading Companies	Over $100,000 Over $100,000 Over $100,000	Over $100,000

Rowan, S. Ford	Value Trust Special Investment Trust American Leading Companies Research Fund	Over $100,000 Over $100,000 $50,001 - $100,000 N/A	Over $100,000

Tarola, Robert M.	Value Trust Special Investment Trust American Leading Companies	$10,001 - $50,000 $50,001 - $100,000 $10,001 - $50,000	Over $100,000

Interested Directors:*

Fetting, Mark R.	Value Trust Special Investment Trust American Leading Companies	Over $100,000 None None	Over $100,000

Odenath, David R.**	Value Trust Special Investment Trust American Leading Companies	None None None	None

*	Research Fund had not yet commenced operations as of December 31, 2009.
**	As of March 18, 2010, Mr. Odenath beneficially owned shares of the funds with an aggregate value between $50,001 — $100,000, consisting of Legg Mason BW Global Opportunities Bond Fund with a value between $10,001 — $50,000; Legg Mason Batterymarch Emerging Markets Trust with a value between $10,001 — $50,000; Legg Mason Capital Management Special Investment Trust with a value between $1 — $10,000; and Legg Mason Capital Management Value Trust with a value between $1 - $10,000.

For Value Trust, Special Investment Trust and Investors Trust, as of December 31, 2009, none of the Independent Directors or their immediate family members owned beneficially or of record any securities of the funds’ adviser or distributor, or in a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with the adviser or distributor of the funds. Research Fund had not yet commenced operations as of the date of this SAI.

Information regarding compensation paid by the Corporations to the Boards is set forth below. The Independent Directors receive an annual retainer plus a fee for each meeting of the Board attended and are reimbursed for all out-of-pocket expenses relating to attendance at such meetings. Directors who are interested persons of the Corporation, as defined in the 1940 Act, receive no compensation from the Corporations for their service as a director, but may be reimbursed by Legg Mason for reasonable out-of-pocket travel expenses for attending Board meetings.

For serving as a director/trustee of certain of the Legg Mason mutual funds, each Independent Director receives an annual retainer of $75,000 and a fee of $7,500 for each regularly scheduled meeting he or she attends. Individual directors may elect to defer all or a portion of their fees through deferred compensation plans. The Lead Independent Director receives additional compensation of $18,000 annually. The Chair of the Audit Committees receives additional compensation of $10,000 annually. The Co-Chairs of the Nominating Committees receive additional compensation of $5,000 in any year where the Committees are active. Independent Directors will also receive a fee of $3,750 or $1,250 for any special Board meeting they attend in person or by telephone, respectively. The Independent Directors review the level of director compensation periodically in order to determine if adjustments are appropriate. This review is conducted in consultation with the funds’ counsel, independent director counsel and independent consultants, as the Independent Directors deem appropriate. Changes in compensation will depend on, among other things, the number, type and size of funds overseen by the Independent Directors, market changes in mutual fund director compensation, changes in the operational and regulatory environment and changes in the oversight role played by the Independent Directors.

The following table provides certain information relating to the compensation of each Corporation’s directors. None of the Legg Mason Funds has any retirement plan for its directors. However, each director may participate in a deferred compensation plan as discussed below.

Name of Person and Position	Aggregate Compensation From Value Trust			Aggregate Compensation From Special Investment Trust			Aggregate Compensation From Investors Trust			Total Compensation from Legg Mason Funds***	Total Compensation From Fund Complex****
Independent Directors:@
Hearn, Ruby P. Director*****	$ $	11,861 20,518	* **	$ $	11,840 11,123	* **	$ $	12,958 6,293	* **	$119,549	$119,549

Lehman, Arnold L. Director*****	$ $	13,746 23,928	* **	$ $	13,721 12,923	* **	$ $	15,306 8,625	* **	$147,363	$147,363

Masters, Robin J.W. Director	$ $	12,186 20,518	* **	$ $	12,165 11,123	* **	$ $	13,577 6,293	* **	$113,750	$113,750

McGovern, Jill E. Director*****	$ $	11,961 20,518	* **	$ $	11,940 11,123	* **	$ $	13,128 9,006	* **	$159,681	$159,681

Mehlman, Arthur S. Director	$ $	12,925 22,412	* **	$ $	12,904 12,124	* **	$ $	14,284 6,899	* **	$123,750	$256,150

O’Brien, G. Peter Director*****	$ $	12,151 25,751	* **	$ $	12,120 16,293	* **	$ $	13,478 9,715	* **	$165,347	$297,747

Rowan, S. Ford Director	$ $	11,961 20,518	* **	$ $	11,940 11,123	* **	$ $	13,128 6,293	* **	$113,750	$113,750

Name of Person and Position	Aggregate Compensation From Value Trust			Aggregate Compensation From Special Investment Trust			Aggregate Compensation From Investors Trust			Total Compensation from Legg Mason Funds***	Total Compensation From Fund Complex****
Tarola, Robert M. Director	$ $	12,151 20,518	* **	$ $	12,120 11,123	* **	$ $	13,478 6,293	* **	$107,500	$107,500
Interested Directors:@
Fetting, Mark R. Chairman of the Board and Director		None			None			None		None	None
Odenath, David R. President and Director		None			None			None		None	None

@	The Research Fund had not yet commenced operations as of the date of this SAI and therefore has not yet paid any compensation to the trustees of the Trust.
*	Represents compensation paid to the directors for the fiscal year ended March 31, 2009.
**	Represents compensation paid to the directors for the fiscal period ended October 31, 2009.
***	Represents aggregate compensation paid to each director during the calendar year ended December 31, 2009 from the Legg Mason Funds. At the end of that period there were 9 open-end investment companies in the Legg Mason Funds, consisting of 13 portfolios.
****	Represents aggregate compensation paid to each director during the calendar year ended December 31, 2009 from the Fund Complex.
*****	The total amount of deferred compensation accrued by the Corporations (including earnings or depreciation in value of amounts deferred) through December 31, 2009 for participating directors is as follows: Ruby P. Hearn, $18,983; Arnold L. Lehman, $69,111; Jill E. McGovern, $196,806; and G. Peter O’Brien, $28,482.

Officers receive no compensation from the Corporations, although they may be reimbursed by Legg Mason for reasonable out-of-pocket travel expenses for attending Board meetings.

On January 29, 2010, the directors and officers of each Corporation beneficially owned in the aggregate less than 1% of any class of each fund's outstanding shares. Research Fund had not yet commenced operations as of the date of this SAI.

On January 29, 2010, the following shareholders owned of record or beneficially 5% or more of a class of the outstanding shares of a fund. Unless otherwise indicated, each of the shareholders listed below may be contacted c/o Legg Mason Funds at 100 International Drive, 7th Floor, Baltimore, Maryland 21202, Attn: Fund Secretary.

Name and Address	Fund/Class	% of Class Held
Citigroup Global Markets, Inc. House Account 700 Red Brook Owings Mills, MD 21117-5184	Value Trust — Class A	78.63%

Citigroup Global Markets, Inc. House Account 700 Red Brook Owings Mills, MD 21117-5184	Value Trust — Class C	67.75%

Emjayco fbo Aireco Supply 401k c/o Fascore LLC 8515 East Orchard Rd. 2T2 Greenwood Village, CO 80111-5002	Value Trust — Class R	7.16%

Name and Address	Fund/Class	% of Class Held
MG Trust Company Cust. Fbo The J. Craig Venter Science 700 17th Street, Suite 300 Denver, CO 80202-3531	Value Trust — Class R	6.36%

Emjayco fbo Strategic Insight 8515 East Orchard Rd. 2T2 Greenwood Village, CO 80111-5002	Value Trust — Class R	5.25%

National Financial Services Corp 200 Liberty St 5th FL 1 World Financial Center New York, NY 10281-5598	Value Trust — Class R	5.19%

National Financial Services Corp 200 Liberty St 5th FL 1 World Financial Center New York, NY 10281-5598	Value Trust — Class FI	35.09%

T. Rowe Price Retirement Services, Inc. FBO State of Illinois DC Plan 4515 Painters Mill Rd. Owings Mills, MD 21117-4903	Value Trust — Class FI	22.59%

ICMA Retirement Services Vantage Trust — NAV 777 North Capitol St., N.E. Suite 600 Washington, D.C. 20002-4240	Value Trust — Class FI	8.26%

ICMA Retirement Services Vantage Trust — Unitized 777 North Capitol St., N.E. Suite 600 Washington, D.C. 20002-4240	Value Trust — Class FI	6.98%

First Clearing LLC Special Custody Acct for the Exclusive Benefit of Customers 2801 Market Street St. Louis, MO 63103-2523	Value Trust — Class I	24.59%

National Financial Services Corp 200 Liberty St 5th FL 1 World Financial Center New York, NY 10281-5598	Value Trust — Class I	16.47%

Citigroup Global Markets, Inc. 333 West 34th Street New York, NY 10001-2402	Value Trust — Class I	8.72%

Charles Schwab & Co, Inc. Special Custody Account Benefit of Customers 101 Montgomery Street San Francisco, CA 94104-4122	Value Trust — Class I	6.11%

Name and Address	Fund/Class	% of Class Held
State of Colorado CollegeInvest Equity Portfolio Scholars Choice College Savings Program Attn: Steve Bleiberg 620 8th Ave., 49th Fl New York, NY 10018-1618	Value Trust — Class I	5.71%

Citigroup Global Markets, Inc. House Account 700 Red Brook Owings Mills, MD 21117-5184	Special Investment Trust — Class A	84.35%

Citigroup Global Markets, Inc. House Account 700 Red Brook Owings Mills, MD 21117-5184	Special Investment Trust — Class C	76.61%

National Financial Services Corp 200 Liberty St 5th FL 1 World Financial Center New York, NY 10281-5598	Special Investment Trust — Class R	13.25%

Reliance Trust Company Cust fbo Callahan Chemical Company 401k P.O. Box 48529 Atlanta, GA 30362-1529	Special Investment Trust — Class R	12.97%

Emjayco fbo Merritt Management Corp 401k c/o Fascore LLC 8515 East Orchard Rd. 2T2 Greenwood Village, CO 80111-5002	Special Investment Trust — Class R	11.91%

Emjayco fbo Strategic Insight 8515 East Orchard Rd. 2T2 Greenwood Village, CO 80111-5002	Special Investment Trust — Class R	7.38%

Emjayco fbo Weldon Materials 401k c/o Fascore LLC 8515 East Orchard Rd. 2T2 Greenwood Village, CO 80111-5002	Special Investment Trust — Class R	7.23%

Emjayco fbo The Sheridan Group 401k P.O. Box 17909 Milwaukee, WI 53217	Special Investment Trust — Class FI	74.61%

Merrill Lynch Pierce Fenner & Smith, Inc. For the sole benefit of its Customers 4800 Deer Lake Drive Jacksonville, FL 32246-6484	Special Investment Trust — Class FI	5.51%

Delaware Charter fbo Principal Financial Group 711 High Street Des Moines, IA 50392-0001	Special Investment Trust — Class FI	5.08%

Name and Address	Fund/Class	% of Class Held
Edvest Legg Mason Aggressive Portfolio P.O. Box 3152 Milwaukee, WI 53201-3152	Special Investment Trust — Class I	28.08%

Citigroup Global Markets, Inc. 333 West 34th Street New York, NY 10001-2402	Special Investment Trust — Class I	21.44%

Charles Schwab Trust Co. ttee for Legg Mason Profit Sharing and 401k Plan 12401 Research Blvd. Austin, TX 78759-2316	Special Investment Trust — Class I	17.71%

National Financial Services Corp 200 Liberty St 5th FL 1 World Financial Center New York, NY 10281-5598	Special Investment Trust — Class I	16.24%

Citigroup Global Markets, Inc. House Account 700 Red Brook Owings Mills, MD 21117-5184	American Leading Companies — Class A	91.61%

Citigroup Global Markets, Inc. House Account 700 Red Brook Owings Mills, MD 21117-5184	American Leading Companies — Class C	77.99%

Citigroup Global Markets, Inc. 333 West 34th Street New York, NY 10001-2402	American Leading Companies — Class I	40.67%

Charles Schwab Trust Co. ttee for Legg Mason Profit Sharing and 401k Plan 12401 Research Blvd. Austin, TX 78759-2316	American Leading Companies — Class I	38.30%

Charles Schwab & Co, Inc. Special Custody Account Benefit of Customers 101 Montgomery Street San Francisco, CA 94104-4122	American Leading Companies — Class I	12.37%

THE FUNDS’ INVESTMENT ADVISER/MANAGER/ADMINISTRATOR

LMCM, a Maryland corporation, is located at 100 International Drive, Baltimore, Maryland 21202. LMCM is a wholly owned subsidiary of Legg Mason, Inc., which is also the parent of LMIS and Legg Mason Partners Fund Advisor, LLC (“LMPFA”). LMCM serves as manager and investment adviser to each fund pursuant to a separate Investment Advisory and Management Agreement with each fund (each, a “Management Agreement”).

LMPFA, a Delaware limited liability company, is located at 620 Eighth Avenue, New York, New York 10018. LMPFA serves as administrator to each fund pursuant to separate Sub-Administration Agreements with LMCM (each, a “Sub-Administration Agreement”).

Each Management Agreement provides that, subject to overall direction by the Board, LMCM manages or oversees the investment and other affairs of each fund. LMCM is responsible for managing each fund consistent with the 1940 Act, the Code, and the fund’s investment objective and policies described in its Prospectus and this SAI. LMCM is obligated to (a) provide each fund with office facilities and personnel and maintain each fund’s books and records; (b) supervise all aspects of each fund’s operations; (c) bear the expense of certain informational and purchase and redemption services to each fund’s shareholders; (d) arrange, but not pay for, the periodic updating of prospectuses and preparing proxy materials, tax returns and reports to shareholders and state and federal regulatory agencies; and (e) report regularly to each fund’s officers and directors. In addition, LMCM has agreed to reduce advisory fees for Value Trust and Special Investment Trust in an amount equal to those funds’ auditing fees and compensation of their independent directors. LMCM and its affiliates pay all compensation of directors and officers of each fund who are officers, directors or employees of LMCM. Each fund pays all of its expenses which are not expressly assumed by LMCM. These expenses include, among others, interest expense, taxes, brokerage fees and commissions, expenses of preparing and printing prospectuses, statements of additional information, proxy statements and reports to shareholders and of distributing them to existing shareholders, custodian charges, transfer agency fees, distribution fees to LMIS, each fund’s distributor, compensation of the independent directors, legal and audit expenses, insurance expenses, shareholder meetings, proxy solicitations, expenses of registering and qualifying fund shares for sale under federal and state law, governmental fees and a portion of expenses incurred in connection with membership in investment company organizations. A fund also is liable for such nonrecurring expenses as may arise, including litigation to which the fund may be a party. A fund may also have an obligation to indemnify its directors and officers with respect to litigation.

Advisory fees are allocated among each class based on their pro rata share of fund assets.

LMCM receives for its services to Value Trust, Special Investment Trust, American Leading Companies, and Research Fund, an advisory fee, calculated daily and payable monthly.

Fee Rate
Value Trust	0.70% up to the first $1 billion of average daily net assets; 0.68% on average daily net assets between $1 billion and $2 billion; 0.65% on average daily net assets between $2 billion and $5 billion; 0.62% on average daily net assets between $5 billion and $10 billion; and 0.59% of average daily net assets exceeding $10 billion

Special Investment Trust	0.70% up to the first $1 billion of average daily net assets; 0.68% on average daily net assets between $1 billion and $2 billion; 0.65% on average daily net assets between $2 billion and $5 billion; 0.62% on average daily net assets between $5 billion and $10 billion; and 0.59% of average daily net assets exceeding $10 billion

American Leading Companies	0.70% up to the first $1 billion of average daily net assets; 0.68% on average daily net assets between $1 billion and $2 billion; 0.65% on average daily net assets between $2 billion and $5 billion; 0.62% on average daily net assets between $5 billion and $10 billion; and 0.59% of average daily net assets exceeding $10 billion

Research Fund	0.70% up to the first $1 billion of average daily net assets; 0.68% on average daily net assets between $1 billion and $2 billion; 0.65% on average daily net assets between $2 billion and $5 billion; 0.62% on average daily net assets between $5 billion and $10 billion; and 0.59% of average daily net assets exceeding $10 billion

For American Leading Companies, LMCM has agreed to forgo fees and/or reimburse operating expenses (other than interest, taxes, extraordinary expenses and brokerage commissions), subject to recapture as described below. As a result, total annual operating expenses in the “Annual fund operating expenses” table in the

Prospectus are not expected to exceed 1.20%, 1.95%, 1.45%, 1.95%, 1.20%, and 0.95% for Class A, C, R, R1, FI and I shares, respectively. This arrangement cannot be terminated prior to December 31, 2011 without the Board’s consent but may be terminated at any time after that date by LMCM. The arrangement, however, may be modified by LMCM to decrease total annual operating expenses at any time. LMCM is also permitted to recapture amounts forgone or reimbursed to a class within three years after the year in which LMCM earned the fee or incurred the expense if the class’ total annual operating expenses have fallen to a level below the limit described above. In no case will LMCM recapture any amount that would result, on any particular business day of the fund, in the class’ total annual operating expenses exceeding this limit.

For Research Fund, LMCM has agreed to forgo fees and/or reimburse operating expenses (other than interest, taxes, extraordinary expenses and brokerage commissions (except for brokerage commissions paid on purchases and sales of shares of ETFs)), subject to recapture as described below. As a result, total annual operating expenses are not expected to exceed 1.30%, 2.05%, 1.30%, 1.55%, 2.05% and 1.05% for Class A, C, FI, R, R1 and I shares, respectively. These arrangements are expected to continue until December 31, 2011, may be terminated prior to that date by agreement of LMCM and the Board, and may be terminated at any time after that date by LMCM. The arrangements, however, may be modified by LMCM to decrease total annual operating expenses at any time. LMCM is also permitted to recapture amounts forgone or reimbursed to a class within three years after the year in which LMCM earned the fee or incurred the expense if the class’ total annual operating expenses have fallen to a level below the limit described above. In no case will LMCM recapture any amount that would result, on any particular business day of the fund, in the class’ total annual operating expenses exceeding this limit or any other limit then in effect.

In addition, Value Trust’s and Special Investment Trust's Management Agreements with LMCM provide that expense waivers and/or expense reimbursements be made to the funds for audit fees and compensation of the funds' independent directors and certain other expenses.

For the following fiscal periods, the funds, other than Research Fund, incurred advisory fees of (prior to fees waived and/or expenses reimbursed):@

	2009*	2009**	2008**	2007**
Value Trust	$16,800,059	$48,890,716	$118,452,175	$129,573,762
Special Investment Trust	$4,275,833	$9,464,268	$22,671,688	$25,357,298
American Leading Companies	$908,029	$2,571,941	$5,590,730	$5,631,785

@	As of the date of this SAI, Research Fund had not commenced operations.
*	Period from April 1, 2009 to October 31, 2009.
**	Prior to April 1, 2009 the funds’ fiscal years ended March 31.

For the following fiscal periods, LMCM waived fees and/or reimbursed expenses in the following amounts:

	2009*	2009**	2008**	2007**
Value Trust	$61,685	$160,324	$146,250	$134,627
Special Investment Trust	$33,626	$141,525	$126,238	$116,043
American Leading Companies	$811	$31,173	$0	$0

*	Period from April 1, 2009 to October 31, 2009.
**	Prior to April 1, 2009 the funds’ fiscal years ended March 31.

Pursuant to Sub-Administration Agreements between LMCM and LMPFA, LMPFA agrees, among other things, to provide each fund with office facilities and personnel, maintain the funds’ books and records and supply the directors and officers of the funds with statistical reports and information regarding the funds. For LMPFA’s services to the funds, LMCM, not the funds, pays LMPFA 0.05% of each fund’s average daily net assets.

Under each Management Agreement, each fund has the non-exclusive right to use the name “Legg Mason” until that Agreement is terminated, or until the right is withdrawn in writing by LMCM or LMPFA, as appropriate.

Under each Management Agreement and Sub-Administration Agreement, LMCM and LMPFA, respectively, will not be liable for any error of judgment or mistake of law or for any loss by a fund in connection with the performance of the Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard of its obligations or duties under the respective Agreement.

Each Management Agreement terminates automatically upon assignment and is terminable at any time without penalty by vote of the respective Board, by vote of a majority of the fund's outstanding voting securities, or by LMCM, on not less than 60 days’ notice to the other party to the Agreement, and may be terminated immediately upon the mutual written consent of all parties to the Agreement.

Each fund’s Sub-Administration Agreement terminates automatically upon assignment, terminates immediately upon any termination of the fund’s Management Agreement and may be terminated immediately upon the mutual written consent of LMCM, LMPFA and the fund’s Board.

Portfolio Managers

Value Trust. Bill Miller serves as portfolio manager and Mary Chris Gay serves as assistant portfolio manager to Value Trust. The tables below provide information regarding other accounts for which Mr. Miller and Ms. Gay have day-to-day management responsibility. Ms. Gay became assistant portfolio manager to the fund in March 2006.

Bill Miller

As of October 31, 2009(a):

Type of Account	Number of Accounts Managed	Total Assets Managed	Number of Accounts Managed for which Advisory Fee is Performance- Based	Assets Managed for which Advisory Fee is Performance- Based
Registered Investment Companies	2	$2,175,236,732	None	$0
Other pooled investment vehicles	None	$0	None	$0
Other accounts	1	$36,299,039	1	$36,299,039

(a)	Value Trust serves as a model portfolio for other registered investment companies and separate accounts that are managed on a day-to-day basis by other LMCM portfolio managers. As of October 31, 2009, the total assets in these other accounts was $4,621,479,506.

One of the accounts managed by other portfolio managers, which use Value Trust as a model portfolio, pay performance fees. As of October 31, 2009, the total assets in these accounts were $363,179,109. As previously noted, the portfolio manager for Value Trust is not primarily responsible for day-to-day management of these accounts except insofar as his investment decisions serve as models for action by the other LMCM managers.

As of October 31, 2009, Mr. Miller beneficially owned shares of Value Trust with a value in excess of $1,000,000.

Mr. Miller serves as Chairman and Chief Investment Officer for LMCM and Managing Member for LMM, LLC. The portfolio manager has an ownership interest in LMM, LLC and, therefore, receives a portion of its profits. He also has an employment contract with Legg Mason, Inc. that is designed to compensate him in a similar manner based on the financial results of LMCM. Mr. Miller is also eligible to receive employee benefits, including, but not limited to, health care and other insurance benefits, participation in the Legg Mason 401(k) program, and participation in other Legg Mason deferred compensation plans.

Mary Chris Gay

As of October 31, 2009(a):

Type of Account	Number of Accounts Managed	Total Assets Managed	Number of Accounts Managed for which Advisory Fee is Performance- Based	Assets Managed for which Advisory Fee is Performance- Based
Registered Investment Companies	6	$650,074,308	None	$0
Other pooled investment vehicles	9	$1,238,243,273	None	$0
Other accounts	1	$136,047,922	None	$0

(a)	Value Trust serves as a model portfolio for other registered investment companies and separate accounts that are managed on a day-to-day basis by other LMCM portfolio managers. As of October 31, 2009, the total assets in these other accounts was $4,621,479,506.

One of the accounts managed by other portfolio managers, which use Value Trust as a model portfolio, pay performance fees. As of October 31, 2009, the total assets in these accounts were $363,179,109. As previously noted, the portfolio manager for Value Trust is not primarily responsible for day-to-day management of these accounts except insofar as his investment decisions serve as models for action by the other LMCM managers.

As of October 31, 2009, Ms. Gay beneficially owned shares of Value Trust with a value between $100,001 - $500,000.

Ms. Gay is paid a fixed base salary and a bonus. Bonus compensation is reviewed annually and is determined by a number of equally important factors, including the total value of the assets, and the growth in assets, managed by Ms. Gay (these are a function of performance, retention of assets, and flows of new assets), Ms. Gay’s contribution to the adviser’s research process, and trends in industry compensation levels and practices.

Ms. Gay is also eligible to receive stock options from Legg Mason, Inc. based upon an assessment of her contribution to the success of the company, as well as employee benefits, including, but not limited to, health care and other insurance benefits, participation in the Legg Mason 401(k) program, and participation in other Legg Mason deferred compensation plans.

Special Investment Trust. Samuel M. Peters serves as portfolio manager to Special Investment Trust. The table below provides information regarding other accounts for which Mr. Peters has day-to-day management responsibility. Mr. Peters became co-manager of the fund on April 18, 2005 and sole portfolio manager on January 1, 2006.

Samuel M. Peters

As of October 31, 2009:

Type of Account	Number of Accounts Managed	Total Assets Managed	Number of Accounts Managed for which Advisory Fee is Performance- Based	Assets Managed for which Advisory Fee is Performance- Based
Registered Investment Companies	1	$226,716,655	None	$ 0
Other pooled investment vehicles	None	$ 0	None	$ 0
Other accounts	3	$ 55,087,377	1	$36,299,039

As of October 31, 2009, Mr. Peters beneficially owned shares of Special Investment Trust with a value in excess of $1,000,000

Mr. Peters is paid a fixed base salary and a bonus. Bonus compensation is reviewed annually and is determined by a number of equally important factors, including the annual performance of the portfolio manager’s accounts relative to the benchmark, the portfolio manager’s performance over various other time periods, the total value of the assets managed by the portfolio manager, the portfolio manager’s contribution to the adviser’s research process, the profitability of the investment manager and the portfolio manager’s contribution to profitability, and trends in industry compensation levels and practices.

Mr. Peters is also eligible to receive stock options from Legg Mason, Inc. based upon an assessment of the portfolio manager’s contribution to the success of the company, as well as employee benefits, including, but not limited to, health care and other insurance benefits, participation in the Legg Mason 401(k) program, and participation in other Legg Mason deferred compensation plans.

American Leading Companies. David E. Nelson serves as portfolio manager to American Leading Companies Trust.

David E. Nelson

As of October 31, 2009:

Type of Account	Number of Accounts Managed	Total Assets Managed	Number of Accounts Managed for which Advisory Fee is Performance- Based	Assets Managed for which Advisory Fee is Performance- Based
Registered Investment Companies	1	$453,694,868	None	$0
Other pooled investment vehicles	None	$0	None	$0
Other accounts	1	$36,299,039	1	$36,299,039

As of October 31, 2009, Mr. Nelson beneficially owned shares of American Leading Companies with a value in excess of $1,000,000.

Mr. Nelson is paid a fixed base salary and a bonus. Bonus compensation is reviewed annually and is determined by a number of equally important factors, including the annual performance of the portfolio manager’s accounts relative to the S&P 500 Composite Stock Index (with dividends reinvested), the consistency of the portfolio manager’s performance, the total value of the assets managed by the portfolio manager, the portfolio manager’s contribution to the adviser’s research process, the profitability of the investment manager and the portfolio manager’s contribution to profitability, and trends in industry compensation levels and practices.

Mr. Nelson is also eligible to receive stock options from Legg Mason, Inc. based upon an assessment of the portfolio manager’s contribution to the success of the company, as well as employee benefits, including, but not limited to, health care and other insurance benefits, participation in the Legg Mason 401(k) program, and participation in other Legg Mason deferred compensation plans.

Research Fund. Randy Befumo, CFA, Gibboney Huske, CFA, Brian Lund, CFA, Mitchel Penn, CFA, Dale Wettlaufer, Gary Wu, Ph.D., CFA and Jean Yu, Ph.D., CFA are the fund’s portfolio managers. As the fund was not operational prior to the date of this SAI, the portfolio managers did not own shares of the fund as of the date of this SAI.

Randy Befumo

As of February 28, 2010:

Type of Account	Number of Accounts Managed	Total Assets Managed	Number of Accounts Managed for which Advisory Fee is Performance- Based	Assets Managed for which Advisory Fee is Performance- Based
Registered Investment Companies	None	$0	None	$0
Other pooled investment vehicles	3	$7,815,951	None	$0
Other accounts	None	$0	None	$0

Mr. Befumo is paid a fixed base salary and a bonus. Bonus compensation is reviewed annually and is determined by a number of factors, including the annual performance of the portfolio manager's accounts relative to the product's published benchmark, the portfolio manager's performance over other time periods, the total value of the assets managed by the portfolio manager, the portfolio manager's contribution to the research process, the profitability of LMCM and the portfolio manager's contribution to profitability, and trends in industry compensation levels and practices.

Mr. Befumo is also eligible to receive stock options from Legg Mason, Inc., the parent company of LMCM, based upon an assessment of the portfolio manager's contribution to the success of the company. He is also eligible for employee benefits, including, but not limited to, health care and other insurance benefits, participation in the Legg Mason Inc.'s 401(k) program, and participation in other Legg Mason Inc.'s deferred compensation plans.

Gibboney Huske

As of February 28, 2010:

Type of Account	Number of Accounts Managed	Total Assets Managed	Number of Accounts Managed for which Advisory Fee is Performance- Based	Assets Managed for which Advisory Fee is Performance- Based
Registered Investment Companies	None	$0	None	$0
Other pooled investment vehicles	4	$8,142,376	None	$0
Other accounts	1	$496,274	None	$0

Ms. Huske is paid a fixed salary and a bonus. Bonus compensation is reviewed annually and is tied to the value the portfolio manager added to LMCM’s investment process, the quality and timeliness of her analysis work, and the overall results of LMCM. Ms. Huske also receives a comprehensive benefits package that includes, among other things, health coverage, an Employee Stock Purchase Plan, and a 401(k) retirement plan with a corporate match and profit sharing contributions.

Ms. Huske is also eligible to receive an annual long term incentive bonus plan award. This plan gives employees an opportunity to participate in the long term success of LMCM. These awards vest five years after the date of grant. Ms. Huske may also be eligible to receive stock options from Legg Mason, Inc., the parent company of LMCM, based upon an assessment of her contribution to the success of the company.

Brian Lund

As of February 28, 2010:

Type of Account	Number of Accounts Managed	Total Assets Managed	Number of Accounts Managed for which Advisory Fee is Performance- Based	Assets Managed for which Advisory Fee is Performance- Based
Registered Investment Companies	None	$0	None	$0
Other pooled investment vehicles	3	$7,815,951	None	$0
Other accounts	None	$0	None	$0

Mr. Lund is paid a fixed salary and a bonus. Bonus compensation is reviewed annually and is tied to the value the portfolio manager added to LMCM’s investment process, the quality and timeliness of his analysis work, and the overall results of LMCM. Mr. Lund also receives a comprehensive benefits package that includes, among other things, health coverage, an Employee Stock Purchase Plan, and a 401(k) retirement plan with a corporate match and profit sharing contributions.

Mr. Lund is also eligible to receive an annual long term incentive bonus plan award. This plan gives employees an opportunity to participate in the long term success of LMCM. These awards vest five years after the date of grant. Mr. Lund may also be eligible to receive stock options from Legg Mason, Inc., the parent company of LMCM, based upon an assessment of his contribution to the success of the company.

Mitchel Penn

As of February 28, 2010:

Type of Account	Number of Accounts Managed	Total Assets Managed	Number of Accounts Managed for which Advisory Fee is Performance- Based	Assets Managed for which Advisory Fee is Performance- Based
Registered Investment Companies	None	$0	None	$0
Other pooled investment vehicles	4	$17,212,088	None	$0
Other accounts	None	$0	None	$0

Mr. Penn is paid a fixed salary and a bonus. Bonus compensation is reviewed annually and is tied to the value the portfolio manager added to LMCM’s investment process, the quality and timeliness of his analysis work, and the overall results of LMCM. Mr. Penn also receives a comprehensive benefits package that includes, among other things, health coverage, an Employee Stock Purchase Plan, and a 401(k) retirement plan with a corporate match and profit sharing contributions.

Mr. Penn is also eligible to receive an annual long term incentive bonus plan award. This plan gives employees an opportunity to participate in the long term success of LMCM. These awards vest five years after the date of grant. Mr. Penn may also be eligible to receive stock options from Legg Mason, Inc., the parent company of LMCM, based upon an assessment of his contribution to the success of the company.

Dale Wettlaufer

As of February 28, 2010:

Type of Account	Number of Accounts Managed	Total Assets Managed	Number of Accounts Managed for which Advisory Fee is Performance- Based	Assets Managed for which Advisory Fee is Performance- Based
Registered Investment Companies	None	$0	None	$0
Other pooled investment vehicles	3	$7,815,951	None	$0
Other accounts	None	$0	None	$0

Mr. Wettlaufer is paid a fixed salary and a bonus. Bonus compensation is reviewed annually and is tied to the value the portfolio manager added to LMCM’s investment process, the quality and timeliness of his analysis work, and the overall results of LMCM. Mr. Wettlaufer also receives a comprehensive benefits package that includes, among other things, health coverage, an Employee Stock Purchase Plan, and a 401(k) retirement plan with a corporate match and profit sharing contributions.

Mr. Wettlaufer is also eligible to receive an annual long term incentive bonus plan award. This plan gives employees an opportunity to participate in the long term success of LMCM. These awards vest five years after the date of grant. Mr. Wettlaufer may also be eligible to receive stock options from Legg Mason, Inc., the parent company of LMCM, based upon an assessment of his contribution to the success of the company.

Gary Wu

As of February 28, 2010:

Type of Account	Number of Accounts Managed	Total Assets Managed	Number of Accounts Managed for which Advisory Fee is Performance- Based	Assets Managed for which Advisory Fee is Performance- Based
Registered Investment Companies	None	$0	None	$0
Other pooled investment vehicles	3	$7,815,951	None	$0
Other accounts	None	$0	None	$0

Mr. Wu is paid a fixed salary and a bonus. Bonus compensation is reviewed annually and is tied to the value the portfolio manager added to LMCM’s investment process, the quality and timeliness of his analysis work, and the overall results of LMCM. Mr. Wu also receives a comprehensive benefits package that includes, among other things, health coverage, an Employee Stock Purchase Plan, and a 401(k) retirement plan with a corporate match and profit sharing contributions.

Mr. Wu is also eligible to receive an annual long term incentive bonus plan award. This plan gives employees an opportunity to participate in the long term success of LMCM. These awards vest five years after the date of grant. Mr. Wu may also be eligible to receive stock options from Legg Mason, Inc., the parent company of LMCM, based upon an assessment of his contribution to the success of the company.

Jean Yu

As of February 28, 2010:

Type of Account	Number of Accounts Managed	Total Assets Managed	Number of Accounts Managed for which Advisory Fee is Performance- Based	Assets Managed for which Advisory Fee is Performance- Based
Registered Investment Companies	None	$0	None	$0
Other pooled investment vehicles	3	$7,815,951	None	$0
Other accounts	None	$0	None	$0

Ms. Yu is paid a fixed salary and a bonus. Bonus compensation is reviewed annually and is tied to the value the portfolio manager added to LMCM’s investment process, the quality and timeliness of her analysis work, and the overall results of LMCM. Ms. Yu also receives a comprehensive benefits package that includes, among other things, health coverage, an Employee Stock Purchase Plan, and a 401(k) retirement plan with a corporate match and profit sharing contributions.

Ms. Yu is also eligible to receive an annual long term incentive bonus plan award. This plan gives employees an opportunity to participate in the long term success of LMCM. These awards vest five years after the date of grant. Ms. Yu may also be eligible to receive stock options from Legg Mason, Inc., the parent company of LMCM, based upon an assessment of her contribution to the success of the company.

LMCM realizes the fact that a portfolio manager having day-to-day management responsibility for more than one account may create the potential for conflicts to arise. For example, the portfolio manager may have an opportunity to purchase investments of limited availability. In this circumstance, the portfolio manager will review each account’s investment guidelines, restrictions, tax considerations, cash balances, liquidity needs, and other factors to determine the suitability of the investment for each account and LMCM’s Compliance Department will review all allocations to ensure that accounts are treated equitably. The portfolio manager may also decide to purchase or sell the same security for multiple accounts at approximately the same time. To address any conflicts that this situation might create, LMCM will generally combine client orders (i.e., enter a “bunched” order) in an effort to obtain best execution or to negotiate a more favorable commission rate. In addition, if orders to buy or sell a security for multiple accounts at approximately the same time are executed at different prices or commissions, the transactions will generally be allocated to each account at the average execution price and commission. In circumstances where a bunched order is not completely filled, each account will normally receive a pro-rated portion of the securities based upon the account’s level of participation in the order. LMCM may under certain circumstances allocate securities in a manner other than pro-rata if it determines that the allocation is fair and equitable under the circumstances and does not discriminate against any account.

As noted above, several of the accounts managed by LMCM’s portfolio managers pay performance fees, and thus may pay higher fees to LMCM than other accounts if certain performance objectives and other requirements are met. Since the compensation of each of LMCM’s portfolio managers is impacted by firm profitability, it is possible under certain circumstances that a portfolio manager’s compensation could be more positively impacted if an account that pays a performance fee performs better than accounts that do not. LMCM realizes that this could create a possible conflict of interest. However, in accordance with LMCM’s written policies and procedures, investment ideas are generally implemented in all similarly managed accounts at the same time, subject to considerations of each account’s investment guidelines, restrictions, tax considerations, cash balances, liquidity needs, trading costs, and other factors. These policies and procedures are designed to ensure that all accounts are treated equitably, regardless of the fees, including any performance fees, that these accounts generate for LMCM.

In the opinion of LMCM, a portfolio manager’s simultaneous management of a fund and the accounts included in the tables above, all of which are subject to LMCM’s procedures, does not create any material conflicts of interest.

Code of Ethics

The funds, LMPFA, LMCM and LMIS each has adopted a code of ethics under Rule 17j-1 of the 1940 Act that permits personnel to invest in securities for their own accounts, including securities that may be purchased or held by a fund. All personnel must place the interests of clients first and avoid activities, interests and relationships that might interfere with the duty to make decisions in the best interests of the clients. All personal securities transactions by employees must adhere to the requirements of the code of ethics and must be conducted in such a manner as to avoid any conflict of interest or the abuse of an employee’s position of trust and responsibility. Copies of the codes of ethics of the fund, LMPFA, LMCM and LMIS are on file with the SEC.

Proxy Voting

As each fund may hold various equity securities in its portfolio, it often has the right to vote by proxy on items of business with respect to the issuers whose securities it owns. The Legg Mason Funds have developed proxy voting procedures whereby, subject to Board oversight, the adviser that actually manages the assets of the funds are delegated the responsibility for assessing and voting each fund’s proxies in accordance with their own proxy voting policies and procedures. These policies and procedures include specific provisions to determine when a conflict exists between the fund and its adviser or the adviser’s affiliates. Copies of the proxy voting policies and procedures are attached to this SAI as Appendix B.

Information regarding how each fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge through http://www.leggmason.com/IndividualInvestors/documents/shareholder_information/D3367-secvalue.pdf for Value Trust, http://www.leggmason.com/IndividualInvestors/documents/shareholder_information/D3366-secspecial.pdf for Special Investment Trust, http://www.leggmason.com/IndividualInvestors/documents/shareholder_information/D3359-secequity.pdf for American Leading Companies Trust and http://www.leggmason.com/IndividualInvestors (click on the name of the Research Fund) or the SEC’s Internet site at http://www.sec.gov.

PORTFOLIO TRANSACTIONS AND BROKERAGE

The portfolio turnover rate is computed by dividing the lesser of purchases or sales of securities for the period by the average value of portfolio securities for that period. Short-term securities are excluded from the calculation.

For the following fiscal periods, each fund’s portfolio turnover rates, other than Research Fund, were as follows:@

Fund	2009*	2009**	2008**
Value Trust	3.9%	21.5%	20.3%
Special Investment Trust	42.3%	77.9%	51.3%
American Leading Companies	9.0%	33.4%	28.4%

@	As of the date of this SAI, Research Fund had not commenced operations.
*	Period from April 1, 2009 to October 31, 2009.
**	Prior to April 1, 2009 the funds’ fiscal years ended March 31.

Variations in a fund’s portfolio turnover rate from year to year may be due to a fluctuating volume of shareholder purchase and redemption orders or market conditions.

Under each Management Agreement, each fund’s adviser is responsible for the execution of the fund's portfolio transactions. Corporate and government debt securities are generally traded on the OTC market on a “net” basis without a stated commission, through dealers acting for their own account and not as brokers. Prices paid to a dealer in debt securities will generally include a “spread,” which is the difference between the price at which the dealer is willing to purchase and sell the specific security at the time, and includes the dealer’s normal profit. Some portfolio transactions may be executed through brokers acting as agent. In selecting broker/dealers, the adviser must seek the most favorable price (including the applicable dealer spread or brokerage commission) and execution for such transactions, subject to the possible payment as described below of higher brokerage commissions or spreads to broker/dealers who provide research and analysis. A fund may not always pay the lowest commission or spread available. Rather, in placing orders on behalf of a fund, the adviser also takes into account other factors bearing on the overall quality of execution, such as size of the order, difficulty of execution, efficiency of the executing broker's facilities (including the services described below), any risk assumed by the executing broker and, if applicable, arrangements for payment of fund expenses.

Consistent with the policy of most favorable price and execution, the adviser may give consideration to research, statistical and other services furnished by broker/dealers to the adviser for its use, may place orders with brokers or dealers who provide supplemental investment and market research and securities and economic analysis, and may pay to these broker/dealers a higher brokerage commission than may be charged by other broker/dealers, or a higher transaction fee on so-called “riskless principal” trades in certain NASDAQ securities. Such services include, without limitation, advice as to the value of securities; the advisability of investing in, purchasing, or selling securities; advice as to the availability of securities or of purchasers or sellers of securities; and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. Such research and analysis may be useful to the adviser in connection with services to clients other than the funds whose brokerage generated the service. On the other hand, research and analysis received by the adviser from brokers executing orders for clients other than the funds may be used for the funds’ benefit. With respect to each fund, the adviser’s fee is not reduced by reason of its receiving such brokerage and research services.

As adviser to each fund, LMCM may allocate brokerage transactions to broker-dealers who allocate a portion of the commissions paid by each fund toward the reduction of the fund’s expenses payable to third-party service providers other than LMCM or its affiliates. The transaction quality must, however, be comparable to that of other qualified broker-dealers. Neither LMCM nor its affiliates receive any direct or indirect benefit from these arrangements.

Each fund may use brokerage firms affiliated with a fund’s investment adviser (“affiliated broker”) as its broker for agency transactions in listed and OTC securities at commission rates and under circumstances consistent with the policy of best execution. Commissions paid to affiliated brokers will not exceed “usual and customary brokerage commissions.” Rule 17e-1 under the 1940 Act defines “usual and customary” commissions to include amounts which are “reasonable and fair compared to the commission, fee or other remuneration received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time.” In the OTC market, a fund generally deals with responsible primary market makers unless a more favorable execution can otherwise be obtained.

For the following fiscal periods, each fund, other than Research Fund, paid the following brokerage commissions:@

Fund	2009(a)		2009(b)	2008(b)	2007(b)
Value Trust	$1,273,480	(c)	$9,179,468	$8,690,958	$5,255,974
Special Investment Trust	$1,403,962	(d)	$3,748,622	$3,933,095	$4,673,609
American Leading Companies Trust	$80,236	(e)	$332,639	$539,874	$324,259

@	As of the date of this SAI, Research Fund had not commenced operations.
(a)	Period from April 1, 2009 to October 31, 2009.
(b)	Prior to April 1, 2009 the funds’ fiscal years ended March 31.
(c)	The decrease in commissions paid by Value Trust during the fiscal period ended October 31, 2009 relative to the prior fiscal periods was due to a decrease in the volume and frequency of trades during that fiscal period. The period was also only seven months long compared to a year.
(d)	The decrease in commissions paid by Special Investment Trust during the fiscal period ended October 31, 2009 relative to the prior fiscal periods was due to a decrease in the volume and frequency of trades during that fiscal period. The period was also only seven months long compared to a year.
(e)	The decrease in commissions paid by American Leading Companies Trust during the fiscal period ended October 31, 2009 relative to the prior fiscal periods was due to a decrease in the size of trades during that fiscal year. The period was also only seven months long compared to a year.

For the fiscal periods ended October 31, 2009 and March 31, 2009, 2008 and 2007, the funds’ paid no brokerage commissions to affiliated brokers.

Except as permitted by SEC rules or orders, no fund may buy securities from, or sell securities to, LMIS or its affiliated persons as principal. Each fund’s Board has adopted procedures in conformity with Rule 10f-3 under the 1940 Act whereby the fund may purchase securities that are offered in certain underwritings in which LMIS or any of its affiliated persons is a participant. These procedures, among other things, limit each fund’s investment in the amount of securities of any class of securities offered in an underwriting in which LMIS or any of its affiliated persons is a participant so that each fund, together with all other registered investment companies having the same adviser and all private accounts controlled by the same adviser, may not purchase more than 25% of the principal amount of the offering of such class. In addition, a fund may not purchase securities during the existence of an underwriting if LMIS is the sole underwriter of those securities. In no case in which a fund purchases securities in an underwriting in which LMIS or any affiliated person is a participant can the fund purchase the securities from LMIS or the affiliated person.

Section 11(a) of the Securities Exchange Act of 1934, as amended, prohibits LMIS from receiving compensation for executing transactions on an exchange for its affiliates, such as the funds, unless the affiliate expressly consents by written contract. Each Management Agreement expressly provides such consent.

Of the regular broker-dealers used by each respective fund during the fiscal year ended March 31, 2009 and the fiscal period ended October 31, 2009, the following funds owned shares of the following broker-dealers or parent companies of such broker-dealers as of October 31, 2009:@

Value Trust	Market Value of Shares Held
State Street Bank and Trust Co.	$129,089,000
The Goldman Sachs Group, Inc.	$122,233,000
J.P. Morgan Chase & Co.	$108,271,000
Bank of America Securities, LLC	$92,546,000

Special Investment Trust	Market Value of Shares Held
Suntrust Capital Markets, Inc.	$19,110,000

American Leading Companies Trust	Market Value of Shares Held
J.P. Morgan Chase & Co.	$7,310,000
The Goldman Sachs Group, Inc.	$5,701,000
Morgan Stanley	$3,212,000
Bank of America Corp.	$1,531,000

@	As of the date of this SAI, Research Fund had not commenced operations.

Investment decisions for each fund are made independently from those of other funds and accounts advised by LMCM or LMPFA. However, the same security may be held in the portfolios of more than one fund or account. When two or more accounts simultaneously engage in the purchase or sale of the same security, the prices and amounts will be equitably allocated to each account. In some cases, this procedure may adversely affect the price or quantity of the security available to a particular account. In other cases, however, an account’s ability to participate in large-volume transactions may produce better executions and prices.

THE FUNDS’ DISTRIBUTOR

LMIS acts as distributor of the funds’ shares pursuant to separate Distribution Agreements with each fund. Except as noted in the Prospectuses, each Corporation’s shares are distributed in a continuous offering. Each Distribution Agreement obligates LMIS to promote the sale of fund shares and to pay certain expenses in connection with its distribution efforts, including expenses for the printing and distribution of prospectuses and periodic reports used in connection with the offering to prospective investors (after the prospectuses and reports have been prepared, set in type and mailed to existing shareholders at each fund’s expense) and for supplementary sales literature and advertising costs. The Distribution Agreement is terminable with respect to each fund without penalty, at any time, by the Board, by a vote of the holders of a majority of the shares of each fund, or by LMIS upon 60 days’ notice to the other party.

Each fund has adopted Distribution Plans for Class A shares (“Class A Plans”), for Class C shares (“Class C Plans”), for Class FI shares (“Class FI Plans”), for Class R shares (“Class R Plan”) and for Class R1 shares (“Class R1 Plan”) (each a “Plan”) which, among other things, permits a fund to pay LMIS fees for its services related to sales and distribution of Class A shares, Class C shares, Class FI shares, Class R shares and Class R1 shares, and the provision of ongoing services to holders of those shares. Payments with respect to a class are made only from assets attributable to that class. Under the Class A Plans, the aggregate fees may not exceed an annual rate of 0.25% of each fund’s average daily net assets attributable to Class A shares. Under the Class C Plans, the aggregate fees may not exceed an annual rate of 1.00% (0.95% for Value Trust) of each fund’s average daily net assets attributable to Class C shares. Under the Class FI Plans for Value Trust, Special Investment Trust and American Leading Companies, the aggregate fees may not exceed an annual rate of 0.40% (currently limited by each Board to 0.25%) of each fund’s average daily net assets attributable to Class FI shares. Under the Class FI Plans for Research Fund, the aggregate fees may not exceed an annual rate of 0.25% of the fund’s average daily net assets attributable to Class FI shares. Under the Class R Plans for Value Trust, Special Investment Trust and American Leading Companies, the aggregate fees may not exceed an annual rate of 0.75% (currently limited by each Board to 0.50%) of each fund’s average daily net assets attributable to Class R shares. Under the Class R Plan for Research Fund, the aggregate fees may not exceed an annual rate of 0.50% of the fund’s average daily net assets attributable to Class R shares. Under the Class R1 Plans, the aggregate fees may not exceed an annual rate of 1.00% of each fund’s average daily net assets attributable to Class R1 shares. Distribution activities for which such payments may be made include, but are not limited to, compensation to persons who engage in or support distribution and redemption of shares, printing of prospectuses and reports for persons other than existing shareholders, advertising, preparation and distribution of sales literature, overhead, travel and telephone expenses, all with respect to the respective class of shares only. LMIS may pay all or a portion of the fees to Financial Advisers. The Class A Plans and Class C Plans also provide that LMIS and Financial Advisers may receive all or a portion of sales charges paid by Class A or Class C, respectively.

Amounts payable by a fund under a Plan need not be directly related to the expenses actually incurred by LMIS on behalf of the fund. The Plans do not obligate a fund to reimburse LMIS for the actual expenses LMIS may incur under the Plans. Thus, even if LMIS’s actual expenses exceed the fee payable to LMIS at any given time, a fund will not be obligated to pay more than that fee. If LMIS’s expenses are less than the fee it receives, LMIS will retain the full amount of the fee.

With respect to Class A, Class C, Class R, Class R1 and/or Class FI shares LMCM has agreed to waive their fees if necessary to meet the expense limits for American Leading Companies to the extent described under “The Funds’ Investment Adviser/Manager/Administrator.”

The Plans were each adopted, as required by Rule 12b-1 under the 1940 Act, by a vote of the Board of each respective fund including a majority of the Independent Directors who have no direct or indirect financial interest in the operation of any Plan or any Distribution Agreement (“12b-1 Directors”). In approving the establishment and/or continuation of each Plan, in accordance with the requirements of Rule 12b-1, the directors determined that there was a reasonable likelihood that the Plan would benefit the applicable fund, class and its shareholders. The directors considered, among other things, the extent to which the potential benefits of the Plans to a fund’s Class A, Class C, Class R, Class R1 or Class FI shareholders, as applicable, could offset the costs of the applicable Plan; the likelihood that the Plan would succeed in producing such potential benefits; the merits of certain possible alternatives to the Plan; and the extent to which the retention of assets and additional sales of the fund’s Class A shares, Class C shares, Class R shares, Class R1 shares or Class FI shares, as applicable, would be likely to maintain or increase the amount of compensation paid by that fund to the adviser.

In considering the costs of each Plan, the directors gave particular attention to the fact that any payments made by a fund to LMIS under a Plan would increase that fund’s level of expenses applicable to Class A, Class C, Class R, Class R1 and Class FI in the amount of such payments. Further, the directors recognized that LMCM and LMPFA would earn greater management and administration fees if a fund's assets were increased, because such fees are calculated as a percentage of the fund's assets and thus would increase if net assets increase. The directors further recognized that there can be no assurance that any of the potential benefits described below would be achieved if the Plans were implemented.

Among the potential benefits of the Plans, the directors noted that the payment of distribution and service fees to LMIS for payment to securities brokers and their registered representatives could motivate them to improve their sales efforts with respect to each fund’s Class A shares, Class C shares, Class R shares, Class R1 and Class FI shares, as applicable, and to maintain and enhance the level of services they provide to a fund’s respective class of shareholders. These efforts, in turn, could lead to increased sales and reduced redemptions, eventually enabling a fund to achieve economies of scale and lower per share operating expenses. Any reduction in such expenses could serve to offset, at least in part, the additional expenses incurred by a fund in connection with its Plan. Furthermore, the investment management of a fund could be enhanced, as any net inflows of cash from new sales might enable its portfolio managers to take advantage of attractive investment opportunities, and the possible reduced redemptions could eliminate the potential need to liquidate attractive securities positions in order to raise the funds necessary to meet the redemption requests.

As compensation for its services and expenses, LMIS receives from each fund an annual service fee equivalent to up to 0.25% of its average daily net assets attributable to Class A shares in accordance with each Class A Plan. As compensation for its services and expenses, LMIS receives from each fund an annual distribution fee equivalent to up to 0.75% (0.70% for Value Trust) of its average daily net assets attributable to Class C shares and an annual service fee equivalent to up to 0.25% of its average daily net assets attributable to Class C shares in accordance with each Class C Plan. As compensation for its services and expenses, LMIS receives from each of Value Trust, Special Investment Trust and American Leading Companies an annual distribution fee equivalent to up to 0.50% of the fund’s average daily net assets attributable to Class R shares and an annual service fee equivalent to up to 0.25% of its average daily net assets attributable to Class R shares in accordance with each Class R Plan. The Boards of Value Trust, Special Investment Trust and Investors Trust

have currently approved payment of only 0.50% (0.25% service fee and 0.25% distribution fee) under each Class R Plan. As compensation for its services and expenses, LMIS receives from Research Fund an annual distribution fee equivalent to up to 0.25% of its average daily net assets attributable to Class R shares and an annual service fee equivalent to up to 0.25% of its average daily net assets attributable to Class R shares in accordance with its Class R Plan. As compensation for its services and expenses, LMIS receives from each fund an annual distribution fee equivalent to up to 0.75% of its average daily net assets attributable to Class R1 shares and an annual service fee equivalent to up to 0.25% of its average daily net assets attributable to Class R1 shares in accordance with the Class R1 Plan. As compensation for its services and expenses, LMIS receives from each of Value Trust, Special Investment Trust and American Leading Companies an annual distribution fee equivalent to up to 0.15% of the fund’s average daily net assets attributable to Class FI shares and an annual service fee equivalent to up to 0.25% of its average daily net assets attributable to Class FI shares in accordance with each Class FI Plan. The Boards of Value Trust, Special Investment Trust and Investors Trust have currently approved payment of only a 0.25% service fee under the Class FI Plan. As compensation for its services and expenses, LMIS receives from Research Fund an annual service fee equivalent to up to 0.25% of its average daily net assets attributable to Class FI shares in accordance with its Class FI Plan. All distribution and service fees are calculated daily and paid monthly.

The Plans will continue in effect only so long as it is approved at least annually by the vote of a majority of the Board, including a majority of the 12b-1 Directors, cast in person at a meeting called for the purpose of voting on that Plan. A Plan may be terminated with respect to a class of a fund by a vote of a majority of the 12b-1 Directors or by vote of a majority of the outstanding voting securities of the applicable class of that fund. Any change in a Plan that would materially increase the distribution costs to a fund requires approval by the shareholders of the applicable class of the fund; otherwise, the directors, including a majority of the 12b-1 Directors, may amend a Plan.

Rule 12b-1 requires that any person authorized to direct the disposition of monies paid or payable by a fund, pursuant to a Plan or any related agreement shall provide to that fund’s Board, and the directors shall review, at least quarterly, a written report of the amounts so expended pursuant to that Plan and the purposes for which the expenditures were made.

For the fiscal period ended October 31, 2009, the funds, other than Research Fund, incurred the following expenses in connection with Class A shares shareholder services:

Value Trust	$134,044
Special Investment Trust	$50,752
American Leading Companies	$18,238

For the fiscal year ended March 31, 2009, the funds, other than Research Fund, incurred the following expenses in connection with Class A shares shareholder services:

Value Trust	$24,704
Special Investment Trust	$8,927
American Leading Companies	$3,804

For the fiscal period ended October 31, 2009, the funds, other than Research Fund, incurred the following expenses in connection with Class C shares (formerly known as Primary Class shares) distribution and shareholder services:

Value Trust	$14,498,224
Special Investment Trust	$4,964,104
American Leading Companies	$1,156,682

For the fiscal year ended March 31, 2009, the funds, other than Research Fund, incurred the following expenses in connection with Class C shares (formerly known as Primary Class shares) distribution and shareholder services:

Value Trust	$37,764,403
Special Investment Trust	$11,669,480
American Leading Companies	$3,366,961

For the fiscal period ended October 31, 2009, the funds, other than Research Fund, incurred the following expenses in connection with Class R shares distribution and shareholder services:

Value Trust	$93,906
Special Investment Trust	$40,181

For the fiscal year ended March 31, 2009, the funds, other than Research Fund, incurred the following expenses in connection with Class R shares distribution and shareholder services:

Value Trust	$156,754
Special Investment Trust	$73,514

For the fiscal period ended October 31, 2009, the funds, other than Research Fund, incurred the following expenses in connection with Class FI shares (formerly known as Financial Intermediary Class shares) distribution and shareholder services:

Value Trust	$630,400
Special Investment Trust	$15,502

For the fiscal year ended March 31, 2009, the funds, other than Research Fund, incurred the following expenses in connection with Class FI shares (formerly known as Financial Intermediary Class shares) distribution and shareholder services:

Value Trust	$1,674,683
Special Investment Trust	$42,955

Research Fund had not yet commenced operations as of the date of this SAI.

All such fees were paid to LMIS, the funds’ Principal Underwriter as provided for in the underwriting agreements between LMIS and the funds and pursuant to the Plans.

CAPITAL STOCK INFORMATION

Value Trust, Special Investment Trust and Investors Trust

Value Trust has authorized capital of 1.8 billion shares of common stock, par value $0.001 per share. Special Investment Trust has authorized capital of 1.150 billion shares of common stock, par value $0.001 per share. Investors Trust has authorized issuance of 1 billion shares of par value $.001 per share of American Leading Companies. Each Corporation may authorize and issue additional series of shares and may create additional classes. Each fund currently offers six classes of shares — Class A shares, Class C shares, Class R shares, Class R1 shares, Class FI shares and Class I shares. Each class represents interests in the same pool of assets. A separate vote is taken by a class of shares of a fund if a matter affects just that class of shares. Each class of shares may bear certain differing class-specific expenses and sales charges, which may affect performance.

Each share in the fund is entitled to one vote for the election of directors and any other matter submitted to a vote of fund shareholders. Fractional shares have fractional voting rights. Voting rights are not cumulative. All shares in the fund are fully paid and nonassessable and have no preemptive or conversion rights.

Shareholder meetings will not be held except: where the 1940 Act requires a shareholder vote on certain matters (including the election of directors, approval of an advisory contract, and certain amendments to a plan of distribution pursuant to Rule 12b-1); at the request of a majority of the shares entitled to vote as set forth in the by-laws of the Corporation; or as the Board from time to time deems appropriate or necessary.

The Trust

The certificate of trust to establish the Trust was filed with the State of Maryland on October 7, 2009. The fund is a series of the Trust, a Maryland statutory trust. The Trust has a total of five separate series. A Maryland statutory trust is an unincorporated business association that is established under, and governed by, Maryland law. Maryland law provides a statutory framework for the powers, duties, rights and obligations of the Board of Trustees and shareholders of the Trust, while the more specific powers, duties, rights and obligations of the trustees and the shareholders are determined by the trustees as set forth in the Trust’s declaration of trust (the “Declaration”). Some of the more significant provisions of the Declaration are described below.

Shareholder Voting. The Declaration provides for shareholder voting as required by the 1940 Act or other applicable laws but otherwise permits, consistent with Maryland law, actions by the trustees without seeking the consent of shareholders. The trustees may, without shareholder approval, amend the Declaration or authorize the merger or consolidation of the Trust into another trust or entity, reorganize the Trust, or any series or class into another trust or entity or a series or class of another entity, sell all or substantially all of the assets of the Trust or any series or class to another entity, or a series or class of another entity, or terminate the Trust or any series or class.

The fund is not required to hold an annual meeting of shareholders, but the fund will call special meetings of shareholders whenever required by the 1940 Act or by the terms of the Declaration. The Declaration provides for “dollar-weighted voting” which means that a shareholder’s voting power is determined, not by the number of shares he or she owns, but by the dollar value of those shares determined on the record date. All shareholders of all series and classes of the Trust vote together, except where required by the 1940 Act to vote separately by series or by class, or when the trustees have determined that a matter affects only the interests of one or more series or classes of shares. Voting rights are not cumulative.

Election and Removal of Trustees. The Declaration provides that the trustees may establish the number of trustees and that vacancies on the board may be filled by the remaining trustees, except when election of trustees by the shareholders is required under the 1940 Act. Trustees are then elected by a plurality of votes cast by shareholders at a meeting at which a quorum is present. The Declaration also provides that a mandatory retirement age may be set by action of two-thirds of the trustees and that trustees may be removed, with or without cause, by a vote of shareholders holding two-thirds of the voting power of the Trust, or by a vote of two-thirds of the remaining trustees. The provisions of the Declaration relating to the election and removal of trustees may not be amended without the approval of two-thirds of the trustees.

Amendments to the Declaration. The trustees are authorized to amend the Declaration without the vote of shareholders, but no amendment may be made that impairs the exemption from personal liability granted in the Declaration to persons who are or have been shareholders, trustees, officers or, employees of the Trust or that limit the rights to indemnification or insurance provided in the Declaration with respect to actions or omissions of persons entitled to indemnification under the Declaration prior to the amendment.

Issuance and Redemption of Shares. The fund may issue an unlimited number of shares for such consideration and on such terms as the trustees may determine. All shares in the fund are fully paid and nonassessable. Shareholders are not entitled to any appraisal, preemptive, conversion, exchange or similar rights, except as the trustees may determine. The fund may involuntarily redeem a shareholder’s shares upon certain conditions as may be determined by the trustees, including, for example, if the shareholder fails to provide the fund with identification required by law, or if the fund is unable to verify the information received from the shareholder. Additionally, as discussed below, shares may be redeemed in connection with the closing of small accounts.

Disclosure of Shareholder Holdings. The Declaration specifically requires shareholders, upon demand, to disclose to the fund information with respect to the direct and indirect ownership of shares in order to comply with various laws or regulations, and the fund may disclose such ownership if required by law or regulation.

Small Accounts. The Declaration provides that the fund may close out a shareholder’s account by redeeming all of the shares in the account if the account falls below a minimum account size (which may vary by class) that may be set by the trustees from time to time. Alternately, the Declaration permits the fund to assess a fee for small accounts (which may vary by class) and redeem shares in the account to cover such fees, or convert the shares into another share class that is geared to smaller accounts.

Series and Classes. The Declaration provides that the trustees may establish series and classes in addition to those currently established and to determine the rights and preferences, limitations and restrictions, including qualifications for ownership, conversion and exchange features, minimum purchase and account size, expenses and charges, and other features of the series and classes. The trustees may change any of those features, terminate any series or class, combine series with other series in the Trust, combine one or more classes of a series with another class in that series or convert the shares of one class into another class. Each share of the fund, as a series of the Trust, represents an interest in the fund only and not in the assets of any other series of the Trust.

Shareholder, Trustee and Officer Liability. The Declaration provides that shareholders are not personally liable for the obligations of the fund and requires the fund to indemnify a shareholder against any loss or expense arising from any such liability. In addition, the fund will assume the defense of any claim against a shareholder for personal liability at the request of the shareholder. The Declaration further provides that a trustee acting in his or her capacity of trustee is not personally liable to any person other than the Trust or its shareholders, for any act, omission, or obligation of the Trust. Further, a trustee is held to the same standard of conduct as a director of a Maryland corporation. This requires that a trustee perform his or her duties in good faith and in a manner he or she reasonably believes to be in the best interests of the Trust or a series thereof, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. The Declaration also permits the limitation of a trustee’s liability to the full extent provided under Maryland law.

Under current Maryland law, a trustee is liable to the Trust or its shareholders for monetary damages only (a) to the extent that it is proved that he or she actually received an improper benefit or profit in money, property, or services or (b) to the extent that a judgment or other final adjudication adverse to the trustee is entered in a proceeding based on a finding in the proceeding that the trustee’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Declaration requires the Trust to indemnify any persons who are or who have been trustees, officers or employees of the Trust for any liability for actions or failure to act except to the extent prohibited by applicable federal law. In making any determination as to whether any person is entitled to the advancement of expenses in connection with a claim for which indemnification is sought, such person is entitled to a rebuttable presumption that he or she did not engage in conduct for which indemnification is not available.

The Declaration provides that any trustee who serves as chair of the board or of a committee of the board, lead independent trustee, or audit committee financial expert, or in any other similar capacity will not be subject to any greater standard of care or liability because of such position.

Derivative Actions. The Declaration provides a detailed process for the bringing of derivative actions by shareholders in order to permit legitimate inquiries and claims while avoiding the time, expense, distraction, and other harm that can be caused to the fund or its shareholders as a result of spurious shareholder demands and derivative actions. Prior to bringing a derivative action, a demand by three unrelated shareholders must first be made on the fund’s trustees. The Declaration details various information, certifications, undertakings and acknowledgements that must be included in the demand. Following receipt of the demand, the trustees have a period of 90 days, which may be extended by an additional 60 days, to consider the demand. If a majority of the trustees who are considered independent for the purposes of considering the demand determine that maintaining the suit would not be in the best interests of the fund, the trustees are required to reject the demand and the complaining shareholders may not proceed with the derivative action unless the shareholders are able to sustain the burden of proof to a court that the decision of the trustees not to pursue the requested action was not a good faith exercise of their business judgment on behalf of the fund. The Declaration further provides that shareholders owning shares representing at least 5% of the voting power of the fund must join in bringing the derivative action. If a demand is rejected, the complaining shareholders will be responsible for the costs and expenses (including attorneys’ fees) incurred by the fund in connection with the consideration of the demand, if in the judgment of the independent trustees, the demand was made without reasonable cause or for an improper purpose. If a derivative action is brought in violation of the Declaration, the shareholders bringing the action may be responsible for the fund’s costs, including attorneys’ fees.

The Declaration further provides that the fund shall be responsible for payment of attorneys’ fees and legal expenses incurred by a complaining shareholder only if required by law, and any attorneys’ fees that the fund is obligated to pay shall be calculated using reasonable hourly rates. The Declaration also requires that actions by shareholders against the fund be brought only in federal court in Baltimore, Maryland, or if not permitted to be brought in federal court, then in state court in Baltimore, Maryland, and that the right to jury trial be waived to the full extent permitted by law.

THE FUNDS’ CUSTODIAN AND TRANSFER AND DIVIDEND-DISBURSING AGENT

State Street Bank and Trust Company (“State Street”), P.O. Box 1713, Boston, MA 02105, serves as custodian of each fund’s assets. BFDS, P.O. Box 953, Quincy, MA 02171, as agent for State Street, serves as transfer and dividend-disbursing agent to the funds and administrator of various shareholder services. Shareholders who request a historical transcript of their account will be charged a fee based upon the number of years researched. Each fund reserves the right to institute other charges on shareholders to cover a fund’s administrative costs.

THE FUNDS’ LEGAL COUNSEL

K&L Gates LLP, 1601 K Street, N.W., Washington, DC 20006-1600, serves as counsel to each Corporation.

THE FUNDS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP, 100 E. Pratt Street, Baltimore, MD 21202, serves as independent registered public accounting firm to each Corporation.

FINANCIAL STATEMENTS

The Annual Reports to Shareholders for the fiscal period ended October 31, 2009 contain the funds’ (other than Research Fund) financial statements, accompanying notes and the report of PricewaterhouseCoopers LLP, their independent registered public accounting firm, all of which are hereby incorporated by reference herein. Research Fund has not yet commenced operations as of the date of this SAI and therefore it does not yet have financial statements.

Appendix A

RATINGS OF SECURITIES

Description of Moody’s Investors Service, Inc. (“Moody’s”) Ratings:

Long-Term Debt Ratings

Aaa — Obligations rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa — Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A — Obligations rated A are considered upper-medium grade and are subject to low credit risk.

Baa — Obligations rated Baa are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

Ba — Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B — Obligations rated B are considered speculative and are subject to high credit risk.

Caa — Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca — Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C — Obligations rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

Modifiers: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Short-Term Debt Ratings

Prime-1 — Issuers with a Prime-1 (or supporting institutions) have a superior ability for repayment of short-term debt obligations.

Prime-2 — Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of short-term debt obligations.

Prime-3 — Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of short-term obligations.

Not Prime — Issuers (or supporting institutions) rated not prime do not fall within any of the Prime rating categories.

Description of Standard & Poor’s (“S&P”) Ratings:

Long-Term Issue Credit Ratings

AAA — An obligation rated AAA has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA — An obligation rated AA differs from the highest rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A — An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB — An obligation rated BBB exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Obligations rated BB, B, CCC, CC, and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB — An obligation rated BB is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B — An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC — An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC — An obligation rated CC is currently highly vulnerable to nonpayment.

C — A ‘C’ rating is assigned to obligations that are currently highly vulnerable to nonpayment, obligations that have payment arrearages allowed by the terms of the documents, or obligations of an issuer that is the subject of a bankruptcy petition or similar action which have not experienced a payment default. Among others, the ‘C’ rating may be assigned to subordinated debt, preferred stock or other obligations on which cash payments have been suspended in accordance with the instrument’s terms.

D — An obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Plus (+) or minus (–) — The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

pr — The letters pr indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

NR Not rated.

Commercial Paper

A-1. — A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2. — A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory

A-3. — A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Appendix B

LEGG MASON FUNDS

PROXY VOTING POLICIES

(REVISED 8/11/2004)

These policies are designed to address the rights and responsibility of the Legg Mason funds to ensure that proxies held by the funds are voted in the best interests of each respective fund. Some Legg Mason funds, particularly fixed-income funds, will rarely own securities that have corresponding voting rights. Other funds, however, own equity securities and these policies are designed to assure that proxies are voted in the best interests of the funds, to address potential conflicts of interest, and to keep proxy voting records.

1.	Voting Proxies — Proxies solicited for items of business with respect to issuers whose voting securities are owned by a Legg Mason fund, if voted by the fund, must be voted in the best interests of the fund.

2.	Proxy Voting Policies of Advisers to Legg Mason Funds — Each investment adviser and sub-adviser to a Legg Mason fund must have written proxy voting policies and procedures, including policies and procedures to address potential material conflicts between an adviser and its clients (including the fund). Each different adviser may have different proxy voting policies and procedures that are individually tailored to fit its respective businesses and investment styles.

3.	Funds’ Proxy Voting Policies and Procedures — The investment advisers and sub-advisers to the Legg Mason funds are responsible for managing the assets of the fund or funds they manage, including voting proxies. In accordance with the procedures noted below, the Board of Directors/Trustees of the Legg Mason funds will initially and periodically review and approve the use of the advisers’ policies for the voting of the funds’ proxies. The policies and procedures that a fund will utilize with respect to proxy voting shall be the proxy voting policies and procedures of the adviser or sub-adviser that actually manages the assets of the fund. Each adviser or sub-adviser is responsible for maintaining all proxy voting records required to be established and maintained by the Legg Mason funds and shall provide such records to the funds upon request.

4.	Annual Review — An adviser’s proxy voting policies and procedures must be initially reviewed and their use on behalf of a Legg Mason fund approved by the Board of Directors/Trustees. In addition, on an annual basis, each adviser must report any significant problems that arose during the year, any material conflicts, how such conflicts were addressed, and the total number of proxies voted during the previous year. Advisers should also be prepared to discuss any novel or controversial proxy votes during their semi-annual reports to the Board of Directors/Trustees and any votes that were made inconsistent with the adviser’s stated proxy voting policies and procedures.

5.	Changes to Advisers’ Policies and Procedures — On an annual basis, any changes to an adviser’s proxy voting policies and procedures, as relevant to the funds, must be reported to the Board of Directors/Trustees, which shall review and, in its discretion, approve the use of such amended proxy voting policies and procedures.

LEGG MASON CAPITAL MANAGEMENT, INC.

PROXY PRINCIPLES AND PROCEDURES

OVERVIEW

Legg Mason Capital Management, Inc. (LMCM) has implemented the following principles and procedures for voting proxies on behalf of advisory clients. These principles and procedures are reasonably designed to ensure LMCM exercises its voting responsibilities to serve the best interests of its clients and in compliance with applicable laws and regulations. LMCM assumes responsibility and authority for voting proxies for all clients, unless such responsibility and authority has been expressly retained by the client or delegated by the client to others. For each proxy vote LMCM takes into consideration its duty to its clients and all other relevant facts available to LMCM at the time of the vote. Therefore, while these guidelines provide a framework for voting, votes are ultimately cast on a case-by-case basis. LMCM employs the same proxy principles and procedures for all funds for which it has voting responsibility.

PRINCIPLES

Proxy voting is a valuable right of company shareholders. Through the voting mechanism, shareholders are able to protect and promote their interests by communicating views directly to the company’s Board of Directors (Board), as well as exercising their right to grant or withhold approval for actions proposed by the Board or company management. LMCM believes the interests of shareholders are best served by the following principles when considering proxy proposals:

Preserve and expand the power of shareholders in areas of corporate governance — Equity shareholders are owners of the business — company boards and management teams are ultimately accountable to them. LMCM supports policies, plans and structures that promote accountability of the Board and management to owners, and align the interests of the Board and management with owners. Examples include: annual election of all Board members, cumulative voting, and incentive plans that are contingent on delivering value to shareholders. LMCM opposes proposals that reduce accountability or misalign interests, including but not limited to classified boards, poison pills, and incentives that are not linked to owner returns.

Allow responsible management teams to run the business — LMCM supports policies, plans and structures that give management teams appropriate latitude to run the business in the way that is most likely to maximize value for owners. Conversely, LMCM opposes proposals that limit management’s ability to do this. LMCM generally opposes proposals that seek to place restrictions on management in order to promote political, religious or social agendas.

Please see LMCM’s proxy voting guidelines, which are attached as Schedule A, for more details.

PROCEDURES

Oversight

LMCM’s Chief Investment Officer (CIO) has full authority to determine LMCM’s proxy voting principles and vote proxies on behalf of LMCM’s clients. The Chief Investment Officer has delegated oversight and implementation of the proxy voting process, including the principles and procedures that govern it, to one or more Proxy Officers and Compliance Officers. No less than annually, LMCM will review existing principles and procedures in light of LMCM’s duties as well as applicable laws and regulations to determine if any changes are necessary.

Limitations

LMCM recognizes proxy voting as a valuable right of company shareholders. Generally speaking, LMCM will vote all proxies it receives. However, LMCM may refrain from voting in certain circumstances. For instance, LMCM generally intends to refrain from voting a proxy if the company’s shares are no longer held by LMCM’s clients at the time of the meeting. Additionally, LMCM may refrain from voting a proxy if LMCM concludes the potential impact on shareholders’ interests is insignificant while the cost associated with analyzing and voting the proxy may be significant.

Proxy Administration

LMCM instructs each client custodian to forward proxy materials to LMCM’s Proxy Administrator. New client custodians are notified at account inception of their responsibility to deliver proxy materials to LMCM. LMCM uses Institutional Shareholder Services (ISS) to electronically receive and vote proxies, as well as to maintain proxy voting receipts and records.

Upon receipt of proxy materials:

Compliance Review

A Compliance Officer reviews the proxy issues and identifies any potential conflicts of interests between LMCM, or its employees, and LMCM’s clients. LMCM recognizes that it has a duty to vote proxies in the best interests of its clients, even if such votes may result in a loss of business or economic benefit to LMCM or its affiliates.

1. Identifying Potential Conflicts. In identifying potential conflicts of interest the Compliance Officer will review the following issues:

(a) Whether there are any business or personal relationships between LMCM, or an employee of LMCM, and the officers, directors or shareholder proposal proponents of a company whose securities are held in client accounts that may create an incentive for LMCM to vote in a manner that is not consistent with the best interests of its clients;

(b) Whether LMCM has any other economic incentive to vote in a manner that is not consistent with the best interests of its clients; and

(c) Whether the Proxy Officer voting the shares is aware of any business or personal relationship, or other economic incentive, that has the potential to influence the manner in which the Proxy Officer votes the shares.

2. Assessing Materiality. A potential conflict will be deemed to be material if the Compliance Officer determines in the exercise of reasonable judgment that the conflict is likely to have an impact on the manner in which the subject shares are voted.

If the Compliance Officer determines that the potential conflict is not material, the proxy issue will be forwarded to the Proxy Officer for voting.

If the Compliance Officer determines that the potential conflict may be material, the following steps will be taken:

(a) The Compliance Officer will consult with representatives of LMCM’s senior management to make a final determination of materiality. The Compliance Officer will maintain a record of this determination.

(b) After the determination is made, the following procedures will apply:

(i) If the final determination is that the potential conflict is not material, the proxy issue will be forwarded to the Proxy Officer for voting.

(ii) If the final determination is that the potential conflict is material, LMCM will adhere to the following procedures:

A. If LMCM’s Proxy Voting Guidelines (Guidelines), a copy of which is included as Schedule A, definitively address the issues presented for vote, LMCM will vote according to the Guidelines.

B. If the issues presented for vote are not definitively addressed in the Guidelines, LMCM will either (x) follow the vote recommendation of an independent voting delegate, or (y) disclose the conflict to clients and obtain their consent to vote.

Proxy Officer Duties

The Proxy Officer reviews proxies and evaluates matters for vote in light of LMCM’s principles and procedures and the Guidelines. The Proxy Officer may seek additional information from LMCM’s investment personnel, company management, independent research services, or other sources to determine the best interests of shareholders. Additionally, the Proxy Officer may consult with LMCM’s Chief Investment Officer for guidance on proxy issues. LMCM will maintain all documents that have a material impact on the basis for the vote. The Proxy Officer will return all signed, voted forms to the Proxy Administrator.

Proxy Administrator Duties

The Proxy Administrator:

1. Provides custodians with instructions to forward proxies to LMCM for all clients for whom LMCM is responsible for voting proxies;

2. Reconciles the number of shares indicated on the proxy ballot with LMCM’s internal data on shares held as of the record date and notifies the custodian of any discrepancies or missed proxies;

3. Will use best efforts to obtain missing proxies from custodians;

4. Informs the Compliance Officer and Proxy Officer if the company’s shares are no longer held by Firm clients as of the meeting date;

5. Ensures that the Compliance Officer and Proxy Officer are aware of the timeline to vote a proxy and uses best efforts to ensure that votes are cast in a timely manner;

6. Follows instructions from the Proxy Officer or Compliance Officer as to how to vote proxy issues, and casts such votes via ISS software, online or via facsimile; and

7. Obtains evidence of receipt and maintains records of all proxies voted.

Record Keeping

The following documents are maintained onsite for two years and in an easily accessible place for another three years:

1. A copy of all policies and procedures maintained by LMCM during the applicable period relating to proxy voting;

2. A copy of each proxy statement received regarding client securities (LMCM intends to rely on the availability of such documents through the Securities and Exchange Commission’s EDGAR database);

3. A record of each vote cast by LMCM on behalf of a client (LMCM has an agreement with ISS whereby ISS has agreed to maintain these records and make them available to LMCM promptly upon request);

4. A copy of each document created by LMCM that was material to making a decision how to vote proxies or that memorializes the basis for such decision.

5. A copy of each written client request for information on how LMCM voted proxies on behalf of such client, and a copy of any written response provided by LMCM to any (written or oral) request for information on how LMCM voted proxies on behalf of such client.

Schedule A

Proxy Voting Guidelines

LMCM maintains these proxy-voting guidelines, which set forth the manner in which LMCM generally votes on issues that are routinely presented. Please note that for each proxy vote LMCM takes into consideration its duty to its clients, the specific circumstances of the vote and all other relevant facts available at the time of the vote. While these guidelines provide the framework for voting proxies, ultimately proxy votes are cast on a case-by-case basis. Therefore actual votes for any particular proxy issue may differ from the guidelines shown below.

Four principal areas of interest to shareholders:

1) Obligations of the Board of Directors

2) Compensation of management and the Board of Directors

3) Take-over protections

4) Shareholders’ rights

Proxy Issue	LMCM Guideline
BOARD OF DIRECTORS

Independence of Boards of Directors: majority of unrelated directors, independent of management	For

Nominating Process: independent nominating committee seeking qualified candidates, continually assessing directors and proposing new nominees	For

Size and Effectiveness of Boards of Directors: Boards must be no larger than 15 members	For

Cumulative Voting for Directors	For

Staggered Boards	Against

Separation of Board and Management Roles (CEO/Chairman)	Case-by-Case

Compensation Review Process: compensation committee comprised of outside, unrelated directors to ensure shareholder value while rewarding good performance	For

Director Liability & Indemnification: support limitation of liability and provide indemnification	For

Audit Process	For

Board Committee Structure: audit, compensation, and nominating and/or governance committee consisting entirely of independent directors	For

Monetary Arrangements for Directors: outside of normal board activities amts should be approved by a board of independent directors and reported in proxy	For

Fixed Retirement Policy for Directors	Case-by-Case

Ownership Requirement: all Directors have direct and material cash investment in common shares of Company	For

Proposals on Board Structure: (lead director, shareholder advisory committees, requirement that candidates be nominated by shareholders, attendance at meetings)	For

Annual Review of Board/CEO by Board	For

- Continued -

Proxy Issue	LMCM Guideline
Periodic Executive Sessions Without Mgmt (including CEO)	For

Votes for Specific Directors	Case-by-Case

MANAGEMENT AND DIRECTOR COMPENSATION

Stock Option and Incentive Compensation Plans:	Case-by-Case

Form of Vehicle: grants of stock options, stock appreciation rights, phantom shares and restricted stock	Case-by-Case

Price	Against plans whose underlying securities are to be issued at less than 100% of the current market value

Re-pricing: plans that allow the Board of Directors to lower the exercise price of options already granted if the stock price falls or under-performs the market	Against

Expiry: plan whose options have a life of more than ten years	Case-by-Case

Expiry: “evergreen” stock option plans	Against

Dilution:	Case-by-Case-taking into account value creation, commitment to shareholder-friendly policies, etc.

Vesting: stock option plans that are 100% vested when granted	Against

Performance Vesting: link granting of options, or vesting of options previously granted, to specific performance targets	For

Concentration: authorization to allocate 20% or more of the available options to any one individual in any one year	Against

Director Eligibility: stock option plans for directors if terms and conditions are clearly defined and reasonable	Case-by-Case

Change in Control: stock option plans with change in control provisions that allow option holders to receive more for their options than shareholders would receive for their shares	Against

Change in Control: change in control arrangements developed during a take-over fight specifically to entrench or benefit management	Against

Change in Control: granting options or bonuses to outside directors in event of a change in control	Against

Board Discretion: plans to give Board broad discretion in setting terms and conditions of programs	Against

Employee Loans: Proposals authorizing loans to employees to pay for stock or options	Against

Director Compensation: % of directors’ compensation in form of common shares	For

Golden Parachutes	Case-by-Case

Expense Stock Options	For

Severance Packages: must receive shareholder approval	For

- Continued -

Proxy Issue	LMCM Guideline
Lack of Disclosure about Provisions of Stock-based Plans	Against

Reload Options	Against

Plan Limited to a Small Number of Senior Employees	Against

Employee Stock Purchase Plans	Case-by-Case

TAKEOVER PROTECTIONS

Shareholder Rights Plans: plans that go beyond ensuring the equal treatment of shareholders in the event of a bid and allowing the corp. enough time to consider alternatives to a bid	Against

Going Private Transaction, Leveraged Buyouts and Other Purchase Transactions	Case-by-Case

Lock-up Arrangements: “hard” lock-up arrangements that serve to prevent competing bids in a takeover situation	Against

Crown Jewel Defenses	Against

Payment of Greenmail	Against

“Continuing Director” or “Deferred Redemption” Provisions: provisions that seek to limit the discretion of a future board to redeem the plan	Against

Change Corporation’s Domicile: if reason for re-incorporation is to take advantage of protective statutes (anti-takeover)	Against

Poison Pills: receive shareholder ratification	For

Redemption/Ratification of Poison Pill	For

SHAREHOLDERS’ RIGHTS

Confidential Voting by Shareholders	For

Dual-Class Share Structures	Against

Linked Proposals: with the objective of making one element of a proposal more acceptable	Against

Blank Check Preferred Shares: authorization of, or an increase in, blank check preferred shares	Against

Supermajority Approval of Business Transactions: management seeks to increase the number of votes required on an issue above two-thirds of the outstanding shares	Against

Increase in Authorized Shares: provided the amount requested is necessary for sound business reasons	For

Shareholder Proposals	Case-by-Case

Stakeholder Proposals	Case-by-Case

Issuance of Previously Authorized Shares with Voting Rights to be Determined by the Board without Prior Specific Shareholder Approval	Against

“Fair Price” Provisions: Measures to limit ability to buy back shares from particular shareholder at higher-than-market prices	For

Preemptive Rights	For

- Continued -

Proxy Issue	LMCM Guideline
Actions altering Board/Shareholder Relationship Require Prior Shareholder Approval (including “anti-takeover” measures)	For

Allow Shareholder action by written consent	For

Allow Shareholders to call Special Meetings	For

Social and Environmental Issues	As recommended by Company Management

Reimbursing Proxy Solicitation Expenses	Case-by-Case